As filed with the Securities and Exchange Commission on February 25, 2008

                                                              File No.333-137802
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 3

                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         PHL VARIABLE INSURANCE COMPANY
                    ---------------------------------------
             (Exact name of registrant as specified in its charter)

        CONNECTICUT                           6311                          06-1045829
       -------------                       ----------                      ------------
(State or other jurisdiction of    (Primary Standard Industrial            (IRS Employer
incorporation or organization)      Classification Code Number)        Identification Number)

                                ONE AMERICAN ROW
                               HARTFORD, CT 06102
                                 (800) 447-4312
                    ---------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               JOHN H. BEERS, ESQ.
                         PHL VARIABLE INSURANCE COMPANY
                                ONE AMERICAN ROW
                             HARTFORD, CT 06102-5056
                                 (860) 403-5050
                    ---------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

  February 25, 2008 or as soon as practicable after the registration statement becomes effective.
                    ---------------------------------------
          (Approximate date of commencement of proposed sale to public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                                     CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                   Proposed maximum        Proposed maximum
        Title of each class of                Amount to be         offering price per      aggregate offering         Amount of
      securities to be registered              registered                 unit                   price             registration fee
------------------------------------------------------------------------------------------------------------------------------------

Interests in group annuity                         *                       *                 $16,000,000.00           $1,712.00**

------------------------------------------------------------------------------------------------------------------------------------

* The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable in that these contracts are not issued in predetermined amounts or units.

** Registration fee paid concurrently with the filing of the Registrant's initial Registration Statement on October 4, 2006.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


================================================================================
                 PHOENIX GUARANTEED RETIREMENT INCOME SOLUTIONS

               AN INSURANCE GUARANTEE OFFERED TO ADVISORY CLIENTS

                      OF LOCKWOOD CAPITAL MANAGEMENT, INC.

                    ISSUED BY PHL VARIABLE INSURANCE COMPANY
================================================================================

THE PHOENIX GUARANTEED RETIREMENT INCOME SOLUTIONS ("GRIS") DESCRIBED IN THIS PROSPECTUS IS AN INSURANCE CERTIFICATE OFFERED TO INVESTMENT ADVISORY CLIENTS OF LOCKWOOD CAPITAL MANAGEMENT, INC. ("LCM") WHO HAVE ESTABLISHED A LOCKWOOD INVESTMENT STRATEGIES ("LIS") ACCOUNT WITH CERTAIN MODEL PORTFOLIOS ELIGIBLE FOR THE GRIS (REFERRED TO AS AN "ACCOUNT"). SUBJECT TO CERTAIN CONDITIONS, THE GRIS GUARANTEES PREDICTABLE LIFETIME INCOME PAYMENTS REGARDLESS OF THE ACTUAL PERFORMANCE OR VALUE OF A CLIENT'S ACCOUNT.

THIS PROSPECTUS PROVIDES IMPORTANT INFORMATION THAT A PROSPECTIVE PURCHASER OF A GRIS SHOULD KNOW BEFORE INVESTING. PLEASE RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The GRIS is issued by PHL Variable Insurance Company. It is not a bank deposit guaranteed by any bank or by the Federal Deposit Insurance Corporation or any other government agency. A purchase of the GRIS is subject to certain risks. Please see the "Risk Factors" section on page ___.


THE GRIS IS NOVEL AND INNOVATIVE. TO DATE, THE TAX CONSEQUENCES OF THE GRIS HAVE NOT BEEN ADDRESSED IN ANY PUBLISHED AUTHORITIES. However, we believe that, in general, (i) the tax treatment of transactions involving investments in your Account more likely than not will be the same as in the absence of the GRIS, and
(ii) assuming that the GRIS is an annuity contract for tax purposes, which is how we intend to treat it for Federal tax reporting purposes, payments under the GRIS should be treated as ordinary income that is taxable to the extent provided under the tax rules for annuities. We are aware the Internal Revenue Service currently has these issues under consideration in relation to products similar to the GRIS and we understand that it has not reached conclusions on these issues. It is possible that the Internal Revenue Service could reach conclusions that are different than those stated herein. We can provide no assurances, however, that the Internal Revenue Service will agree with the foregoing interpretations of the expected tax treatment or that a court would agree with these interpretations if the Internal Revenue Service challenged them. You should consult tax advisor before purchasing your GRIS. See "Taxation of the GRIS" at page___ for a discussion of the tax consequences of the GRIS.

PHL Variable Insurance Company will offer the GRIS through its affiliate, Phoenix Equity Planning Corporation ("PEPCO"), which is the principal underwriter. The GRIS is offered only to LCM investment advisory clients. Prospective purchasers may apply to purchase a GRIS only through a LCM affiliated broker-dealer. A LCM affiliated broker-dealer has entered into a selling agreement with PEPCO in order to offer the GRIS to investment advisory clients of LCM.

                         PHL VARIABLE INSURANCE COMPANY
                                One American Row
                                   PO Box 5056
                             Hartford, CT 06102-5056
                                TEL. 800/417-4769


PROSPECTUS DATED ___, 2008

                                TABLE OF CONTENTS

Heading                                                                     Page
================================================================================

PHOENIX GUARANTEED RETIREMENT INCOME SOLUTIONS..................................
SUMMARY OF THE CERTIFICATE......................................................
     How Does the Guarantee Work?...............................................
     What Does the GRIS Cost?...................................................

INCORPORATION BY REFERENCE......................................................
RISK FACTORS....................................................................
THE CERTIFICATE.................................................................
1.   Purchasing a GRIS..........................................................
     How Do You Purchase A GRIS?................................................
     What If You Want To Purchase A GRIS For Your Individual
         Retirement Account?....................................................
2.   How Does Your Certificate Work?............................................
3.   Lockwood Capital Management and Lockwood Investment Strategies.............
     About LCM..................................................................
     About LIS..................................................................
     How Does the GRIS Relate To Your Account?..................................
     How Will LCM Manage Your Investments in the Account if You Purchase
         a GRIS?...........................................
     What Happens if LCM Manages Your Account in a Manner Unacceptable to Us?... What Happens if Your Contributions, Withdrawals or Other Actions Cause
         the Investments in Your Account to Fall Outside the Parameters?........
     What Happens if the Value of Your Account Is Too Low for LCM to Invest
         within the Parameters?.................................................
     Why Will Your Guarantee Terminate if LCM Does Not Manage Your Account
         Within the Parameters?.................................................
4.   Annual GRIS Fee............................................................
5.   Withdrawals From Your Account..............................................
     How Should You Structure Withdrawals From Your Account?....................
     How Do You Know When You Have Reached Your "Retirement Income Date" and

         Can Start Taking Permissible Withdrawals That Will Not Reduce the
         Potential Benefit of Your GRIS?........................................

     How Much Should You Withdraw From Your Account Each Year?..................
     How Do You Calculate How Much You Have Left To Withdraw In Any Calendar
         Year Without Reducing Your Retirement Income Base?.....................
     Withdrawals Prior to the Retirement Income Date............................
     Withdrawals On or After the Retirement Income Date.........................
     The Importance of Managing Your Withdrawals................................
     The Importance of Considering When to Start Making Withdrawals.............
6.   Retirement Income Amount...................................................
     How Is Your "Retirement Income Amount" Calculated?.........................
     Can Your Retirement Income Amount Decrease?................................
     Can Your Retirement Income Amount Increase?................................
7.   Increases In Your Retirement Income Base...................................
     Increases From Additional Contributions To Your Account....................
     Increases As A Result Of The Annual Optional Increase......................

Heading                                                                     Page
================================================================================

GRIS PAYMENTS AFTER THE RETIREMENT INCOME DATE..................................
PAYMENTS AFTER THE ACCOUNT VALUE IS REDUCED TO $0...............................

     If Your Account Value is Reduced To $0 As A Result of Withdrawals
         Within The Limits Of The GRIS And/Or Poor Investment Performance,
         How Are Your Continuing Income Payments Calculated?....................
     What If You Die Before Your LIS Investments Are Reduced to $0?.............
GENERAL INFORMATION.............................................................
DETERMINING WHETHER A GRIS IS RIGHT FOR YOU.....................................
DIVORCE OF JOINT SPOUSAL OWNERS OF A GRIS.......................................
TERMINATION OF THE GRIS.........................................................
MISCELLANEOUS PROVISIONS........................................................
Periodic Communications to Certificateowners....................................
Amendments to the Certificate...................................................
Assignments.....................................................................
TAXATION OF THE GRIS............................................................
Non-Qualified GRIS..............................................................
Qualified GRIS..................................................................
DEFINITIONS.....................................................................
DESCRIPTION OF PHL VARIABLE.....................................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
    OF OPERATIONS......................................
DIRECTORS AND OFFICERS OF PHL VARIABLE..........................................
EXECUTIVE COMPENSATION AND MANAGEMENT OWNERSHIP OF PNX SHARES...................
THE PHOENIX COMPANIES, INC. - LEGAL PROCEEDINGS ABOUT COMPANY SUBSIDIARIES......
DISTRIBUTOR.....................................................................
SELLING FIRM....................................................................
LEGAL MATTERS...................................................................
EXPERTS.........................................................................
ANNUAL STATEMENTS...............................................................
APPENDIX A: PHL VARIABLE INSURANCE COMPANY RATINGS..............................
APPENDIX B: LIFETIME PAYMENT OPTION.............................................
Misstatements...................................................................
Taxation of the Lifetime Payment Option.........................................

             PHOENIX GUARANTEED RETIREMENT INCOME SOLUTIONS ("GRIS")
================================================================================

CERTAIN TERMS USED IN THIS PROSPECTUS HAVE SPECIFIC AND IMPORTANT MEANINGS. YOU WILL FIND IN THE BACK OF THIS PROSPECTUS A LISTING OF ALL OF THE TERMS AND THE PAGE ON WHICH THE MEANING OF EACH TERM IS EXPLAINED.

"GRIS" OR "GRIS CERTIFICATE" MEANS THE PHOENIX GUARANTEED RETIREMENT INCOME SOLUTIONS CERTIFICATE DESCRIBED IN THIS PROSPECTUS. THE GROUP CONTRACT IS ISSUED TO LCM, WHILE THE GRIS CERTIFICATES ARE ISSUED TO CLIENTS OF LCM WHO ELECT TO PURCHASE THE GRIS.

"WE" OR "US" MEANS PHL VARIABLE INSURANCE COMPANY. "YOU" OR "YOURS" MEANS THE OWNER (OR, IF APPLICABLE, THE JOINT SPOUSAL OWNERS) OF A GRIS CERTIFICATE DESCRIBED IN THIS PROSPECTUS.

"ACCOUNT" MEANS YOUR LOCKWOOD INVESTMENT STRATEGIES INVESTMENT ADVISORY ACCOUNT WITH LOCKWOOD CAPITAL MANAGEMENT, INC., IF YOUR ACCOUNT IS ELIGIBLE FOR THE GRIS.

IT IS IMPORTANT FOR YOU TO UNDERSTAND HOW THE GRIS WORKS AND YOUR RIGHTS AND OBLIGATIONS UNDER THE GRIS. WE HAVE TRIED TO ANTICIPATE SOME OF THE QUESTIONS YOU MAY HAVE WHEN READING THE PROSPECTUS. YOU WILL FIND THESE QUESTIONS AND CORRESPONDING EXPLANATIONS THROUGHOUT THE PROSPECTUS.

                               SUMMARY OF THE GRIS
================================================================================

THE FOLLOWING IS A SUMMARY OF THE GRIS. YOU SHOULD READ THE ENTIRE PROSPECTUS.

The Guaranteed Retirement Income Solutions ("GRIS") is an insurance certificate offered to investment advisory clients of Lockwood Capital Management, Inc. ("LCM") who have opened a Lockwood Investment Strategies ("LIS") account. There are three model portfolios eligible for use with the GRIS. If you purchase a GRIS, your assets will be invested in accordance with the model portfolio you select. Your assets will be held in a brokerage account that is referred to as your "Account" in this prospectus. The GRIS is designed for LCM clients who intend to use the investments in their Account as the basis for a withdrawal program to provide income payments for retirement or other long-term purposes.


Subject to certain conditions, the GRIS ensures predictable lifetime income payments by providing continuing income payments if your Account value is reduced to $0 by withdrawals (if such withdrawals are limited in accordance with the terms of the GRIS certificate) and/or poor investment performance while you (or, if you have purchased the Spousal Income Guarantee, you and your spouse) are living. There is an annual fee for the GRIS. The limitations on the amount and timing of withdrawals are discussed below. There is a $250,000 minimum required to open an Account.


HOW DOES THE GRIS WORK?


The GRIS provides continuing lifetime income payments if your Account value is reduced to $0 by withdrawals (within the limits of the certificate) and/or poor investment performance. The GRIS has no cash value. Subject to certain conditions, continuing lifetime income payments will begin if, and when, your Account value is reduced to $0 while you (or, if you have purchased the Spousal Income Guarantee, you and your spouse) are still living.

     o You can apply to purchase a GRIS when you open your Account or at any time thereafter. When you purchase a GRIS, we establish a "Retirement Income Base" for you. To be covered by the GRIS, the assets in your Account must be "Covered Assets," meaning that they must be invested in accordance with one of the three model portfolios established by LCM. The amount of your Retirement Income Base is equal to your Account value on the certificate effective date. The Retirement Income Base may increase each time you make additional contributions to your Account or you exercise the Annual Optional Increase on any certificate anniversary date.

     o THERE IS A RISK THAT THE FIRST LIS PROGRAM FEE AND FINANCIAL ADVISOR CONSULTING FEE (COLLECTIVELY, THE "LIS INCEPTION FEE") WILL BE DEDUCTED FROM YOUR ACCOUNT BEFORE THE GRIS CERTIFICATE EFFECTIVE DATE AND THEREFORE YOUR RETIREMENT INCOME BASE WILL BE LESS THAN THE DOLLAR AMOUNT OF YOUR INITIAL CONTRIBUTION INTO YOUR ACCOUNT. IF THE LIS INCEPTION FEE, HOWEVER, IS DEDUCTED ON OR AFTER THE GRIS EFFECTIVE DATE, THEN THE LIS PROGRAM FEE AND THE FINANCIAL ADVISOR CONSULTING FEE UP TO 1.00% OF YOUR RETIREMENT INCOME BASE WILL NOT BE TREATED AS WITHDRAWALS UNDER THE GRIS CERTIFICATE AND WILL NOT REDUCE YOUR RETIREMENT INCOME BASE. WE THEREFORE RECOMMEND FUNDING YOUR ACCOUNT WITH CASH NO MORE THAN THREE BUSINESS DAYS PRIOR TO THE FIFTEENTH DAY OF THE MONTH, IN WHICH CASE THE LIS INCEPTION FEE WILL BE TAKEN AFTER THE GRIS CERTIFICATE EFFECTIVE DATE.


     o It is important to note that the GRIS has no cash value. Rather, you own the assets in your Account.


     o You may take withdrawals from your Account at any time and in any amount. (As with any investment account, you must liquidate investments to provide for withdrawals.) However, any withdrawals before the Retirement Income Date, which is the later of the certificate effective date or your 65th birthday (or, if you own your certificate jointly with your spouse, the younger spouse's 65th birthday) and any withdrawals in excess of 5% of your Retirement Income Base during any calendar year on or after the Retirement Income Date, will reduce your Retirement Income Base. Such reductions in your Retirement Income Base will, in turn, reduce the potential benefit of your GRIS certificate. To obtain the maximum potential benefit from your GRIS under your specific circumstances, you should consider whether to wait until the Retirement Income Date to begin taking withdrawals and thereafter limit your annual withdrawals to 5% of your Retirement Income Base during any calendar year. Withdrawals from an Account that is an Individual Retirement Account ("IRA") may be subject to Federal tax consequences. You should consult a tax advisor before taking a withdrawal from your Individual Retirement Account.

     o On or after the Retirement Income Date, in the event that your Account value is reduced to $0 by withdrawals (within the limits of the certificate) and/or poor investment performance, PHL Variable Insurance Company will continue paying lifetime income payments in the amount of 5% of the Retirement Income Base each calendar year, until you (or, if you have purchased the Spousal Income Guarantee, you and your spouse) die.

     o Lifetime income payments under your GRIS are "contingent" because they are triggered only if the withdrawals (within the limits of the certificate) and/or poor investment performance reduce your Account value to $0 within your lifetime (or, if you have purchased the Spousal Income Guarantee, your and your spouse's lifetime). If this contingency does not occur, you will never receive any payments from us and your guarantee will have no value.

================================================================================
EXAMPLE:

 A basic illustration of how the GRIS works is provided below. More detailed examples are provided throughout this prospectus. The illustration assumes that you apply to purchase a GRIS the same time you open your Account. You are 55 years old. You indicate that you will be the sole owner of the Account. Your Retirement Income Base will equal your Account value on the certificate effective date. On the certificate effective date your Account value is $500,000, so your Retirement Income Base will equal $500,000. You do not make additional contributions after the certificate effective date.


 You wait ten years until you reach your Retirement Income Date before you begin to take withdrawals from your Account to provide income payments for your retirement (or other long-term purposes). Your Account appreciates over this ten-year period, but because you do not make any additional contributions to your Account or exercise the Annual Optional Increase on any certificate anniversary date, your Retirement Income Base remains at $500,000. You begin taking annual systematic withdrawals from your Account in the amount of $25,000, your Retirement Income Amount. Your Retirement Income Amount is equal to 5% of your Retirement Income Base and represents the maximum amount that may be withdrawn annually without reducing your Retirement Income Base on or after the Retirement Income Date.


 You continue to take annual withdrawals from your Account of $25,000 a year until you are 85 years old, by which time you have completely liquidated your Account due to the combined impact of the annual withdrawal of the Retirement Income Amount and a prolonged market downturn. Although your Account value has been reduced to $0, your annual income payments of $25,000 continue because we begin paying you lifetime income payments equal to your Retirement Income Amount of 5% of the Retirement Income Base. These payments continue until your death which, for purposes of this illustration, is assumed to be at age 95.

[GRAPHIC OMITTED]

================================================================================

WHAT DOES THE GRIS COST?


When you purchase your GRIS you are required to pay an annual fee that is payable, quarterly in advance, to us on the first day of each calendar quarter. There are two versions of the GRIS: the Individual Income Guarantee and the Spousal Income Guarantee. If you and your spouse jointly purchase a GRIS, you will be charged the fee for the Spousal Income Guarantee, which is higher than the fee for the Individual Income Guarantee. The GRIS fee is a percentage of the Retirement Income Base. As of the date of this prospectus, the GRIS fee percentage (which is calculated quarterly as a percentage of Retirement Income
Base), on an annual basis, is:


                                     CURRENT ANNUAL GRIS FEE       MAXIMUM FEE
                                     -----------------------       -----------


Individual Income Guarantee                   1.25%                   5.00%
Spousal Income Guarantee                      1.45%                   5.00%


The fee percentage will never be greater than 5% of the Retirement Income Base, even in the case of Individual Retirement Accounts.

For a complete description of the Annual GRIS Fee including its effect on additional contributions and the Annual Optional Increase, see Annual GRIS Fee, pages ____.


In addition to the GRIS fees, your Account will also be charged the LIS Program fee, a financial advisor consulting fee, and any fees associated with the underlying investments held in your Account. The LIS Program fee is the fee you agreed to pay LCM for managing your Account which includes the LCM advisory fee, a sponsor fee, the administrative fee, and the clearing and custody fee. The LIS Program fee would be charged in the absence of the GRIS certificate. The financial advisor consulting fee is the fee charged by your financial adviser for providing you with financial advice regarding your investments. Fees may also arise from the underlying investments held in your Account, such as mutual fund fees if your Account holds mutual fund shares.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. We can disclose important information to you by referring you to those documents. This prospectus incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2006 and the Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007.

You may request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing to the Company at Investor Relations One American Row P.O. Box 5056 Hartford, CT 06102-5056, telephoning the Company at 800-490-4258. You may also access the incorporated documents at our website: http://www.phoenixwm.com.

The Company electronically files its Annual Report on Form 10-K, as well its Quarterly Reports on Form 10-Q, with the SEC. The SEC maintains a website that contains reports, information statements, and other information regarding issuers that file electronically with the SEC; the address of the website is http://www.sec.gov. The public may also read and copy any material we file with the SEC at the SEC's

Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.


                                  RISK FACTORS
================================================================================

GRIS LIFETIME INCOME PAYMENTS


     o The assets in your Account must be invested in accordance with one of the three eligible asset allocation models or strategies to be covered by GRIS. IF AT ANY TIME, FOR ANY REASON, 100% OF YOUR ACCOUNT INVESTMENTS ARE NOT INVESTED IN ACCORDANCE WITH THE PARAMETERS, REGARDLESS OF WHETHER YOU OR SOMEONE ELSE WAS RESPONSIBLE FOR THE INVESTMENT DECISION THAT CAUSED YOUR ACCOUNT TO FALL OUTSIDE THE PARAMETERS, YOUR GRIS WILL TERMINATE FIVE BUSINESS DAYS AFTER THE ACCOUNT IS INVESTED IN A MANNER INCONSISTENT WITH THE PARAMETERS, AND YOU WILL LOSE YOUR BENEFITS UNDER THE GRIS. The asset allocation strategies underlying the model portfolios eligible for GRIS are designed to provide steady returns that limit both upside and downside potential thereby minimizing the risk to the Company that your Account value will be reduced to $0 before you die, and that the Company would therefore be obligated to begin making lifetime income payments to you (subject to the conditions described in this Prospectus). Accordingly, a significant risk against which the GRIS protects, i.e., that your Account value will be reduced to $0 by withdrawals (within the limits of the certificate) and/or poor investment performance and that you live beyond the age when your Account value is reduced to $0, may be minimal.


     o BECAUSE THE ASSET ALLOCATION STRATEGIES AND THE LIMITS ON THE AMOUNT YOU MAY WITHDRAW ANNUALLY WITHOUT REDUCING YOUR RETIREMENT INCOME BASE LESSEN THE RISK THAT YOUR ACCOUNT VALUE WILL BE REDUCED TO $0 WHILE YOU ARE STILL ALIVE, THERE IS A LOW PROBABILITY THAT WE WILL MAKE ANY PAYMENTS TO YOU UNDER YOUR GRIS.

     o The GRIS is designed to protect you from outliving the assets in your Account. If you terminate the GRIS or die before your Account value is reduced to $0 by withdrawals (within the limits of the certificate) and/or poor investment performance, neither you nor your estate will receive any payments from us under your GRIS, nor will your GRIS provide for any cash value build-up to provide income payments.

     o If your Account value is reduced to $0 by withdrawals (within the limits of the certificate) and/or poor investment performance while you are still living, and you therefore receive lifetime income payments from us under your GRIS, there is a risk that the total amount of the lifetime income payments you receive will not exceed the total GRIS fees you have paid.

TAX CONSEQUENCES


     o The GRIS is novel and innovative. To date, the tax consequences of the GRIS have not been addressed in any published authorities. We intend to treat your GRIS as an annuity contract in reporting taxable income attributable to the GRIS to you and to the Internal Revenue Service. Assuming the GRIS is correctly treated as an annuity contract for tax purposes, any GRIS payments made to you after your Account value has been reduced to $0 will be ordinary income to you that is taxable to the extent provided under the tax rules for annuities. We believe that, in general, the tax treatment of transactions involving investments in your LIS Account more likely than not will be the same as it would be in the absence of the GRIS. WE ARE AWARE THE INTERNAL REVENUE SERVICE CURRENTLY HAS THESE ISSUES UNDER CONSIDERATION IN RELATION TO PRODUCTS SIMILAR TO THE GRIS AND WE UNDERSTAND THAT IT HAS NOT REACHED CONCLUSIONS ON THESE ISSUES. IT IS POSSIBLE THAT THE INTERNAL REVENUE SERVICE COULD REACH CONCLUSIONS THAT ARE DIFFERENT THAN THOSE STATED HEREIN. WE CAN PROVIDE NO ASSURANCES, HOWEVER, THAT THE

         INTERNAL REVENUE SERVICE WILL AGREE WITH THE FOREGOING INTERPRETATIONS OF LAW OR THAT A COURT WOULD AGREE WITH THESE INTERPRETATIONS IF THE INTERNAL REVENUE SERVICE CHALLENGED THEM. YOU SHOULD CONSULT A TAX ADVISOR BEFORE PURCHASING YOUR GRIS. See "Taxation of the GRIS" at page____ for a discussion of the tax consequences


FINANCIAL STRENGTH OF PHL VARIABLE INSURANCE COMPANY

     o The GRIS is not a separate account product. This means that the assets supporting the GRIS are not held in a segregated account for the exclusive benefit of GRIS certificateholders and are not insulated from the claims of the Company's third party creditors. Your lifetime income payments (if any) will be paid from our general account and, therefore, are subject to our claims paying ability.


         Currently, the financial strength of PHL Variable Insurance Company is rated by four nationally recognized statistical rating organizations ("NRSRO"), ranging from excellent and strong to good and strong. These ratings are set forth in Appendix A. The ratings for PHL Variable Insurance Company reflect the NRSROs' opinions that PHL Variable Insurance Company has either an excellent and strong ability to meet its ongoing obligations, or a good and strong ability to meet its ongoing obligations. A good and strong rating means that PHL Variable Insurance Company may be more vulnerable than higher rated companies to encounter adverse business conditions which may impair its ability to meet its ongoing obligations. The NRSRO ratings are not specific to the GRIS certificate and your lifetime income payments, if any. You may obtain information on our financial condition by reviewing Form 10-K, the Annual Report pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2006, which is incorporated by reference into this prospectus. See ____, page

         ----.


INCREASES TO YOUR RETIREMENT INCOME BASE

     o Your Retirement Income Base does not automatically increase when the assets in your Account appreciate in value. Your Retirement Income Base only increases if you make additional contributions to your Account or you exercise the Annual Optional Increase on a certificate anniversary date (and potentially thereafter pay higher GRIS fees). Therefore, there is a risk that your Retirement Income Base will not increase while you own your GRIS.

WITHDRAWALS


     o If you make any withdrawals from your Account before your Retirement Income Date, or you make withdrawals on or after your Retirement Income Date that exceed your Retirement Income Amount, the amount of lifetime income payments that you could receive under your GRIS, if any, may be reduced. Accordingly, withdrawals must be carefully managed to avoid decreasing the amount of your Retirement Income Base and Retirement Income Amount or causing a termination of your GRIS that may not be in your best interests. However, due to the long-term nature of the GRIS, there is a risk that you may need funds prior to your Retirement Income Date, or in an amount in excess of your Retirement Income Amount on or after your Retirement Income Date, and that if you do not have sources of income other than your Account available, you may need to make withdrawals from your Account that will reduce the amount of any lifetime income benefit payments you may receive under your GRIS.

     o YOU SHOULD BE AWARE THAT ANY SALE, EXCHANGE OR TRANSFER OF YOUR INVESTMENTS IN THE ACCOUNT TO PAY FEES OTHER THAN THE GRIS FEE, THE LIS PROGRAM FEE, AND THE FINANCIAL ADVISOR CONSULTING FEE WILL BE TREATED AS WITHDRAWALS FROM YOUR ACCOUNT, WHICH MAY DECREASE THE AMOUNT OF YOUR RETIREMENT INCOME BASE AND RETIREMENT INCOME AMOUNT. IN ADDITION, IF THE FINANCIAL ADVISOR CONSULTING FEE EQUALS AN AMOUNT GREATER THAN 1.00% OF YOUR RETIREMENT INCOME BASE, THEN ANY SALE, EXCHANGE, OR TRANSFER OF YOUR ACCOUNT INVESTMENTS TO PAY THE PORTION OF THE FINANCIAL ADVISOR CONSULTING FEE THAT EXCEEDS 1.00% OF YOUR RETIREMENT INCOME BASE WILL BE TREATED AS A WITHDRAWAL FROM YOUR ACCOUNT. THE GRIS FEE IS THE FEE THAT WE CHARGE YOU FOR THE BENEFITS GUARANTEED TO YOU UNDER THE GRIS CERTIFICATE. THE LIS PROGRAM FEE IS THE FEE CHARGED FOR THE GRIS AND WOULD BE CHARGED EVEN IN THE ABSENCE OF THE GRIS CERTIFICATE. FOR MORE INFORMATION ON THE LIS PROGRAM FEE, PLEASE SEE THE SCHEDULE H TO THE LCM FORM ADV. THE SCHEDULE H MAY BE OBTAINED BY WRITING TO LCM AT 10 VALLEY STREAM PARKWAY, MALVERN, PA 19355 OR BY CALLING 1-800-208-0197. THE FINANCIAL ADVISOR CONSULTING FEE IS THE ASSET-BASED FEE PAID TO YOUR FINANCIAL ADVISOR FOR PROVIDING YOU FINANCIAL ADVICE REGARDING YOUR INVESTMENTS. YOU SHOULD NOTE THAT THERE IS NO PROVISION UNDER THE GRIS TO CURE ANY DECREASE IN THE AMOUNT OF YOUR RETIREMENT INCOME BASE AND RETIREMENT INCOME AMOUNT DUE TO WITHDRAWALS.

     o IF YOU TAKE ANY WITHDRAWALS FROM YOUR ACCOUNT BEFORE THE RETIREMENT INCOME DATE OR WITHDRAW AN AMOUNT FROM YOUR ACCOUNT IN EXCESS OF THE RETIREMENT INCOME AMOUNT IN ANY CALENDAR YEAR ON OR AFTER THE RETIREMENT INCOME DATE, YOU WILL REDUCE YOUR RETIREMENT INCOME BASE IN THE SAME PROPORTION AS YOU HAVE REDUCED YOUR ACCOUNT VALUE BY THE WITHDRAWALS. YOUR GUARANTEE DOES NOT REQUIRE US TO WARN YOU OR PROVIDE YOU WITH NOTICE REGARDING POTENTIALLY ADVERSE CONSEQUENCES THAT MAY BE ASSOCIATED WITH ANY WITHDRAWALS OR OTHER TYPES OF TRANSACTIONS INVOLVING YOUR ACCOUNT VALUE. MOREOVER, THE EXTENT TO WHICH YOUR RETIREMENT INCOME BASE MAY DECREASE MAY BE AFFECTED BY OTHER FACTORS, SUCH AS TAKING ONE OR MORE EXCESS WITHDRAWALS IN A CALENDAR YEAR. YOU SHOULD CAREFULLY MONITOR YOUR RETIREMENT INCOME BASE AT ALL TIMES AS WELL AS THE AMOUNT OF ANY WITHDRAWALS. YOU MAY CALL US AT 1-800-208-0197 FOR INFORMATION ABOUT YOUR RETIREMENT INCOME BASE.

     o On or After the Retirement Income Date, the longer you wait to start making withdrawals from your Account, the less likely you will benefit from your GRIS because of decreasing life expectancy. Conversely, the longer you wait to begin making withdrawals, the more opportunities you will have to lock in any appreciation of your Account value by exercising the Annual Optional Increase. You should, of course, carefully consider when to begin making withdrawals, but there is a risk that you will not begin making withdrawals at the most financially beneficial time for you.

o If, on or after the Retirement Income Date, you do not withdraw the entire Retirement Income Amount in any calendar year, you ARE NOT permitted to increase the Retirement Income Amount by the amount not withdrawn in the prior calendar year in the next calendar year. Any withdrawals, individually or in the aggregate, in excess of the Retirement Income Amount in any calendar year will reduce your Retirement Income Base.


ASSET ALLOCATION STRATEGIES IN THE ACCOUNT

     o The three asset allocation strategies eligible for coverage under the GRIS are generally designed to provide consistent returns thereby minimizing the risk to the Company that your Account value will be reduced to $0, which would obligate the Company to make lifetime income payments to you until death. In minimizing the Company's payout risk, the asset allocation strategies may also limit the potential for your investments to appreciate. You may earn a higher rate of return with an asset allocation strategy not eligible for coverage under the GRIS.


         LCM will invest the assets in your Account in accordance with the asset allocation strategy you select, subject to its suitability review. LCM has agreed to certain investment parameters for the strategies eligible for use with the GRIS. IF AT ANY TIME, FOR ANY REASON, 100% OF YOUR ACCOUNT INVESTMENTS ARE NOT INVESTED IN ACCORDANCE WITH THE PARAMETERS, REGARDLESS OF WHETHER YOU OR SOMEONE ELSE WAS RESPONSIBLE FOR THE INVESTMENT DECISION THAT CAUSED YOUR ACCOUNT TO FALL OUTSIDE THE PARAMETERS, YOUR GRIS WILL TERMINATE FIVE BUSINESS DAYS AFTER THE ACCOUNT IS INVESTED IN A MANNER INCONSISTENT WITH THE PARAMETERS, AND YOU WILL LOSE YOUR BENEFITS UNDER THE GRIS.


     o If you become dissatisfied with the asset allocation strategy in accordance with which the assets in your Account are invested and you make withdrawals to invest in another investment account or other asset allocation strategy not eligible for use with the GRIS, withdrawals may reduce the Retirement Income Base and Retirement Income Amount. In addition, such withdrawals may have tax consequences. See "Taxation of the GRIS" at page____ for a discussion of the tax consequences of the GRIS.

TIMING ISSUES

     o When you first purchase your GRIS, the Retirement Income Base is determined on the fifteenth day of the month or the next business day thereafter if the fifteenth day falls on a weekend or is a holiday, after (i) you open and deposit cash or assets LCM determines can be Covered Assets into your Account AND (ii) your GRIS application is accepted by us. Covered Assets are brokerage account assets that are invested in accordance with one of the Asset Allocation Strategies or in some instances invested in cash. There is a risk that the value of your initial contribution into your Account will decrease before the GRIS certificate effective date and therefore your Retirement Income Base will be less than the dollar amount of your initial contribution due to the timing of the account opening process.


     o THERE IS A RISK THAT THE FIRST LIS PROGRAM FEE AND FINANCIAL ADVISOR CONSULTING FEE (COLLECTIVELY, THE "LIS INCEPTION FEE") WILL BE DEDUCTED FROM YOUR ACCOUNT BEFORE THE GRIS CERTIFICATE EFFECTIVE DATE AND THEREFORE YOUR RETIREMENT INCOME BASE WILL BE LESS THAN THE DOLLAR AMOUNT OF YOUR INITIAL CONTRIBUTION INTO YOUR ACCOUNT. IF THE LIS INCEPTION FEE, HOWEVER, IS DEDUCTED ON OR AFTER THE GRIS EFFECTIVE DATE, THEN THE LIS PROGRAM FEE AND THE FINANCIAL ADVISOR CONSULTING FEE UP TO 1.00% OF YOUR RETIREMENT INCOME BASE WILL NOT BE TREATED AS WITHDRAWALS UNDER THE GRIS CERTIFICATE AND WILL NOT REDUCE YOUR RETIREMENT INCOME BASE. WE THEREFORE RECOMMEND FUNDING YOUR ACCOUNT WITH CASH NO MORE THAN THREE BUSINESS DAYS PRIOR TO THE FIFTEENTH DAY OF THE MONTH, IN WHICH CASE THE LIS INCEPTION FEE WILL BE TAKEN AFTER THE GRIS CERTIFICATE EFFECTIVE DATE.

     o If you contribute additional assets to your Account (after you first purchase your GRIS) and the assets are not Covered Assets, then these assets will not be eligible for the GRIS as an additional contribution until they are Covered Assets which must be within the Liquidation Period. The Liquidation Period is the period within which you will be required to liquidate and reinvest your assets as necessary so that they are Covered Assets or transfer the assets out of the Account into another account. The Liquidation Period is currently thirty calendar days. If LCM determines that the assets cannot be Covered Assets then the assets will be refunded to the client or remain in the Account and not be eligible for the GRIS.

     o If you purchase a GRIS and your Account value decreases to $0 prior to the Retirement Income Date, we are not required to begin making lifetime payments (if any) to you until one month after your Retirement Income Date. If you (or, if you have purchased the Spousal Income Guarantee, both you and your surviving spouse) die before the Retirement Income Date, your GRIS will terminate and you will receive no lifetime income payments from us and your GRIS will terminate without any value.

     o On or after the Retirement Income Date, we calculate the Retirement Income Amount as 5% of the Retirement Income Base as of January 1 of each calendar year. If you make additional contributions or exercise the Annual Optional Increase on a particular date each calendar year, your Retirement Income Base will be increased on that date, in a proportionate amount, based on the amount of the contribution or increase and the number of days left in that calendar year. If you make contributions or exercise the Annual Optional Increase, you should be aware that your Retirement Income Amount will change and there is a risk you will inadvertently reduce your Retirement Income Base due to an excessive withdrawal.


GRIS FEE


     o There is a risk that the GRIS fee percentage that will be applied to any increases in your Retirement Income Base resulting from additional contributions to your Account and/or exercise of the Annual Optional Increase will be a higher percentage than your current GRIS fee percentage. For example, the GRIS fee percentage applicable after the exercise of the Annual Optional Increase may be 1.35% as opposed to a current GRIS fee percentage of 1.25%. In such case, the GRIS fee applicable to all of the assets in your Account will increase to 1.35%. You should carefully consider the possibility of an increased GRIS fee before you purchase a GRIS.


DIVORCE

     o Two spouses may purchase the Spousal Income Guarantee version of the GRIS to provide predictable lifetime income payments for both spouses by providing continuing income payments if the investments in the spouses' jointly-owned Account are reduced to $0 by withdrawals (within the limits of the certificate) and/or poor investment performance before both spouses die. There is a risk that if two spouses purchase a Spousal Income Guarantee version of the GRIS and subsequently determine to obtain a divorce, such divorce could result in a loss of part or all of the income protection provided to each spouse by the GRIS prior to the divorce.

REGULATORY PROTECTIONS


     o The GRIS certificates are the subject of a registration statement filed with the U.S. Securities and Exchange Commission (the "SEC") in accordance with the Securities Act of 1933 (the "Securities Act") and the offering of the GRIS certificates must be conducted in accordance with the requirements of the Securities Act. We are also subject to applicable periodic reporting and other requirements imposed by the Securities Exchange Act of 1934. However, although there is no direct guidance on this issue, the Company intends to treat GRIS payments, beginning if, and when, withdrawals from your Account (within the limits of the Certificate) and/or poor investment performance reduce your Account value to $0 on or after the Retirement Income Date, as paid under a fixed annuity contract that is separate from the GRIS and that is not registered in accordance with, and therefore would not be governed by, the federal securities laws.

     o We are not an investment adviser and do not provide investment advice to you in connection with your GRIS. Therefore, we are not governed by the Investment Advisers Act of 1940 (the "Advisers Act"), and the protections provided by the Advisers Act are not applicable with respect to our sale of the GRIS to you.

USING YOUR ACCOUNT AS COLLATERAL FOR A LOAN

     o The assets in your Account are owned by you, not by us. We have no control over any of the assets in your Account and you may sell such assets at any time in your complete and sole discretion and without any permission from us. The assets in your Account are not subject to our creditors, although they can be directly attached by your creditors. In addition, you may pledge the assets in your Account as collateral for a loan. In the case of such a pledge, if the assets in your Account decrease in value, your creditor may be able to liquidate assets in your Account to pay the loan. Any such liquidation may constitute a withdrawal from your Account and reduce your Retirement Income Base. Using the assets in your Account as collateral for a loan, therefore, may reduce the future benefit of your GRIS or cause your GRIS to terminate.


                              THE GRIS CERTIFICATE
================================================================================

The GRIS is offered to advisory clients of LCM who have an Account eligible for the GRIS. The GRIS is designed for LCM clients who intend to use the investments in their Account as the basis for a withdrawal program to provide income payments for retirement or other long-term purposes.

Subject to certain conditions, the GRIS ensures predictable lifetime income payments regardless of the actual performance or value of your Account, by providing continuing income payments if your Account value is reduced to $0 by withdrawals (within the limits of the certificate) and/or poor investment performance. There are limitations on the amount and timing of withdrawals, which are discussed below. There is an annual fee for the GRIS which is deducted from your Account (or another designated account) quarterly in advance. Subject to certain conditions, the GRIS lifetime income payments (equal to the Retirement Income Amount) will begin if and when your Account value is reduced to $0 by withdrawals (within the limits of the certificate) and/or poor investment performance.

1.       PURCHASING A GRIS


HOW DO YOU PURCHASE A GRIS?

You can purchase a GRIS when you open your Account or at any time thereafter prior to age 85 (or, if applicable, each spouse is below age 85). You may apply to purchase a GRIS through the LCM affiliated broker-dealer by completing an enrollment form. An application for the GRIS when the Account is over $5 million is subject to additional review by us before we issue a certificate. We may determine not to issue a GRIS for any reason, at our sole discretion. If your application is accepted by us at our home office and your GRIS fee has been received by us, we will issue a GRIS certificate to you describing your rights and obligations. The GRIS certificate is in the form of an individual certificate provided under a group annuity contract issued by PHL Variable Insurance Company to LCM.

There are two versions of the GRIS: the Individual Income Guarantee and the Spousal Income Guarantee.

     o The Individual Income Guarantee provides predictable lifetime income payments to you regardless of the actual performance or value of your Account investments by providing continuing income payments if the investments in your Account are reduced to $0 by withdrawals (within the limits of the certificate) and/or poor investment performance before you die.

     o The Spousal Income Guarantee provides predictable lifetime income payments for both you and your spouse by providing continuing income payments if the investments in your Account are reduced to $0 by withdrawals (within the limits of the certificate) and/or poor market performance before both you and your spouse die.

     o When you apply to purchase a GRIS, you must indicate whether you want the Individual Income Guarantee or the Spousal Income Guarantee.

     o   Any owner of the GRIS must be an owner of the Account.

     o If you elect the Individual Income Guarantee, there can be only one owner of the GRIS and that owner must be a natural person, unless the GRIS is purchased by an IRA. For purposes of the Individual Income Guarantee, the Retirement Income Date is the later of your certificate effective date or your 65th birthday.


     o If you elect the Spousal Income Guarantee, joint ownership of the GRIS is required by legally married spouses as recognized under Federal tax law. The age of the younger spouse is used to determine when and if lifetime income payments will be paid under the GRIS. Accordingly, the Retirement Income Date is the later of the certificate effective date or the date of the younger spouse's 65th birthday. For example, if on the certificate effective date, one spouse is age 40, while the other spouse is age 60, the Retirement Income Date would be approximately twenty-five years from the certificate effective date or the youngest spouse's 65th birthday. In the event that the younger spouse dies before his or her 65th birthday, then the Retirement Income Date will be the older spouse's 65th birthday. If the older spouse has already reached his or her 65th birthday, then the date of the younger spouse's death will be set as the Retirement Income Date.

WHAT IF YOU WANT TO PURCHASE A GRIS FOR YOUR INDIVIDUAL RETIREMENT ACCOUNT?


You may purchase the Qualified GRIS and select the Individual Income Guarantee for your Account.

     o A Qualified GRIS is a GRIS certificate owned by Individual Retirement Accounts ("IRA") including Roth IRA Accounts (collectively, "IRA Accounts").

     o The Qualified GRIS is not available for tax qualified plans other than IRAs. If the GRIS certificate is purchased in connection with an IRA, you must designate the natural person for whom the IRA is established for the benefit of the GRIS for purposes of determining GRIS benefits. The Retirement Income Date for the Qualified GRIS is the later of the certificate effective date or the date the natural person for whom the IRA is established reaches age 65. The Qualified GRIS is held within the IRA Account for the benefit of the natural person for whom the IRA is established.


     o If you purchase a Qualified GRIS, you may be required to take withdrawals after the Retirement Income Date from your IRA Account to meet required minimum distributions ("RMD") under the

         Code. In some cases, the RMD may be more than the Retirement Income Amount. If so, withdrawals from your Account, in proportion to the value of your Account to your overall IRA Account balance, to meet RMD will be treated as permissible withdrawals and will not reduce your Retirement Income Base. For example, suppose that your Account balance is $100,000, your overall IRA Account balance is $200,000, and you must take an RMD of $10,000. Because your Account balance is one half of your overall IRA Account balance, one half of the RMD (i.e., $5,000) will be withdrawn from your Account. Even if this $5,000 exceeds your Retirement Income Amount, your Retirement Income Base will not be reduced.


     o Currently, the Spousal Income Guarantee is not available for an IRA Account.


2.       HOW DOES YOUR GRIS WORK?


Your Retirement Income Base will equal your Account value on your certificate effective date. Your Account value on your certificate effective date will not include any assets in your Account which are not invested in accordance with one of the Asset Allocation Strategies eligible for the GRIS. If you contribute additional assets to your Account (after you first purchase your GRIS) and the assets are not Covered Assets, then these assets will not be eligible for the GRIS as an additional contribution until they are Covered Assets. If LCM determines that the assets cannot be Covered Assets, then the assets will be refunded to the client or remain in the Account and not be eligible for the GRIS. Your Retirement Income Base may increase as a result of additional contributions to your Account or if you exercise the Annual Optional Increase. See "Increases in Retirement Income Base" at page ___.


On or after your Retirement Income Date, you may withdraw your Retirement Income Amount without reducing your Retirement Income Base. Of course, you may always make withdrawals from your Account before your Retirement Income Date, or in excess of your Retirement Income Amount on or after the Retirement Income Date, but these withdrawals will reduce your Retirement Income Base and your Retirement Income Amount. See "How Should You Structure Withdrawals From Your Account?" at page ____.

In the event that your Account value is reduced to $0 by withdrawals (within the limits of the certificate) and/or poor investment performance, we will continue paying the Retirement Income Amount of 5% of the Retirement Income Base after your Account value reduces to $0 by withdrawals (within the limits of the certificate) and/or poor investment performance until you (or, if you have purchased the Spousal Income Guarantee, you and your spouse) die. Under no circumstances would the payment continue to your heir or estate.


3.       LOCKWOOD CAPITAL MANAGEMENT AND LOCKWOOD INVESTMENT STRATEGIES

ABOUT LCM


LCM is an investment management company that is registered as an investment adviser with the U.S. Securities and Exchange Commission. LCM provides investment advisory services in all 50 states and manages approximately $1.2 billion in client assets on a discretionary basis. LCM provides portfolio management services to individuals, trusts, corporate entities, employee benefit plans, and institutional clients. LCM provides a variety of investment advisory services to its clients, such as developing investment strategies, implementing investment strategies by selecting investment vehicles and executing portfolio transactions, monitoring client accounts by reviewing their performance and adherence to the selected strategy.

LCM offers the Accounts through unaffiliated registered representatives, investment adviser representatives, financial advisers and other investment professionals ("Financial Advisors"). The Financial Advisors assist clients in analyzing whether LIS is an appropriate investment advisory product and determining which investment style is appropriate for the client. The Financial Advisors are not permitted to provide you with advice regarding the GRIS. However, Financial Advisors are permitted to arrange for you to discuss the GRIS with representatives from the LCM affiliated broker-dealer who are licensed to talk about whether the GRIS is appropriate for you and to answer your questions. You may also contact the LCM affiliated broker-dealer representatives by calling 1-800-208-0197. If you purchase the GRIS, LCM will continue to provide client statements concerning account activity, strategy and performance to your Financial Advisor, while we will send you confirmation statements solely related to the GRIS.


ABOUT LIS


LIS is a discretionary, multi-discipline managed account product housed in a single portfolio. While LIS has investment strategies that span the risk/return spectrum, you may only participate in one of the three model portfolios eligible for the GRIS that are described below. LCM may invest the LIS model portfolios that are eligible for the GRIS in exchange-traded funds and mutual funds. You may not purchase the GRIS in connection with an LIS account that participates in one of the non-GRIS eligible LIS model portfolios.


LCM serves as the portfolio manager for LIS and determines the asset allocation and specific investment vehicles for each investment style based on proprietary modeling strategies, as well as its macroeconomic outlook and investment discipline.

There are three LIS model portfolios eligible for the GRIS, each of which represents different levels of expected risk and return. (See the Table below).


The risk-return profile of US Large Cap Equity is represented by the S&P 500(R) Index, which is an unmanaged index generally considered to be representative of the large-cap segment of the market, covering approximately 75% of the U.S. securities market; and the Russell 1000(R) Index, which is a large-cap index consisting of the 1,000 largest companies in the Russell 3000(R) Index, representing approximately 92% of the total market capitalization of the Russell 3000(R), which is a market value weighted index of the 3,000 largest U.S. publicly-traded companies. As of December 31, 2007, the market capitalization range of the companies in the S&P 500(R) Index was $71 million to $511.89 billion. As of January 31, 2008, the market capitalization range of the companies in the Russell 1000(R) Index was $446 million to $486.715 billion. As of January 31, 2008, the market capitalization range of the companies in the Russell 3000(R) Index was $38 million to $486.715 billion. Please note these ranges are of a particular point in time and are subject to change.

The risk-return profile of the US Small Cap Equity is represented by the Russell 2000(R) Index, which is an unmanaged index generally considered to be representative of the small-cap segment of the market that measures the performance of the 2,000 smallest companies in the Russell 3000(R) Index; and the Russell 2500(R) Index, which is an unmanaged index generally considered to be representative of the small to medium-small cap market, consisting of the bottom 500 companies in the Russell 1000(R) and all 2,000 companies in the Russell 2000(R) Index. As of January 31, 2008, the market capitalization range of the companies in the Russell 2000(R) Index was $38 million to $7.874 billion. As of January 31, 2008, the market capitalization range of the companies in the Russell 2500(R) Index was $38 million to $14.016 billion. Please note these ranges are of a particular point in time and are subject to change.

The risk-return profile of US Mid-Cap Equity is represented by the Russell Midcap(R) Index, which is a subset of the Russell 1000(R) Index. The Russell Midcap(R) Index includes approximately 800 of the smallest securities based on a combination of their market cap and current index membership. The Russell Midcap(R) Index represents approximately 31% of the total market capitalization of the Russell 1000(R) Index companies. As of January 31, 2008, the market capitalization range of the companies in the Russell Midcap(R) Index was $446 million to $40.577 billion. Please note this range is of a particular point in time and is subject to change.

---------------------------------------------------------------------------------------------------------------------------------
STYLE ALLOCATION                                                             PERMITTED RANGES
                                                      MODEL A                     MODEL B                     MODEL C
---------------------------------------------------------------------------------------------------------------------------------
Sub-asset Class                                       Min           Max           Min           Max            Min          Max
  Large Cap US Equity                                21.00         45.00         28.00         60.00         35.00         75.00
    Core(1)                                           0.00         45.00          0.00         60.00          0.00         75.00
    Value Tilt(2)                                     0.00         35.00          0.00         45.00          0.00         55.00
    Growth Tilt(3)                                    0.00         10.00          0.00         15.00          0.00         20.00
  Mid Cap US Equity                                   6.00         24.00          8.00         32.00         10.00         40.00
    Core                                              0.00         24.00          0.00         32.00          0.00         40.00
    Value Tilt                                        0.00         18.00          0.00         24.00          0.00         30.00
    Growth Tilt                                       0.00          6.00          0.00          8.00          0.00         10.00
  Small Cap US Equity                                 5.00         18.00         10.00         24.00         15.00         30.00
    Core                                              0.00         18.00          0.00         24.00          0.00         30.00
    Value Tilt                                        0.00         14.00          0.00         18.00          0.00         22.00
    Growth Tilt                                       0.00          4.00          0.00          6.00          0.00          8.00
  US REITs                                            0.00         15.00          0.00         15.00          0.00         15.00

  Non-US Equity Developed
  Markets Only                                        9.00         24.00         12.00         32.00         15.00         40.00
    Core EAFE                                         9.00         24.00         12.00         32.00         15.00         40.00

 US Fixed Income                                     35.00         47.50         15.00         27.50          0.00         10.00
  US Core Fixed Income                                0.00         40.00          0.00         20.00          0.00         10.00
  US Shorter high quality(4)                          0.00         47.50          0.00         27.50          0.00         10.00
  US Longer duration high quality(5)                  0.00         20.00          0.00         15.00          0.00         10.00
  US Corporates high quality                          0.00         40.00          0.00         20.00          0.00         10.00

---------------

(1) "Core" represents a portfolio that has equal allocation to both value and growth stocks, generally represented by a broad-based index such as the S&P 500(R) Index or the Russell 1000(R) Index.

(2) "Growth Tilt" represents a bias in the portfolio toward securities whose earnings are expected to grow at an above-average rate, or have a higher-than-average growth orientation. These securities generally have higher price-to-book and price-earnings ratios, lower dividend yields and higher forecasted growth values than the Value universe.

(3) "US Shorter Duration" represents a portfolio of U.S. fixed income securities that have a shorter duration than the average of the Lehman Brothers Aggregate Bond Index. The Lehman Brothers Aggregate Bond Index includes U.S. government, corporate, and mortgage-backed securities with maturities up to 30 years. Duration is a measure of how the price of a bond changes in response to interest rate changes.

(4) "US Longer Duration" represents a portfolio of U.S. fixed income securities that have a longer duration than the average of the Lehman Brothers Aggregate Bond Index. The Lehman Brothers Aggregate Bond Index includes U.S. government, corporate, and mortgage-backed securities with maturities up to 30 years. Duration is a measure of how the price of a bond changes in response to interest rate changes.

For more detailed information regarding the model portfolios please refer to the LCM Form ADV Part II, Schedule H Client Brochure. The LCM LIS(2) Schedule H may be obtained by writing to LCM at 10 Valley Stream Parkway, Malvern, PA 19355 or by calling 1-800-208-0197.


HOW DOES THE GRIS RELATE TO YOUR LIS ACCOUNT?

The GRIS is designed for LCM clients participating in the LIS product who intend to use the investments in their Account as a basis for a withdrawal program to provide income payments for retirement or other long-term purposes.

The GRIS provides insurance protection relating to your Account managed by LCM by ensuring that regardless of how your investments actually perform or the actual value of your investments when you begin your withdrawal program from your Account, you will have predictable lifetime income payments, subject to certain limitations described herein.

HOW WILL LCM MANAGE YOUR INVESTMENTS IN THE ACCOUNT IF YOU PURCHASE A GRIS?

Using a long-term, strategic approach to its asset allocation methodology, LCM adjusts its models from time to time based on macroeconomic models and changing investment fundamentals. Additionally, LCM tends to make relatively small adjustments within its allocation models. The decision to increase or reduce exposure to an asset class is driven by secular changes to key economic and market-related factors, which may include shifts in absolute and relative valuations, expected earnings growth, or the impact of changing interest rates. LCM is a discretionary manager for your Account and, in that capacity, may change the asset, style, and investment vehicle allocations within these portfolios at its discretion.

LCM can adjust the asset allocation model to any extent it deems appropriate, in the best interest of a GRIS certificateholder, including within and outside the investment parameters set for the three LIS model portfolios eligible for the GRIS (the "Parameters"). LCM may do so at its discretion, and does not require certificateholder approval.


As you have granted LCM discretion over your Account, LCM may change the asset or style allocation or investment vehicles used to manage your portfolio without receiving written approval from you in each case. For instance, LCM may change the investment vehicles used within the portfolio in an attempt to achieve more effective tracking to an index, or make an allocation to a specific sector or investment style. Similarly, LCM may rebalance your Account periodically, as needed, to keep it aligned with the desired investment objective and changing market conditions. As the discretionary manager for your Account, LCM can adjust the asset allocation model to any extent it deems appropriate, including within and outside the Parameters set for the three LIS model portfolios eligible for the GRIS.

WHAT HAPPENS IF LCM MANAGES YOUR ACCOUNT IN A MANNER UNACCEPTABLE TO US?

In order for your GRIS to stay in effect, your Account must be invested at all times in accordance with one of the three LIS model portfolios eligible for the GRIS described above. LCM has agreed to certain investment parameters (the "Parameters") for the three LIS model portfolios eligible for the GRIS, which, in certain circumstances, if exceeded, may result in the termination of your GRIS. The Parameters include the asset allocation ranges included in the table above, style ranges, and investment vehicle restrictions. If LCM invests the model portfolios in a manner that is outside of the Parameters, then the GRIS for owners of any affected Accounts will terminate, unless the model portfolios are brought back into accordance with the

Parameters within the "Cure Period." The Cure Period is five Business Days. A "Business Day" is defined as a day when the New York Stock Exchange is open for trading.

WHAT HAPPENS IF YOUR CONTRIBUTIONS, WITHDRAWALS OR OTHER ACTIONS CAUSE THE INVESTMENTS IN YOUR ACCOUNT TO FALL OUTSIDE THE PARAMETERS?


Changes you make to your account, including contributions and withdrawals may temporarily cause the investments in your Account to fall outside of the Parameters. For example, if you request a withdrawal of $100,000 from your account, LCM first must sell securities that are worth $100,000 in order to raise cash for your withdrawal. At this point in time the investments in your Account may fall outside of the Parameters due to the higher percentage of cash held in the account. In addition, after you withdraw the $100,000 in cash, the remaining investments in your Account might not be within the Parameters and LCM may need to rebalance the investments in your Account.

Cure Period. If the investments in your Account fall outside of the Parameters, for any reason, for five consecutive Business Days, your GRIS will terminate. This five-Business Day period is the "Cure Period." In the event of an extraordinary circumstance where LCM will not be able to rebalance the account within the Parameters during the Cure Period, Phoenix reserves the right, in its discretion, to extend the Cure Period.


WHAT HAPPENS IF THE VALUE OF YOUR ACCOUNT IS TOO LOW FOR LCM TO INVEST WITHIN THE PARAMETERS?


If your Account value is equal to or less than $10,000, LCM may not be able to maintain the investments in your Account within the Parameters. As a result, if your Account value has decreased to a value equal to or less than $10,000, LCM will liquidate the securities held in your Account and your Account will only hold cash.


Parameters Exception. If your Account value is $10,000 or less and LCM has liquidated the investments and your Account is comprised entirely of cash, your GRIS will NOT TERMINATE even though the investments are outside of the Parameters.

WHY WILL YOUR GRIS TERMINATE IF LCM DOES NOT MANAGE YOUR ACCOUNT WITHIN THE PARAMETERS?

We would not be able to offer the GRIS if we could not require LCM to manage your Account within the Parameters. In order for us to be able to provide the GRIS for a reasonable fee, we need to know that your Account will be managed within certain constraints - otherwise our risks would be too high for us to be able to make the GRIS available to you.


In this respect, the asset allocations underlying the model portfolios eligible for the GRIS are designed to provide steady returns while minimizing the risk that your Account value will be reduced to $0 before you die. Accordingly, the risk against which the GRIS protects may be minimal. Likewise, based on historical returns, if you stay invested in the markets for a long period of time, then the likelihood of your Account value being reduced to $0 solely because of poor performance may diminish. You should take into consideration the amount of time you expect to have funds in the Account in deciding if the GRIS is appropriate for you. Of course, past performance is no guarantee of future performance and historical trends may not continue.

We are not an investment adviser and do not provide investment advice to you in connection with your GRIS. For more information about LCM and LIS, you should talk to your Financial Advisor and review LCM Form ADV, Part II, Schedule H Client Brochure.

4.       ANNUAL GRIS FEE


The GRIS fee will be deducted from your Account. The GRIS fee percentage will vary, and may be higher, with respect to any additional contributions you make to your Account or if you exercise the Annual Optional Increase as described below. In addition, the certificate fee percentage for the Spousal Income Guarantee is higher than the certificate fee percentage for the Individual Income Guarantee. Please note if your Retirement Income Base does not change, your GRIS fee percentage and the dollar amount of your GRIS fee will not change.


If you make additional contributions to the Account your GRIS fee percentage will be calculated as a weighted average fee on the new value of Retirement Income Base, which reflects the additional contributions. For an example of how your additional contributions may affect your GRIS fee, see the example below entitled "Additional Contributions." If you exercise the Annual Optional Increase, the new GRIS fee percentage in effect at that time will apply to your new increased Retirement Income Base. For an example of how the exercise of the Annual Optional Increase may affect your GRIS fee, see the example below entitled "Annual Optional Increase." The new GRIS fee for a increased Retirement Income Base may be a higher percentage than your original GRIS fee. Additionally, the dollar amount of the GRIS fee will increase because the Retirement Income Base will be higher.

The GRIS fee will be paid quarterly from your Account. The sale or transfer of investments in your Account to pay the GRIS fee will not be treated as a withdrawal for purposes of determining your lifetime income payments. The GRIS fee is paid quarterly in advance and we will not refund any portion of pre-paid GRIS fees to you if your certificate is terminated for any reason.

We reserve the right to increase the GRIS fee percentage that is in effect at the time of an additional contribution or the exercise of an Annual Optional Increase and apply that increased GRIS fee percentage to such additional contribution or to the new increased Retirement Income Base in the case of the Annual Optional Increase. For examples of how additional contributions and the exercise of an Annual Optional Increase affect the GRIS fee percentage, please refer to the two examples set forth immediately below. However, the fee percentage will never be greater than 5% of the Retirement Income Base, even in the case of IRAs.

================================================================================
EXAMPLE: ADDITIONAL CONTRIBUTIONS


Assume your Retirement Income Base is equal to $250,000 and the GRIS fee percentage currently in effect for your GRIS is 1.25%. Assume further that you make an additional contribution of $50,000 and the GRIS fee percentage applicable to additional contributions at the time of the contribution is equal to 1.50%. The Retirement Income Base increases to $300,000 as a result of the additional contribution. The weighted average GRIS fee percentage is equal to the current GRIS fee percentage multiplied by the Retirement Income Base before the additional contribution (1.25% x $250,000) plus the new GRIS fee percentage multiplied by the amount the Retirement Income Base increased as a result of the additional contribution (1.50% x $50,000) divided by the new Retirement Income Base ($300,000).The result is 1.29%. The new weighted average fee percentage of 1.29% will be applied at the end of the next quarter and thereafter, assuming no other changes.


================================================================================

================================================================================
EXAMPLE: ANNUAL OPTIONAL INCREASE


Assume your Retirement Income Base is equal to $250,000 and the GRIS fee percentage currently in effect for your certificate is 1.25%. Assume on your first GRIS certificate anniversary date your Account value is equal to $300,000 and the GRIS fee percentage then in effect is 1.50%. If you exercise the Annual Optional Increase, your Retirement Income Base will increase to $300,000 and your GRIS fee percentage will increase to 1.50%. We will use 1.50% to calculate your GRIS fee at the end of the next calendar quarter.

================================================================================

YOU SHOULD CAREFULLY CONSIDER HOW AN INCREASED FEE PERCENTAGE APPLICABLE TO AN ADDITIONAL CONTRIBUTION OR AN EXERCISE OF THE ANNUAL OPTIONAL INCREASE WILL IMPACT YOUR TOTAL GRIS FEE BEFORE MAKING ADDITIONAL CONTRIBUTIONS OR EXERCISING THE ANNUAL OPTIONAL INCREASE. IN THE EVENT THAT YOUR GRIS FEE PERCENTAGE INCREASES AS A RESULT OF AN ADDITIONAL CONTRIBUTION OR ANNUAL OPTIONAL INCREASE, THE TOTAL GRIS FEE WILL INCREASE AND THE INCREASE COULD BE SIGNIFICANT. YOU SHOULD ALSO BE AWARE THAT IF YOU INTEND TO PURCHASE THE GRIS IN ORDER TO BE ABLE TO ADD CONTRIBUTIONS OR EXERCISE THE ANNUAL OPTIONAL INCREASE, YOU WILL NOT BE ABLE TO DETERMINE IN ADVANCE WHAT THE TOTAL FEE WOULD BE AFTER SUCH ADDITION OF CONTRIBUTION OR EXERCISE OF THE ANNUAL OPTIONAL INCREASE, BECAUSE THE FEE PERCENTAGE MAY VARY FROM TIME TO TIME. After you make an additional contribution or exercise the Optional Annual Increase we will notify you in writing of your fee percentage or you may call toll free at 1-800-208-0197 for information about your GRIS fee percentage.


5.       WITHDRAWALS FROM YOUR ACCOUNT


================================================================================
DEFINITION OF "WITHDRAWAL":


The term "withdrawal" is an important term for you to understand because withdrawals can impact the amount of your Retirement Income Base and Retirement Income Amount and, therefore, the amount of guaranteed lifetime income payments you may receive in accordance with the terms of your GRIS. A withdrawal is defined as (i) the sale or transfer of Covered Assets in your Account that are not reinvested in the asset allocation strategy; (ii) the sale, exchange or transfer of Covered Assets to pay your financial advisor consulting fee in excess of 1.00% of your Retirement Income Base; (iii) the transfer of Covered Assets out of your Account; or (iv) dividends, capital gains or other accretions, with respect to Covered Assets paid into your Account that are not reinvested in your Account in accordance with the target ranges of the asset allocation strategies for the LIS model portfolios eligible for the GRIS. However, the sale, exchange or transfer of Covered Assets to pay for the GRIS fee, the LIS program fee and the financial advisor consulting fee up to and including of 1.00% of your Retirement Income Base will not be treated as a withdrawal. Any withdrawals taken before the Retirement Income Date will decrease your Retirement Income Base, thus causing your Retirement Income Amount on the Retirement Income Date to be lower than it would otherwise be. On or after the Retirement Income Date, if the cumulative amount of withdrawals you make in a calendar year exceeds your Retirement Income Amount, your Retirement Income Base and Retirement Income Amount will be reduced accordingly. In addition, if at any time you withdraw your entire Account value, and the cumulative amount of withdrawals you have made in that calendar year (including the current withdrawal) exceeds your Retirement Income Amount, your Retirement Income Base will be reduced to $0 and your GRIS will terminate without value. There is no provision under the GRIS certificate to cure any decrease in the amount of your Retirement Income Base and Retirement Income Amount due to withdrawals. You should carefully monitor your Retirement Income Base at all times as well as the amount of any withdrawals. You may call 1-800-208-0197 for information about your Retirement Income Base. PLEASE NOTE THAT ANY OTHER FEES PAID FROM YOUR ACCOUNT WILL BE TREATED AS A WITHDRAWAL, INCLUDING THE PORTION OF YOUR FINANCIAL ADVISOR CONSULTING FEE IN EXCESS OF 1.00% OF YOUR RETIREMENT INCOME BASE.
================================================================================

HOW DO YOU STRUCTURE WITHDRAWALS FROM YOUR ACCOUNT?


The GRIS is designed for LCM clients who intend to use the investments in their Account as the basis for a withdrawal program to provide income payments for retirement or other long-term payments. Until your Account investments are reduced to $0 through withdrawals (within the limits of the certificate) and/or poor investment performance, you may make cash withdrawals from your Account.

You may make withdrawals from your Account at any time and in any amount you choose. However, any withdrawals before the Retirement Income Date and any withdrawals in excess of the Retirement Income Amount will reduce your Retirement Income Base, which will reduce the potential benefit of your GRIS. To obtain the maximum potential benefit from your GRIS under your specific circumstances, you should consider waiting until the Retirement Income Date to begin withdrawals and thereafter limit your annual withdrawals to an amount not in excess of the Retirement Income Amount.

IF, AFTER YOUR RETIREMENT INCOME DATE AND THE START OF A CALENDAR YEAR, YOUR ACCOUNT VALUE IS LESS THAN YOUR RETIREMENT INCOME AMOUNT, YOU MAY MAKE A WITHDRAWAL FOR THE FULL ACCOUNT VALUE AND REDUCE YOUR ACCOUNT VALUE TO $0 AND THEN MONTHLY PAYMENTS WILL COMMENCE ONE MONTH FOLLOWING THE DATE YOUR ACCOUNT VALUE REDUCES TO $0.

Your "Retirement Income Date" and "Retirement Income Amount" are described below.


HOW DO YOU KNOW WHEN YOU HAVE REACHED YOUR "RETIREMENT INCOME DATE" AND CAN START TAKING PERMISSIBLE WITHDRAWALS THAT WILL NOT REDUCE THE POTENTIAL BENEFIT OF YOUR GRIS?


As noted, to get the maximum benefit from your GRIS, you should wait until your Retirement Income Date to begin taking withdrawals from your Account and should withdraw only the Retirement Income Amount. The Retirement Income Amount represents the maximum amount of funds you may withdraw without reducing the benefit of the GRIS. Prior to your Retirement Income Date, your Retirement Income Amount is $0. This means that prior to your Retirement Income Date, any withdrawals you make will reduce your GRIS benefit. On your Retirement Income Date, your Retirement Income Amount is 5% of your Retirement Income Base. Your specific Retirement Income Date depends on whether you purchased your GRIS with the Individual Income Guarantee or the Spousal Income Guarantee.

     o If you purchased your GRIS with the Individual Income Guarantee (including an IRA Account), your Retirement Income Date is the later of the certificate effective date or your 65th birthday.

     o The "certificate anniversary date" for your GRIS is the same day and month each year as the certificate effective date.

     o If you purchase your GRIS with the Spousal Income Guarantee, your Retirement Income Date is the younger spouse's 65th birthday.

     o If you purchased your GRIS with the Spousal Income Guarantee after the 65th birthday of the younger spouse, the certificate effective date is the Retirement Income Date.

     o If you purchase your GRIS with the Spousal Income Guarantee, and either you or your spouse die prior to the Retirement Income Date, we will recalculate the Retirement Income Date to be the later of:
         i.  the date of death; or

         ii. the surviving spouse's 65th birthday.


HOW MUCH SHOULD YOU WITHDRAW FROM YOUR ACCOUNT EACH YEAR?


To get the maximum benefit from your GRIS, you should wait until the Retirement Income Date and withdraw no more than your Retirement Income Amount each certificate year.


HOW DO YOU CALCULATE HOW MUCH YOU HAVE LEFT TO WITHDRAW IN ANY CALENDAR YEAR WITHOUT REDUCING YOUR RETIREMENT INCOME BASE?

At any point in time on or after the Retirement Income Date, you can calculate the maximum amount you have left to withdraw in the current calendar year without reducing your Retirement Income Base by taking your current Retirement Income Amount and subtracting all of the previous withdrawals you have made in the same calendar year. If the resulting number is zero or negative, you have no amount remaining to withdraw without reducing the Retirement Income Base. Before the Retirement Income Date, your Retirement Income Amount is zero, so you may not take any withdrawals before the Retirement Income Date without reducing your Retirement Income Base. For IRA Accounts, the maximum amount you have left to withdraw in any calendar year on or after the Retirement Income Date without reducing your Retirement Income Base is equal to the greater of the required minimum distributions ("RMD") or the Retirement Income Amount, less cumulative withdrawals made during the calendar year that have not reduced the Retirement Income Base. The RMD for IRA Accounts will be calculated as of January 1 following the later of the certificate effective date and the date the owner turns the age 70 1/2. Prior to the date the RMD is first calculated, the RMD is equal to $0. The RMD will be based on the Account value on the previous December 31st.


WITHDRAWALS PRIOR TO THE RETIREMENT INCOME DATE

Prior to the Retirement Income Date, your Retirement Income Amount is $0 and your Retirement Income Base will be reduced by any withdrawal in the same proportion as your Account value (immediately prior to the withdrawal) is reduced by the withdrawal. If you make a withdrawal of your entire Account value, your Retirement Income Base will be reduced to $0 and your GRIS certificate and the guarantee it provides will terminate.

================================================================================
EXAMPLE: WITH WITHDRAWALS PRIOR TO THE RETIREMENT INCOME DATE

Assume that on the certificate effective date of your GRIS, you are age 60, your Account value is $500,000, and your Retirement Income Base equals $500,000. Assume further that on your first certificate anniversary date, you make a withdrawal of $25,000 from your Account and your Account value as of the first certificate anniversary is $500,000. Your Account value is reduced by the amount of the withdrawal. Because you make the withdrawal before your Retirement Income Date, your Retirement Income Base would be reduced in the same proportion that the withdrawal reduced your Account value. Your Account value was reduced by 5%, and accordingly, your Retirement Income Base is reduced by 5%, from $500,000 to $475,000.

Now, assume that on the second certificate anniversary date of your GRIS, you make a withdrawal of $25,000 from your Account.

A - DOWN-MARKET SITUATION. Assume also that your Account value has decreased, based on poor market condition, from $475,000 to $450,000 from the first certificate anniversary to the second certificate anniversary. In this situation, the $25,000 withdrawal would reduce the Retirement Income Base by more than $25,000 because the withdrawal was taken in a down-market. Your Account value would decrease from $450,000 to $425,000 as a result of the withdrawal. Again, your Retirement Income Base would be reduced in the same proportion that the withdrawal reduced your Account value ($25,000 divided by $450,000) or 5.56%. Therefore, your Retirement Income Base as a result of the withdrawal would be reduced from $475,000 to $448,590 ($475,000 x 0.0556 = $26,410 and
$475,000 - $26,410 = $448,590).

B - UP MARKET SITUATION. Assume that your Account value has increased, based on good market conditions, from $475,000 to $525,000 from the first certificate anniversary to the second certificate anniversary. Assume that on the second certificate anniversary date, you make a withdrawal of $25,000 from your Account. In this situation, the $25,000 withdrawal would reduce the Retirement Income Base by less than $25,000 because the withdrawal was taken in an up-market. Your Account value would decrease to $500,000 as a result of the withdrawal. Your Retirement Income Base would be reduced in the same proportion that the withdrawal reduced your Account value ($25,000 divided by $525,000) or 4.76%. Therefore, your Retirement Income Base as a result of the withdrawal would be reduced from $475,000 to $452,390 ($475,000 x 0.0476 = $22,610 and
$475,000 - $22,610 = $452,390).

Assume that on the third certificate anniversary date, your Account value is $425,000. You make a withdrawal of $425,000 from your Account (the amount of your entire Account value). Your Account value would decrease to $0. Your Retirement Income Base would be reduced in the same proportion that the withdrawal reduced your Account value. Therefore, your Retirement Income Base after the withdrawal would be $0 and your GRIS would terminate without value.
================================================================================

WITHDRAWALS ON OR AFTER THE RETIREMENT INCOME DATE


On or after your Retirement Income Date, your Retirement Income Base will not be reduced by withdrawals if the cumulative amount of withdrawals in a calendar year is less than or equal to your Retirement Income Amount. If a withdrawal causes the cumulative withdrawals to exceed the Retirement Income Amount in that calendar year, the withdrawal amounts in excess of the Retirement Income Amount will be considered "Excess Withdrawals." You should be aware that certain fees other than the GRIS fee, the LIS Program fee, and the financial advisor consulting fee up to and including 1.00% of your Retirement Income Base are periodically deducted automatically from your Account value. These fees may include wire transfer fees, IRA maintenance fees, and mail courier fees. Unlike the GRIS fee, the LIS Program fee and the financial advisor consulting fee up to and including 1.00% of your Retirement Income Base, these fees may be treated as withdrawals under your GRIS for purposes of determining whether cumulative withdrawals in a calendar year exceed the Retirement Income Amount in that calendar year; in other words, depending on the amount of cumulative withdrawals you have made in a calendar year, the deduction of these fees may result in Excess Withdrawals. Each Excess Withdrawal will reduce the Retirement Income Base in the same proportion as the Account value is reduced by the Excess Withdrawal.


================================================================================
EXAMPLE:

Assume that the certificate effective date and Retirement Income Date of your GRIS are on the first business day following January 1. Assume that on the certificate effective date, your Retirement Income Base equals $500,000, and your Retirement Income Amount therefore equals $25,000. Assume that during the first calendar year you make a withdrawal of $25,000 from your Account and that your Account value prior to the withdrawal is $500,000. Your Account value would decrease to $475,000 as a result of the withdrawal, and because your cumulative withdrawals did not exceed your Retirement Income Amount, your Retirement Income Base would remain at $500,000.

================================================================================

================================================================================
Assume that later that calendar year, you withdraw an additional $25,000 from your Account and that your Account value prior to the withdrawal is $475,000. Your Account value would decrease to $450,000 as a result of the second withdrawal. Your cumulative withdrawals for the calendar year are now $50,000, which exceeds your Retirement Income Amount of $25,000. The excess withdrawal of $25,000 reduced your Account value by ($25,000 o /o $475,000) or 5.26%, and accordingly, your Retirement Income Base is reduced by 5.26%, from $500,000 to $473,700.

Your Retirement Income Base on the first business day following the next January 1 is still equal to $473,700. Therefore, your Retirement Income Amount is recalculated as 5% of $473,700 or $23,685.
================================================================================

IF YOU MAKE A WITHDRAWAL OF YOUR ENTIRE ACCOUNT VALUE AND THE CUMULATIVE AMOUNT OF WITHDRAWALS YOU HAVE MADE IN THAT CALENDAR YEAR (INCLUDING THE CURRENT WITHDRAWAL) EXCEEDS YOUR RETIREMENT INCOME AMOUNT, YOUR RETIREMENT INCOME BASE IS REDUCED TO $0 AND YOUR GRIS WILL TERMINATE WITHOUT VALUE.

THE IMPORTANCE OF MANAGING YOUR WITHDRAWALS


The foregoing discussion of withdrawals illustrates how important it is to carefully manage your withdrawals to avoid adversely impacting the amount of your Retirement Income Base and Retirement Income Amount or causing a termination of your GRIS that may not be in your best interests. You should carefully consider whether you may need to make withdrawals before the Retirement Income Date or in excess of the 5% limit on or after the Retirement Income Date. If you believe you may have such a need, you should have other sources of liquidity to avoid having to make these types of withdrawals. Your GRIS does not require us to warn you or provide you with notice regarding potentially adverse consequences that may be associated with any withdrawals or other types of transactions involving your Account value. There is no provision under the GRIS to cure any decrease in the amount of your Retirement Income Base and Retirement Income Amount due to withdrawals.


THE IMPORTANCE OF CONSIDERING WHEN TO START MAKING WITHDRAWALS

You may start making withdrawals from your Account at any time. However, any withdrawals reduce your Account value. Additionally, as discussed above, withdrawals from your Account may reduce your Retirement Income Base and correspondingly, your Retirement Income Amount. As discussed, you should wait until on or after the Retirement Income Date to begin making withdrawals. However, you should understand that the longer you wait after such date to start making withdrawals from your Account, the less likely you will be to benefit from your GRIS because of decreasing life expectancy. On the other hand, the longer you wait to begin making withdrawals from your Account, the more likely you will be to benefit from the opportunity to lock in investment gains (if any) in a particular year by exercising the Automatic Increase Option. You should carefully consider when to begin making withdrawals from your Account.

LCM will administer your requests for withdrawals from your Account. We will receive information periodically from LCM concerning your Account value and transactions processed in your Account. We will track your Account value and transactions in your Account to calculate the amount of your Retirement Income Base and Retirement Income Amount, if any, on an ongoing basis.

6.       RETIREMENT INCOME AMOUNT


HOW IS YOUR "RETIREMENT INCOME AMOUNT" CALCULATED?

CALCULATION OF RETIREMENT INCOME AMOUNT. Your Retirement Income Amount is first calculated on your Retirement Income Date. If your Retirement Income Date is as of January 1, your Retirement Income Amount, will be equal to 5% of the Retirement Income Base. If your Retirement Income Date is on a day other than as of January 1, your Retirement Income Amount is pro rated based on the number of days until the following January 1. For example, if your Retirement Income Base as of January 1 is $250,000, and your Retirement Income Date is on the following July 1, your Retirement Income Amount is calculated on July 1 as $6,301 for the remainder of the year (.05 x $250,000 x 184/365). Your Retirement Income Amount is recalculated as of the January 1 of each calendar year and will be equal to 5% of the Retirement Income Base. (This term, "Retirement Income Base," is an important term under your GRIS certificate and is used not only to calculate your Retirement Income Amount, but for other purposes as well.)


At your certificate effective date, your Retirement Income Base is equal to your Account value. Your "Account value" on any date is the aggregate value of the investments in your Account as determined from time to time in accordance with applicable law by LCM.

================================================================================
EXAMPLE: NEW ACCOUNT

Assume you open your Account with an initial contribution of $500,000, purchase a GRIS, and your certificate effective date is today. Your Retirement Income Base is $500,000 on the certificate effective date.
================================================================================

================================================================================
EXAMPLE: EXISTING ACCOUNT

Assume instead that you opened your Account five years ago with an initial contribution of $500,000. Assume further that you applied to purchase a GRIS one week ago and the certificate effective date is today. Your Account value is $600,000 on the certificate effective date. Your Retirement Income Base is equal to $600,000, or the Account value on the certificate effective date.

================================================================================


CAN YOUR RETIREMENT INCOME AMOUNT DECREASE?

The Retirement Income Amount is recalculated as of January 1 of each year as 5% of the then-existing Retirement Income Base. Therefore, if your Retirement Income Base decreased during the prior calendar year, your Retirement Income Amount will decrease as of the next January 1.

CAN YOUR RETIREMENT INCOME AMOUNT INCREASE?


The value of your Retirement Income Amount applicable under your GRIS will increase if your Retirement Income Base increases. Your Retirement Income Base may increase as a result of additional contributions you make to your account. The Retirement Income Base may also increase each year if your Account value on your certificate anniversary is greater than your Retirement Income Base and you exercise the Annual Optional Increase.

7.       INCREASES IN YOUR RETIREMENT INCOME BASE

INCREASES FROM ADDITIONAL CONTRIBUTIONS TO YOUR ACCOUNT


Your Retirement Income Base will increase each time you make an additional contribution to your Account. If you contribute additional assets to your Account (after you first purchase your GRIS) and the assets are not Covered Assets, then these assets will not be eligible for the GRIS as an additional contribution until they are Covered Assets, which must be within the Liquidation Period (currently thirty days). If LCM determines that the assets cannot be Covered Assets, then the assets will be refunded to the client or remain in the Account and not be eligible for the GRIS. If you make additional cash contributions to your Account prior to the Retirement Income Date, we will automatically increase your Retirement Income Base by an amount equal to your cumulative cash contributions made after the certificate effective date (including the current contributions) to the Account less cumulative increases in the Retirement Income Base as a result of additional contributions (excluding the current contributions). If you make an additional cash contribution to your Account on or after the Retirement Income Date, we will automatically increase your Retirement Income Base by an amount equal to your cumulative cash contributions made after the certificate effective date (including the current contributions) to the Account less your cumulative withdrawals that have not reduced the Retirement Income Base and less cumulative increases in the Retirement Income Base as a result of additional contributions (excluding the current contributions). If the amount calculated is greater than $0, your Retirement Income Base is increased by this amount. If this amount is less than or equal to $0, the Retirement Income Base will not increase on the date of the contribution.


If the Retirement Income Base increases as a result of an additional cash contribution, your Retirement Income Amount will increase by a proportionate amount based on the number of days remaining until the following January 1. Your Retirement Income Amount will increase by an amount equal to 5% multiplied by the amount the Retirement Income Base increased (as a result of the additional contribution) multiplied by the number of days until the following January 1 and divided by 365. As of January 1, you will have access to the full Retirement Income Amount.


================================================================================

EXAMPLE: WITH ADDITIONAL CONTRIBUTIONS (ON OR AFTER THE RETIREMENT INCOME DATE)


Certificate Effective Date (01/02/2008)
The Retirement Income Base (RIB) is set equal to the Account value on the certificate effective date. The Retirement Income Amount (RIA) is set equal to 5% of the RIB.
Account value on 01/02/2008: $1,000,000
Retirement Income Base on 01/02/2008: $1,000,000
Retirement Income Amount on 01/02/2008: 5% x $1,000,000 = $50,000

Additional Cash Contribution
You make an additional contribution of $50,000 on 01/02/2009.
The RIB increases as a result of the additional contribution. The RIA is recalculated as 5% of the RIB because it is the first business day following January 1, 2009.
(A) Cumulative Additional Contributions: $50,000
(B) Cumulative Withdrawals (that have not reduced RIB): $0
(C) Cumulative Increases to RIB as a result of prior Additional Contributions:
$0
Retirement Income Base Increase: (A) - (B) - (C) = $50,000 - $0 - $0 = $50,000 Retirement Income Base on 01/01/2009: $1,000,000 + $50,000 = $1,050,000
Retirement Income Amount on 01/01/2009: 5% x $1,050,000 = $52,500
================================================================================

================================================================================

Additional Cash Contribution

You make an additional contribution of $60,000 on 10/29/2009. This date is 65 days prior to 01/02/2010 (or the first business day following the next January
1). The RIB increases as a result of the additional contribution. The RIA increases by a proportionate amount based on the number of days remaining until the first business day following the next January 1.
(D) Cumulative Additional Contributions: $110,000
(E) Cumulative Withdrawals (that have not reduced RIB): $0
(F) Cumulative Increases to RIB as a result of prior Additional Contributions:
$50,000
Retirement Income Base Increase: (D) - (E) - (F) = $110,000 - $0 - $50,0000 = $60,000
Retirement Income Base on 10/29/2009: $1,050,000 + $60,000 = $1,110,000
Retirement Income Amount Increase: 5% x $60,000 x 65 / 365 = $534
Retirement Income Amount on 10/29/2009: $52,500 + $534 = $53,034


EXAMPLE: WITH ADDITIONAL CONTRIBUTIONS AND WITHDRAWALS (ON OR AFTER THE RETIREMENT INCOME DATE)

Certificate Effective Date (01/02/2008)
The Retirement Income Base (RIB) is set equal to the Account value on the certificate effective date. The Retirement Income Amount (RIA) is set equal to 5% of the RIB.
Account value on 01/02/2008: $1,000,000
Retirement Income Base on 01/02/2008: $1,000,000
Retirement Income Amount on 01/02/2008: 5% x $1,000,000 = $50,000
Additional Cash Contribution
You make an additional contribution of $50,000 on 01/02/2009.
The RIB increases as a result of the additional contribution. The RIA is recalculated as 5% of the RIB because it is the first business day following January 1, 2009.
(A) Cumulative Additional Contributions: $50,000
(B) Cumulative Withdrawals (that have not reduced RIB): $0
(C) Cumulative Increases to RIB as a result of prior Additional Contributions:
$0
Retirement Income Base Increase: (A) - (B) - (C) = $50,000 - $0 - $0 = $50,000 Retirement Income Base on 01/01/2009: $1,000,000 + $50,000 = $1,050,000
Retirement Income Amount on 01/01/2009: 5% x $1,050,000 = $52,500

Withdrawal
You make a withdrawal of $25,000 on 06/01/2009.
The RIB does not change because cumulative withdrawals in the calendar year do not exceed the RIA. Retirement Income Base on 06/01/2009: $1,050,000 Retirement Income Amount on 06/01/2009: $52,500

Additional Cash Contribution
You make an additional contribution of $60,000 on 10/29/2009. This date is 65 days prior to 01/02/2010 (or the first business day following the next January
1).
The RIB increases as a result of the additional contribution, but not by the full amount of the additional contribution because there was a withdrawal. The RIA increases by a proportionate amount based on the number of days remaining until the first business day following the next January 1.
(D) Cumulative Additional Contributions: $110,000
(E) Cumulative Withdrawals (that have not reduced RIB): $25,000
(F) Cumulative Increases to RIB as a result of prior Additional Contributions:
$50,000
Retirement Income Base Increase: (D) - (E) - (F) = $110,000 - $25,000 - $50,0000
= $35,000
================================================================================

================================================================================
Retirement Income Base on 10/29/2009: $1,050,000 + $35,000 = $1,085,000
Retirement Income Amount Increase: 5% x $35,000 x 65 / 365 = $312
Retirement Income Amount on 10/29/2009: $52,500 + $312 = $52,812
================================================================================


Additional cash contributions you make to your Account increase your Account value and may increase your Retirement Income Base. Under certain circumstances, additional cash contributions in your Account will not increase your Retirement Income Base and you should consult with your LCM affiliated representative to determine whether additional contributions in the Account are appropriate under your particular circumstances.

================================================================================
EXAMPLE: WITH WITHDRAWALS AND AN ADDITIONAL CONTRIBUTION THAT DOES NOT INCREASE THE RETIREMENT INCOME BASE (ON OR AFTER THE RETIREMENT INCOME DATE)

Certificate Effective Date (01/02/2008)
The Retirement Income Base (RIB) is set equal to the Account value on the certificate effective date. The Retirement Income Amount (RIA) is set equal to 5% of the RIB.
Account value on 01/02/2008: $1,000,000
Retirement Income Base on 01/02/2008: $1,000,000
Retirement Income Amount on 01/02/2008: 5% x $1,000,000 = $50,000

Additional Contribution
You make an additional cash contribution of $50,000 on 01/02/2009.
The RIB increases as a result of the additional contribution. The RIA is recalculated as 5% of the RIB because it is the first business day following January 1, 2009.
(A) Cumulative Additional Contributions: $50,000
(B) Cumulative Withdrawals (that have not reduced RIB): $0
(C) Cumulative Increases to RIB as a result of prior Additional Contributions:
$0
Retirement Income Base Increase: (A) - (B) - (C) = $50,000 - $0 - $0 = $50,000 Retirement Income Base on 01/01/2009: $1,000,000 + $50,000 = $1,050,000
Retirement Income Amount on 01/01/2009: 5% x $1,050,000 = $52,500

Withdrawal 1st year
You make a withdrawal of $50,000 on 06/01/2009.
The RIB does not change because cumulative withdrawals in the calendar year do not exceed the RIA. Retirement Income Base on 06/01/2009: $1,050,000 Retirement Income Amount on 06/01/2009: $52,500

Withdrawal 2nd year
You make a withdrawal of $50,000 on 06/01/2010.
The RIB does not change because cumulative withdrawals in the calendar year do not exceed the RIA.
Retirement Income Base on 06/01/2010: $1,050,000
Retirement Income Amount on 06/01/2010: $52,500

Additional Contribution
You make an additional cash contribution of $60,000 on 10/29/2010. This date is 65 days prior to 01/02/2011 (or the first business day following the next January 1). The RIB does not increase as a result of this additional contribution. The RIA, therefore, also does not increase.
(D) Cumulative Additional Contributions: $110,000
(E) Cumulative Withdrawals (that have not reduced RIB): $100,000
================================================================================

================================================================================
(F) Cumulative Increases to RIB as a result of prior Additional Contributions:
$50,000
Retirement Income Base Increase: (D) - (E) - (F) = $110,000 - $100,000 - $50,000
= $ - 40,000. This negative number is less than zero, so it does not increase the RIB. Although it is negative, the RIB will not be decreased either. The RIB will never decrease as a result of an additional contribution. Hence, a negative RIB increase number is considered to be zero in the following calculation. Retirement Income Base on 10/29/2010: $1,050,000 + $0 = $1,050,000
Retirement Income Amount Increase: 5% x $0 x 65 / 365 = $0
Retirement Income Amount on 10/29/2010: $52,500 + $0 = $52,500.
================================================================================

It is important to understand that your Account value may increase for other reasons as well, such as realized or unrealized investment gains or the reinvestment of dividends. Unless you exercise the Annual Optional Increase, increases in your Account value other than increases resulting from additional cash contributions you make to your Account do not increase your Retirement Income Base.

================================================================================
EXAMPLE:

Assume that on the certificate effective date of your GRIS, your Retirement Income Base equals $500,000. Assume further that by your first certificate anniversary date, your Account value has grown to $510,000 because your investments have appreciated. The increase in your Account value because of the appreciation of your investments would not increase your Retirement Income Base to $510,000 (unless, as discussed below, you have exercised the Annual Optional Increase). Instead, your Retirement Income Base remains $500,000.
================================================================================

INCREASES AS A RESULT OF THE ANNUAL OPTIONAL INCREASE

The Annual Optional Increase is a GRIS feature. You may exercise the Annual Optional Increase to periodically lock in increases in your Account value, if any, in excess of withdrawals, to increase your Retirement Income Base and Retirement Income Amount, and, therefore, your guaranteed income payments (if any). On your certificate anniversary date, if the Account value is greater than your Retirement Income Base, you may exercise the Annual Optional Increase and your Retirement Income Base will be increased to equal your Account value.

Prior to each certificate anniversary date, you will be notified that you may exercise the Annual Optional Increase. We must be notified in writing if you want to exercise the Annual Optional Increase. If you take no action, your Retirement Income Base will remain unchanged.


If you exercise the Annual Optional Increase, you will have immediate access to the proportionate amount of the Retirement Income Amount based on the number of days remaining in the calendar year. Your Retirement Income Amount will increase by an amount equal to 5% multiplied by the amount of the Retirement Income Base increased (as a result of the Annual Optional Increase) multiplied by the number of days until the following January 1 and divided by 365. As of the following January 1, you will have access to the full Retirement Income Amount. As a practical matter, your certificate anniversary date cannot be January 1, because the Company is not open for business on January 1.


If you exercise the Annual Optional Increase and the Account value on your certificate anniversary date is less than your Retirement Income Base, your Retirement Income Base will not increase.

================================================================================
EXAMPLE: WITH APPRECIATION

Assume that on the certificate effective date, your Retirement Income Base is equal to $500,000. Assume further that by your first certificate anniversary date, your Account value has grown to $520,000 because your investments have appreciated and you have not made any withdrawals from your Account. If you exercise the Annual Optional Increase, your Retirement Income Base would automatically be increased on that certificate anniversary date to $520,000.
================================================================================

================================================================================
EXAMPLE: WITH CONTRIBUTIONS PLUS APPRECIATION AND NO WITHDRAWALS IN AN UP MARKET

Assume that on the certificate effective date, your Retirement Income Base is equal to $500,000. Assume further that by your first certificate anniversary date, your Account value has increased to $520,000 because your Account has appreciated, and further assume that you have not made any withdrawals from your Account. If you exercise the Annual Optional Increase, your Retirement Income Base will increase on that certificate anniversary date to $520,000.

Now, assume that by your second certificate anniversary date, your Account value has increased to $540,000 because your Account investments have appreciated, and further assume that you have not made any withdrawals from your Account. Assume that on the second certificate anniversary date, you make an additional contribution to your Account in the amount of $50,000. You may elect to have your Retirement Income Base increased on that certificate anniversary date to $590,000.
================================================================================

================================================================================
EXAMPLE: WITH CONTRIBUTIONS PLUS APPRECIATION AND WITHDRAWALS IN AN UP MARKET

Assume that on the certificate effective date, your Retirement Income Base is equal to $500,000. Assume further that by your first certificate anniversary date, your Account value has increased to $520,000 because your Account has appreciated, and assume that you have not made any withdrawals from your Account. If you exercise the Annual Optional Increase, your Retirement Income Base will be automatically increased on that anniversary date to $520,000.

Assume further that after the first certificate anniversary date but before the second certificate anniversary date, you make a withdrawal from your Account in the amount of $25,000. Assume that on the second anniversary, you make an additional contribution of $50,000. As a result of the additional contribution, your Retirement Income Base will increase by the amount of cumulative additional contributions to your Account ($50,000) less the amount of cumulative withdrawals from your Account that have not decreased the Retirement Income Base ($25,000) less the cumulative amount by which your Retirement Income Base has been increased by additional contributions not including the current additional contribution ($0). Therefore, your Retirement Income Base will increase by $25,000 to $545,000.
================================================================================


              GRIS PAYMENTS ON OR AFTER THE RETIREMENT INCOME DATE
================================================================================

GRIS payments begin if, and when, withdrawals from your Account (within limits of the certificate) and/or poor investment performance reduce your Account value to $0 on or after the Retirement Income Date.

================================================================================
EXAMPLE

Assume that you purchased your GRIS with an Individual Income Guarantee at age 50 and your initial Retirement Income Base was $500,000. Because of increases to your Retirement Income Base, the amount had grown to $1,000,000 by the time you reached your Retirement Income Date at age 65, at which time you began to take annual withdrawals of $50,000 per certificate year (which is your Retirement Income Amount, i.e. 5% of your Retirement Income Base). You do not take withdrawals during any certificate year that exceed $50,000, but because of poor investment performance, your Account Value is reduced to $0 by age 80. At that time, we begin lifetime fixed income payments of $50,000 each year for the rest of your life.
================================================================================

PAYMENTS AFTER THE ACCOUNT VALUE IS REDUCED TO $0


IF YOUR ACCOUNT VALUE IS REDUCED TO $0 AS A RESULT OF WITHDRAWALS WITHIN THE LIMITS OF THE GRIS AND/OR POOR INVESTMENT PERFORMANCE, HOW ARE YOUR CONTINUING INCOME PAYMENTS CALCULATED?

If and when your Account value is reduced to $0 as a result of withdrawals within the limits of your GRIS certificate on or after the Retirement Income Date from your Account and/or poor investment performance before or after the Retirement Income Date, we will provide you with continuing income payments. The income payments under the GRIS certificate are provided through a lifetime fixed payout annuity. The GRIS is treated under state insurance law as an annuity contract.


At the time your Account value equals $0, your Account will remain open, with a $0 balance until the last day of the calendar quarter following the calendar quarter when your Account value first equals $0, at which time your Account will be closed and your investment advisory agreement with LCM will terminate.

We will provide you with continuing income payments in the form of lifetime income payments that will continue until you die, or, if you purchased the Spousal Income Guarantee, until both you and your surviving spouse die. The annual amount of income payments we will pay to you is equal to 5% of the Retirement Income Base on the date your Account value reduces to $0 as a result of withdrawals (within the limits of the certificate) and/or poor investment performance. We will make monthly payments (if any) equal to one-twelfth of the annual payment amount unless you request an alternative payment frequency. You may request an annual lump sum payment. Your payment will begin:

     o If your Account value equals $0 ON OR AFTER the Retirement Income Date as a result of withdrawals (within the limits of the certificate) and/or poor investment performance, monthly payments will commence one month following the date your Account value reduces to $0.

     o If your Account value is reduced to $0 PRIOR TO the Retirement Income Date as a result of poor investment performance, monthly payments will commence one month following the Retirement Income Date.

     o The securities held in the Account are valued by LCM, which obtains security values from pricing services through the custodian of the Account. However, either prior to or after the Retirement Income Date, if an Account value has not reached $0, but only holds securities that cannot be valued by LCM, we reserve the right to assign a value of $0 to the Account for purposes of the GRIS certificate only. In such case, monthly payments will commence as described in one of the two immediately preceding bullets, as applicable.

================================================================================
EXAMPLE

Assume your Retirement Income Date is the same as your certificate effective date. Assume that your Retirement Income Base is equal to $250,000 on your 10th certificate anniversary date and your Retirement Income Amount is 5% of your Retirement Income Base. Therefore, your Retirement Income Amount is equal to 5% of $250,000 or $12,000. Your Account value is equal to $10,000. You make a withdrawal of $10,000 on your 10th certificate anniversary date and your Account value is reduced to $0 as a result of this withdrawal. Monthly lifetime income payments equal to 1/12 of $12,500 or $1,041.67 will begin one month following the date your Account value reduced to $0 and will continue until you die.
================================================================================


WHAT IF YOU DIE BEFORE YOUR LIS INVESTMENTS ARE REDUCED TO $0?


The lifetime income payments under your GRIS are "contingent" because they are triggered only when withdrawals (within the limits of the certificate), and/or poor investment performance, reduce your Account value to $0 within your lifetime (or if the Spousal Income Guarantee has been elected, within your and your spouse's lifetime). But, if these contingencies do not occur within your lifetime or you die before your LIS investments are reduced to $0, then the guarantee terminates without value and we make no payments under the GRIS. Any remaining LIS Investments will be distributed to your spouse or to your testamentary heirs. To notify us that your spouse has died, please call 1-800-208-0197.

                               GENERAL INFORMATION
================================================================================

                   DETERMINING WHETHER A GRIS IS RIGHT FOR YOU

It is important to understand that the GRIS does not protect the actual value of the investments in your Account. For example, if you invest $500,000 in your Account, and your Account value has dropped to $400,000 on the Retirement Income Date, we are not required to add $100,000 to your account. Rather, the GRIS provides that when you have reached the Retirement Income Date, you may begin withdrawing guaranteed lifetime annual income payments of $25,000 (5% of $500,000), rather than $20,000 (5% of $400,000) annually from your Account, and if these withdrawals decrease your Account to $0 then we are required in accordance with the terms of the GRIS to pay you annual income payments equal to your Retirement Income Amount for the rest of your life.

It is also important to understand that even after you have reached the Retirement Income Date and start taking withdrawals from your Account, those withdrawals are made first from your own investments in your Account. We are required to start using our own money to make continuing lifetime income payments to you only when and if your Account value is $0 because of withdrawals (within the limits of the certificate) and/or poor investment performance. We limit our risk under the GRIS in this regard by limiting the amount you may withdraw each year from your Account (without reducing your Retirement Income
Base) to your current Retirement Income Amount. If your investment return on your Account over time is sufficient to generate gains that can sustain systematic or periodic withdrawals equal to or greater than the Retirement Income Amount, then your Account value will never be reduced to $0 and payments under your GRIS will never begin.

There are many variables, however, other than average annual return on your Account that will determine whether your investments in your Account without the GRIS would have generated enough gain over time to sustain systematic or periodic withdrawals equal to your Retirement Income Amount that you would have received if you had purchased the GRIS. Your Account value may have declined over time before the Retirement Income Date, which means that your investments would have to produce an even greater return after the Retirement Income Date to make up for the investment losses before that date. Moreover, studies have shown that individual years of negative annual average investment returns can have a disproportionate impact on the ability of your retirement investments to sustain systematic withdrawals over an extended period, depending on the timing of the poor investment returns.

Of course, even if your Account investments (assuming no GRIS certificate is purchased) do not generate sufficient gains after the date you begin to take income withdrawals to support systematic or periodic withdrawals equal to the Retirement Income Amount you would have received with the GRIS and your actual Account value declines over time, your Account value may not be fully reduced to $0 for a number of years. If you (or if applicable, you and your spouse) die before your investments are reduced to $0, the strategy of liquidating your retirement assets through a program of systematic withdrawals without the protection provided by the GRIS will have proved to be an effective one. However, studies indicate that lifespans are generally continuing to increase, and therefore, while everyone wants to live a long life, funding retirement through systematic withdrawals presents the risk of outliving those withdrawals. The GRIS is designed to protect you against the risk of living too long, commonly known as "longevity risk."

                    DIVORCE OF JOINT SPOUSAL OWNERS OF A GRIS

As discussed in the preceding "Purchasing a GRIS" section of this prospectus, spouses may purchase the Spousal Income Guarantee version of the GRIS to provide predictable lifetime income payments for both spouses by providing continuing income payments if the investments in the spouses' jointly-owned Account are reduced to $0 by withdrawals (within the limits of the certificate) and/or poor investment performance before both spouses die. If spouses purchase a Spousal Income Guarantee GRIS and subsequently determine to obtain a divorce, the divorce will require certain modifications to be made to, or may result in the complete termination of, the GRIS certificate, as described below.

DIVORCE OCCURRING BEFORE ACCOUNT VALUE IS REDUCED TO $0

If a GRIS certificate is owned jointly by spouses, in the event of a divorce that becomes final before the Account value is reduced to $0, the spouses may request that the GRIS certificate continue in effect, subject to certain modifications as discussed below. The spouses must provide written notice to PHL Variable, acceptable to the Company, stating whether the terms of the divorce provide for (i) the spouses to divide the assets in the Account into two new Accounts, (ii) one spouse to remain the sole owner of the Account, or (iii) both spouses to remain owners of the existing Account.

              IF THE FORMER SPOUSES DIVIDE THE ACCOUNT INTO TWO NEW ACCOUNTS. If the former spouses provide us with notice that they will divide the assets in the Account between two new Accounts, the jointly owned spousal GRIS certificate will be converted to two individually owned GRIS certificates, one for each of the two new Accounts. The current GRIS fee applicable to individually owned GRIS certificates on the certificate effective date will be charged. We will allocate the Retirement Income Base from the original Account between the two new Accounts owned by each former spouse, as agreed by the former spouses or as directed by any valid, applicable court order. Until we receive such notice, we will continue to treat both former spouses as the owners of the Account and we will continue to charge the GRIS fee applicable to jointly owned spousal GRIS certificates until we have received notice that the spouses are divorced.

              However, effective as of the date of the divorce, the GRIS certificate will no longer be a "spousal" jointly owned certificate and the certificate will generally terminate upon the first owner's death if such death occurs before we receive notice of the divorce and division of the assets of the Account and the certificate is converted into two individually owned certificates; PROVIDED, HOWEVER, if such death occurs before we receive notice of the divorce, but we are provided with written evidence that, in our sole discretion, establishes that prior to the first former spouse's death, the assets in the Account were legally divided either (i) by operation of applicable state law (e.g., laws of community property states) or (ii) pursuant to a court mandated property settlement that sets forth precisely how the former spouses' Account assets are to be divided, rather than terminating the GRIS certificate, we will convert the jointly owned certificate into an individually owned GRIS certificate for the Account of the surviving former spouse. We will allocate the Retirement Income Base applicable to the original Account to the certificate for the Account of the surviving spouse, in accordance with such applicable law or property settlement, as the case may be. The portion of the Retirement Income Base from the original Account that is attributable to the deceased former spouse under such applicable state law or property settlement will be reduced to zero and the GRIS certificate will be terminated as to the assets in the Account attributable to the deceased former spouse, as of the date of such deceased former spouse's death.


              FORMER SPOUSES THAT DIVIDE THEIR ACCOUNT INTO TWO NEW ACCOUNTS AND REQUEST THAT THEIR GRIS BE CONVERTED TO TWO INDIVIDUAL GRIS CERTIFICATES SHOULD BE AWARE THAT THE TWO NEW ACCOUNTS MUST BE INVESTED IN ACCORDANCE WITH AN ELIGIBLE ASSET ALLOCATION MODEL AND THAT THEIR RIGHTS AND OBLIGATIONS UNDER THE NEW CERTIFICATES WILL BE THE SAME AS UNDER THE INDIVIDUALLY-OWNED GRIS CERTIFICATE GENERALLY.


              ONE FORMER SPOUSE REMAINS THE SOLE OWNER OF THE ACCOUNT. If the former spouses notify us that only one of the former spouses will remain an owner of the Account, which was previously owned by the former spouses, the jointly owned spousal GRIS certificate will be terminated and an individually owned certificate will be issued to the sole owner. Until we receive such notice, we will continue to treat both former spouses as the owners of the Account and we will continue to charge the Spousal Income Guarantee fee, currently 1.45% of the Retirement Income Base. After we receive such notice, the fee is the Individual Income Guarantee fee, which is currently 1.25% of the Retirement Income Base. However, effective as of the date of the divorce, upon the death of the former spouse who is to remain the sole owner of the Account, the GRIS certificate will terminate upon the death of such former spouse, even if such death occurs before we receive notice that the former spouse is to remain the sole owner of the Account. The GRIS fee will not be charged after the date of death of such former spouse.



              THE FORMER SPOUSE THAT REMAINS THE OWNER OF THE ACCOUNT AND TO WHOM A NEW INDIVIDUALLY-OWNED GRIS IS ISSUED IN THE CIRCUMSTANCES DESCRIBED ABOVE SHOULD BE AWARE THAT THE ACCOUNT MUST REMAIN INVESTED IN ACCORDANCE WITH AN ELIGIBLE ASSET ALLOCATION MODEL AND THAT THE FORMER SPOUSE'S RIGHTS AND OBLIGATIONS UNDER THE NEW GRIS CERTIFICATE WILL BE THE SAME AS UNDER AN INDIVIDUALLY-OWNED GRIS CERTIFICATE GENERALLY.


              BOTH FORMER SPOUSES REMAIN JOINT OWNERS OF THE ACCOUNT. If the former spouses are to remain the joint owners of the Account, the former spouses will continue as the joint owners of a new Individual Income Guarantee to replace the Spousal Income Guarantee upon receipt of a notice of divorce. We will then begin to charge the fee applicable to Individual Income Guarantee. The

              Individual Income Guarantee is currently 1.25% of the Retirement Income Base; it may increase in the future, but it will never be greater than 5.00% of the Retirement Income Base. The certificate will terminate upon the first owner's death, even if such death occurs before we receive notice of the divorce.


              FORMER SPOUSES WHO REMAIN THE JOINT OWNERS OF AN ACCOUNT AND CONTINUE THEIR JOINT OWNERSHIP OF A GRIS CERTIFICATE IN THE CIRCUMSTANCES DESCRIBED ABOVE SHOULD BE AWARE THAT THE ACCOUNT MUST REMAIN INVESTED IN ACCORDANCE WITH AN ELIGIBLE ASSET ALLOCATION MODEL AND THAT THE FORMER SPOUSES' RIGHTS AND OBLIGATIONS UNDER THE GRIS CERTIFICATE WILL BE THE SAME AS UNDER AN INDIVIDUALLY-OWNED GRIS CERTIFICATE GENERALLY.

     o Divorce occurring on or after the Account value is reduced to $0. If a GRIS certificate is jointly owned by spouses, in the event of a divorce that becomes final on or after the Account value is reduced to $0, we will split the income payments according to any written notice of divorce received by us. Prior to our receipt of the written notice of divorce, we will make any income payments due under the GRIS in the manner prescribed by the former spouses pursuant to the terms of the certificate.

                             TERMINATION OF THE GRIS
================================================================================

VOLUNTARY TERMINATION. You may terminate your GRIS at any time in accordance with notification requirements. No amount of GRIS fees will be returned to you and your GRIS will terminate without value. If you decide to terminate your GRIS, your Account value will remain unchanged. You may not apply for a new GRIS certificate for 90 days after the voluntary termination.

CANCELLATION

Once you purchase your GRIS, you can only cancel it by (i) notifying us in writing that you no longer want the GRIS and to stop payment of the GRIS fees from your Account, (ii) closing or transferring your Account or (iii) liquidating all of the investments in your Account.

AUTOMATIC TERMINATION. Your GRIS will automatically terminate upon any of the following events:

     Death of an Owner
     -----------------
     o If you purchased the GRIS with the Individual Income Guarantee, your GRIS will terminate upon your death or, if the GRIS was purchased with an IRA, the IRA owner's death.

     o If you purchased the GRIS with the Spousal Income Guarantee, upon the death of the first owner to die, the surviving spouse may continue the GRIS, the GRIS certificate will terminate upon death of the surviving spouse.

     Excess Withdrawals
     ------------------
     o If your Retirement Income Base is reduced to $0 by excess withdrawals, your GRIS will terminate.

     Lifetime Payment Option
     -----------------------

     o The Lifetime Payment Option is an option that allows you, at any time, to liquidate all of the investments in your Account and apply the proceeds to purchase a lifetime fixed immediate annuity contract from us. Your annuity payments will never be less than those calculated in accordance with the annuity rates guaranteed in the GRIS. Your GRIS certificate will terminate if you elect the Lifetime Payment Option. For more information on the Lifetime Payment Option, see Appendix B.


     Non-Compliance with Investment Parameters
     -----------------------------------------
     o LCM has agreed to certain investment Parameters for those strategies designated for use with the GRIS certificate, which, in certain circumstances, if exceeded, may result in the termination of your GRIS certificate.

     For more information regarding the termination of the GRIS certificate under such circumstances, see "What Happens if LCM Manages Your Account in a Manner Unacceptable to Us?" section of this prospectus.

                            MISCELLANEOUS PROVISIONS
================================================================================

PERIODIC COMMUNICATIONS TO GRIS OWNERS


LCM will provide quarterly performance reports related to your Account to your financial advisor. We will provide periodic reports, including a GRIS Fee Deduction Notice, GRIS Adjustment Notice, and GRIS Termination Notice, as well as annual reports including the GRIS Anniversary Notice and GRIS January 1 Notice. The GRIS Fee Deduction Notice will confirm the withdrawal of GRIS fees from the Account. The GRIS Adjustment fee Notice confirms the following: any withdrawal before the Retirement Income Date, an excess withdrawal on or after the Retirement Income Date, additional contributions that increase the Retirement Income Base, and when the Retirement Income Amount is calculated as a result of the client reaching the Retirement Income Date. The GRIS Anniversary Notice confirms the Retirement Income Date, the Retirement Income Base, the Retirement Income Amount, the Calendar Yearly-to-Date Withdrawals, the Calendar Year Remaining Amount (if on or after the Retirement Income Date), the Certificate Anniversary, and the GRIS Fee Percentage. The GRIS Termination Notice confirms the termination of the GRIS without value. The GRIS January 1 Notice confirms the Retirement Income Date, the Retirement Income Base, and the Retirement Income Amount (only after the Retirement Income Date).


AMENDMENTS TO A GRIS CERTIFICATE

The group annuity contract under which GRIS certificates are is issued in the form of an individual or spousal certificate and the GRIS certificate itself may be amended to conform to changes in applicable law or interpretations of applicable law. Any changes in the GRIS certificate and/or the group annuity contract under which it is issued, may need to be approved by certain state insurance departments. You will receive written notice of such changes in the GRIS certificate.

ASSIGNMENT

You may not assign your interest in your GRIS certificate without our prior written approval.

                              TAXATION OF THE GRIS
================================================================================


The following is a general discussion based on our interpretations of current Federal income tax law. This discussion does not cover every situation and does not address all possible circumstances. In general, this discussion does not address the tax treatment of transactions involving investment assets held in your Account except insofar as the GRIS itself may be relevant to the tax treatment of such transactions. Further, no attempt is made to consider any applicable state tax or other tax laws, or to address any federal estate, or state and local estate, inheritance and other tax consequences of the GRIS. Estate and inheritance tax consequences will depend on your individual circumstances. You should also be aware that the tax laws may change, possibly with retroactive effect. You should consult your own tax advisor regarding the potential tax implications of the GRIS in light of your particular circumstances.

THE GRIS IS NOVEL AND INNOVATIVE AND, TO DATE, ITS PROPER CHARACTERIZATION AND CONSEQUENCES FOR FEDERAL INCOME TAX PURPOSES HAVE NOT BEEN DIRECTLY ADDRESSED IN ANY CASE, ADMINISTRATIVE RULINGS OR OTHER PUBLISHED AUTHORITIES. We are aware the Internal Revenue Service currently has these issues under consideration in relation to products similar to the GRIS and we understand that it has not reached conclusions on these issues. It is possible that the Internal Revenue Service could reach conclusions that are different than those stated herein. We make no assurances that the Internal Revenue Service will agree with the interpretations of the expected tax treatment of the GRIS or the effect (or lack of effect) of the GRIS on the tax treatment of any transactions involving the GRIS, contained in this prospectus or that a court would agree with these interpretations if the Internal Revenue Service challenged them. YOU SHOULD CONSULT A TAX ADVISOR BEFORE PURCHASING THE GRIS.


If sold in connection with an Individual Retirement Account (IRA Account), the GRIS is called a Qualified GRIS. If the GRIS is independent of any formal retirement or pension plan, it is termed a Non-Qualified GRIS. Different tax rules apply to Qualified GRIS and Non-Qualified GRIS, and the tax rules applicable to the Qualified GRIS vary according to the type of IRA and the terms and conditions of the plan.

NON-QUALIFIED GRIS

TREATMENT OF GRIS AS ANNUITY CONTRACT. Although there is no direct guidance on this issue, we intend to treat a Non-Qualified GRIS as an annuity contract for Federal income tax purposes. It is possible that the Internal Revenue Service ("IRS") will characterize GRIS as some other type of financial derivative such as an option or a notional principal contract rather than an annuity, possibly with different tax consequences than if it were treated as an annuity. For example, if the GRIS were treated as an option with respect to your Account assets, dividends on investments in your Account that would otherwise constitute "qualifying dividend income" might be ineligible for lower tax rates and you may be unable to qualify for long-term capital gain treatment with respect to investments in your Account. In view of the uncertainty of the tax treatment of a Non-Qualified GRIS, holders or beneficiaries of a Non-Qualified GRIS should consult their own tax advisors regarding the tax consequences to them of holding a Non-Qualified GRIS.


In order to be treated as an annuity contract for Federal tax purposes, a contract must contain certain provisions prescribing distributions that must be made when an owner of the contract dies. We believe that by its terms the GRIS satisfies these requirements. In all events, we will administer the GRIS to comply with these Federal tax requirements. We also intend to treat the GRIS as an annuity contract that is separate and apart from the assets in your Account for Federal income tax purposes. There is no authority directly authorizing this treatment, however, and you should consult a tax advisor on the issue.


YOUR ACCOUNT. We believe that, in general, the tax treatment of transactions involving the investments in your Account including redemptions, dispositions and distributions with respect to such investments, more likely than not, will initially and, for most individuals, during the entire period a Non-Qualified GRIS is in effect, be the same as such treatment would be in the absence of the GRIS. (The tax treatment of such transactions is beyond the scope of this prospectus, you should consult a tax advisor for further information about the tax treatment of investments covered by the GRIS.) Thus, we believe, in general, that it is more likely than not that, at least initially and, for most individuals the entire period the GRIS is in effect, (1) distributions and dividends on your Account will not be treated as payments under the GRIS, but rather as distributions with respect to such investments; (2) amounts received on redemption or disposition of your investments in your Account will be treated as amounts realized on a sale or exchange of such assets rather than as distributions under the GRIS; and (3) the purchase of a Non-Qualified GRIS will not automatically result in either (a) loss of the benefit of preferential income tax rates currently applicable to dividends paid on investments in your Account otherwise constituting "qualified dividend income" or (b) under the so-called "straddle" rules, suspension of the holding period for purposes of determining eligibility for long-term capital gains treatment of any gains, or potential deferral of losses, when investments in your Account are sold or exchanged. (These conclusions are in part based on the low probability when your GRIS is issued that your Account value will reach $0 and that you will receive Retirement Income Amount payments thereafter.)

There are no published authorities directly supporting our conclusions and the relevant guidance is susceptible to differing interpretations that may cause the IRS to disagree with them. If the IRS were to successfully take a different position on these issues, it could have a material adverse effect on the tax consequences of your acquisition, holding and disposition of investments in your Account. FURTHERMORE, EVEN IF OUR INTERPRETATIONS ARE CORRECT, IT IS POSSIBLE THAT THE TAX CONSEQUENCES UNDER THE QUALIFIED DIVIDEND AND STRADDLE RULES COULD CHANGE DEPENDING ON CHANGES IN YOUR CIRCUMSTANCES IN FUTURE YEARS, PARTICULARLY IF LOSSES ARE REALIZED AT A TIME WHEN IT HAS BECOME LIKELY THAT YOUR ACCOUNT VALUE WILL REACH $0 AND YOU WILL RECEIVE RETIREMENT INCOME AMOUNT PAYMENTS THEREAFTER. The tax consequences could also change due to changes in the tax laws. Although the exact nature of any such possible change is speculative, one possibility in the case of the qualified dividend income rules is an increase in the rate applicable to qualified dividend income. Alternatively, the special rate applicable to such income could be eliminated entirely, resulting in dividends being taxed at ordinary income rates. A possible change in the straddle rules is a modification to the scope of those rules, with the result that transactions in an Account not subject to the straddle rules under current law would become subject to the loss deferral and other limitations applicable to straddles. Given the novelty of a Non-Qualified GRIS, you should consult your own tax advisor as to the tax consequences, if any, of the GRIS under these rules and other relevant tax provisions, both at the time of initial purchase and in subsequent years.

The following discussion assumes that a Non-Qualified GRIS will be treated as an annuity contract for federal tax purposes and that the Non-Qualified GRIS will have no effect on the tax treatment of transactions involving the assets held in your Account.

PAYMENTS AFTER ACCOUNT VALUE IS REDUCED TO $0. If your Non-Qualified GRIS is treated as an annuity contract for Federal tax purposes, Retirement Income Amount payments beginning if and when your Account value has been reduced to $0 should generally be treated in part as taxable ordinary income and, while not free from doubt, in part as non-taxable recovery of the aggregate GRIS certificate fees you have previously paid (your "investment in the contract") until you recover all of your investment in the contract. (The ratio of taxable-income to recovery of investment amounts will depend on your life expectancy at the time you begin recovering payments). After you recover all of your investment in the contract, payments will be taxable in full as ordinary income. You should consult a tax advisor as to the tax treatment of Retirement Income Amount payments.

WITHHOLDING. As annuity distributions, Retirement Income Amount payments will generally be subject to withholding for the recipient's U.S. Federal income tax liability. Recipients who are U.S. citizens can generally elect, however, not to have tax withheld from such payments. Purchasers of a Non-Qualified GRIS who are not U.S. citizens will generally be subject to U.S. Federal withholding tax on taxable distributions from their GRIS at a 30% rate, unless a lower treaty rate applies. In addition, purchasers who are not U.S. citizens or residents may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser's country of citizenship or residence. Prospective purchasers of a Non-Qualified GRIS who are not U.S. citizens or residents are advised to consult with a qualified tax adviser regarding U.S. Federal, state, and foreign taxation with respect to the purchase of a GRIS.

PAYMENT OF THE GRIS FEE FROM ACCOUNT INVESTMENTS. The redemption or disposition of investments in your Account to pay the GRIS fee will be treated as amounts realized on the sale or exchange of such investments generating taxable gains and/or losses as a result of such sale or exchange, and therefore you will not be able to apply the proceeds from such a redemption or disposition to pay the GRIS Fee on a tax-free basis. You should consult a tax advisor for further information.


QUALIFIED GRIS

The GRIS may be used with Individual Retirement Accounts, including Roth IRA Accounts (collectively, "IRA Accounts"). The Qualified GRIS is not available as an Individual Retirement Annuity (IRA Annuity).

The tax rules applicable to a Qualified GRIS vary according to the type of IRA Account and the terms and conditions of the IRA Account. No attempt is made here to provide more than general information about the use of the Qualified GRIS with the IRA Account. Participants under such IRA Account, as well as beneficiaries, are cautioned that the rights of any person to any benefits under such IRA Account may be subject to the terms and conditions of the IRA Accounts themselves or limited by applicable law, regardless of the terms and conditions of the Qualified GRIS.


We reserve the right to discontinue offering the GRIS to new certificateholders that plan to use the GRIS with IRA Accounts. The Qualified GRIS is available only with respect to the IRA Account for which the Qualified GRIS is purchased.

o The Qualified GRIS is intended for purchase by the trustee or custodian of IRA Accounts. The GRIS is owned by the IRA itself.

o We are not responsible for determining whether the Qualified GRIS complies with the terms and conditions of, or applicable law governing, any IRA Account. You are responsible for making that determination. Similarly, we are not responsible for administering any applicable tax or other legal requirements applicable to the IRA Account. You or a service provider for the IRA Account are responsible for determining that distributions, beneficiary designations, investment restrictions, charges and other transactions under the Qualified GRIS are consistent with the terms and conditions of the plan and applicable law.

o IRA Accounts may be subject to required minimum distribution rules. The value of the guarantee provided by the Qualified GRIS may have to be taken into Account in determining your required minimum distributions under the IRA Account. Withdrawals from your Account taken to meet required minimum distribution requirements, in proportion to the value of your Account to your overall IRA Account balance, will be deemed to be within the certificate limits for GRIS and will not reduce your Retirement Income Base.

o If you pay the GRIS fee for a Qualified GRIS with proceeds from your IRA Account, that payment will not be a "distribution" from your IRA Account for purposes of the Code. If you pay the GRIS fee for a Qualified GRIS from other assets outside your IRA Account, the GRIS fee may have tax consequences and also may be treated as an additional contribution to your IRA Account. You should consult a tax advisor for further information.

Effective January 1, 1993, Section 3405 of the Internal Revenue Code was amended to change the roll-over rules applicable to the taxable portions of distributions from qualified pension and profit-sharing plans. Taxable distributions eligible to be rolled over generally will be subject to 20 percent income tax withholding. Mandatory withholding can be avoided only if the employee arranges for a direct rollover to another qualified pension or profit-sharing plan or to an IRA. The mandatory withholding rules apply to all taxable distributions from qualified plans except (a) distributions required under the Code, (b) substantially equal distributions made over the life (or life expectancy) of the employee, or for a term certain of 10 years or more and (c) the portion of distributions not includable in gross income (i.e., return of after-tax contributions). Numerous changes have been made to the income tax rules governing IRA Accounts as a result of legislation enacted during the past several years, including rules with respect to: maximum contributions, required distributions, penalty taxes on early or insufficient distributions and income tax withholding on distributions. The following are general descriptions of the various types of IRA Accounts and of the use of the contracts in connection therewith.

INDIVIDUAL RETIREMENT ACCOUNTS. Code Sections 408 and 408A permit eligible individuals to contribute to an individual retirement program known as an "IRA" or "Roth IRA". These IRAs are subject to limitations on the amount that may be contributed, the persons who may be eligible and on the time when distributions may commence. In addition, distributions from certain other types of qualified plans may be placed on a tax-deferred basis into an IRA. Effective January 1, 1997, employers may establish a new type of IRA called SIMPLE (Savings Incentive Match Plan for Employees). Special rules apply to participants' contributions to and withdrawals from SIMPLE IRAs. Also effective January 1, 1997, salary reduction IRAs (SARSEP) no longer may be established. Effective January 1, 1998, individuals may establish Roth IRAs. Special rules also apply to contributions to and distributions from Roth IRAs. A Qualified GRIS may be purchased by an IRA Account for brokerage account held under that IRA Account. The Qualified GRIS is not available as an Individual Retirement Annuity.

TAX ON CERTAIN DISTRIBUTIONS RELATING TO IRA ACCOUNTS.
Distributions under a Qualified GRIS may be paid to the IRA Account, if permitted under the terms of the IRA Account, or directly to you. Distributions paid to the IRA Account are not in and of themselves taxable.

In the case of distributions from your traditional IRA Account to you, including payments to you from the Qualified GRIS, a ratable portion of the amount received is taxable, generally based on the ratio of your cost basis (if any) to your total accrued benefit under the IRA Account. Section 72(f) of the Code imposed a 10% penalty tax on the taxable portion of any distribution from IRA Accounts. To the extent amounts are not includable in gross income because they have been properly rolled over to another IRA or to another eligible qualified plan, no tax penalty will be imposed. The tax penalty also will not apply to:
(a) distributions made on or after the date on which you reach age 59 1/2; (b) distributions following your death or disability of the participant (for this purpose disability is as defined in Section 72(m)(7) of the Code); (c) distributions that are part of substantially equal periodic payments made not less frequently than annually for your life (or life expectancy) of you or the joint lives (or joint life expectancies) of you and your designated beneficiary; and (d) certain other distributions specified in the Code.

Generally, distributions from a traditional IRA Account must commence no later than April 1 of the calendar year following the later of the year in which the individual attains age 70 1/2. Required distributions must be over a period not exceeding the life expectancy of the individual or the joint lives or life expectancies of the individual and his or her designated beneficiary. Distribution requirements also apply to IRAs and Roth IRAs upon the death of the IRA owner. If the required minimum distributions are not made, a 50% penalty tax is imposed as to the amount not distributed.

Roth IRAs, as described in Code section 408A, permit certain eligible individuals to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax and other special rules apply.

The Owner may wish to consult a tax advisor before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA.


SEEK TAX ADVICE. The above description of federal income tax consequences of the different types of IRAs which may be funded by a Qualified GRIS offered by this prospectus is only a brief summary meant to alert you to the issues and is not intended as tax advice. Anything less than full compliance with the applicable rules, all of which are subject to change, may have adverse tax consequences. Any person considering the purchase of a GRIS in connection with an IRA Account should first consult a qualified tax advisor, with regard to the suitability of the GRIS for the IRA Account.

                                   DEFINITIONS
================================================================================

    The following is a listing of defined terms and the page numbers of the page on which the definition of each term may be found.

TERM                                                                 PAGE NUMBER
--------------------------------------------------------------------------------
Account......................................................................
Annual Optional Increase.....................................................
Asset Allocation Strategy....................................................
Certificate..................................................................
Covered Assets...............................................................
General Account..............................................................
GRIS ........................................................................
GRIS Fee.....................................................................
Individual Income Guarantee..................................................
Individual Retirement Account ("IRA Account")................................
Lifetime Payment Option......................................................
Non-Qualified GRIS...........................................................
Parameters...................................................................
Certificate Anniversary Date.................................................
Certificate Effective Date...................................................
Retirement Income Amount.....................................................
Retirement Income Base.......................................................
Retirement Income Date.......................................................
Spousal Income Guarantee.....................................................
Withdrawal...................................................................

                           DESCRIPTION OF PHL VARIABLE
================================================================================

OVERVIEW
     Our executive and administrative office is located at One American Row, Hartford, Connecticut, 06103-2899.

     PHL Variable is a stock life insurance company. It was incorporated in Connecticut on July 15, 1981 and is a wholly owned subsidiary of Phoenix Life Insurance Company ("Phoenix") through its holding company, PM Holdings, Inc. Phoenix is a life insurance company, which is wholly owned by The Phoenix Companies, Inc. ("PNX"), which is a manufacturer of insurance, annuity and investment products and services. PNX was organized in Connecticut in 1851 and in connection with its merger in 1992 with Home Life Insurance Company, Phoenix redomiciled to New York.

     On June 25, 2001, the effective date of its demutualization, Phoenix converted from a mutual life insurance company to a stock life insurance company and became a wholly owned subsidiary of PNX. In addition, on June 25, 2001, PNX completed its initial public offering (IPO).


    The following chart illustrates our corporate structure as of September 30, 2007.

                           ---------------------------
                           The Phoenix Companies, Inc.
                           ---------------------------
                                       |
                                       |
      ------------------------------     ---------------------------------------
      Phoenix Life Insurance Company     Other Domestic and Foreign Subsidiaries
                   100%                               Various %s
      ------------------------------     ---------------------------------------
                    |                                      |
                    |                                      |
   -----------------
   PM Holdings, Inc.
         100%
   -----------------
          |
          |
          ------------------------------
          PHL Variable Insurance Company
                      100%
          ------------------------------
                       |
                       |
               ---------------------------------------
               Other Domestic and Foreign Subsidiaries
                             Various %s
               ---------------------------------------


     We are a manufacturer of life insurance and annuity products. We provide these products and services through a wide variety of third-party financial advisors. We manufacture a variety of life insurance and annuity products, including universal, variable universal and term life insurance and a range of variable annuity offerings.


     Our profitability depends principally upon:

o    the adequacy of our product pricing, which is primarily a function of our:


     o   ability to select appropriate underwriting risks;
     o   mortality experience;
     o   ability to generate investment earnings;
     o ability to maintain expenses in accordance with our pricing assumptions; and
     o persistency on policies issued (the percentage of policies remaining in force from year to year as measured by premiums);

o    the amount and composition of funds on deposit;

o the maintenance of our target spreads between the rate of earnings on our investments and interest rates credited to customers; and

o    our ability to manage expenses.


     We derive our revenues principally from:


o    premiums on life insurance;


o insurance and investment product fees on variable life and annuity products and universal life products; and


o    net investment income and net realized investment gains.

     Under accounting principles generally accepted in the United States of America, or GAAP, premium and deposit collections for variable life, universal life and annuity products are not recorded as revenues. For certain investment options of variable products, collections are reflected on our balance sheet as an increase in separate account liabilities. Collections for universal life, fixed annuities and certain investment options of variable annuities are reflected on our balance sheet as an increase in policyholder deposit funds. Collections for other products are reflected on our balance sheet as an increase in policy liabilities and accruals.


     Our expenses consist principally of:

o insurance policy benefits provided to policyholders, including interest credited on policies;

o    deferred policy acquisition cost amortization;

o    other operating expenses; and

o    income taxes.


     Our sales and financial results are always affected by demographic, industry and market trends. For example, the baby boom generation is in its prime savings years and Americans generally have begun to rely less on defined benefit retirement plans, Social Security and other government programs to meet their postretirement financial needs. In addition, product preferences have shifted between fixed and variable options depending on market and economic conditions. Our balanced product portfolio, including universal life, variable life and variable annuity products, positions us to meet this shifting demand.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
================================================================================


                             SELECTED FINANCIAL DATA
     The following selected financial data should be read in conjunction with the financial statements and notes, which can be found at the end of this Prospectus.


QUARTERLY DATA ($ IN THOUSANDS)
                                                                      THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                        SEPTEMBER 30,                     SEPTEMBER 30,
                                                                -------------------------------  --------------------------------
                                                                     2007            2006             2007             2006
                                                                --------------- ---------------  ---------------  ---------------
REVENUES:
Premiums........................................................ $       4,199   $       2,975    $      10,260    $       8,669
Insurance and investment product fees...........................        67,510          46,015          181,373          129,850
Net investment income...........................................        27,609          30,404           82,695           99,370
Net realized investment losses..................................        (1,987)           (169)          (1,798)          (4,315)
                                                                --------------- ---------------  ---------------  ---------------
TOTAL REVENUES..................................................        97,331          79,225          272,530          233,574
                                                                --------------- ---------------  ---------------  ---------------

BENEFITS AND EXPENSES:
Policy benefits.................................................        39,107          28,548          107,338          109,036
Policy acquisition cost amortization............................        29,251          27,480           82,757           61,304
Other operating expenses........................................        20,641          14,781           58,150           50,556
                                                                --------------- ---------------  ---------------  ---------------



                                                                      THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                        SEPTEMBER 30,                     SEPTEMBER 30,
                                                                -------------------------------  --------------------------------
                                                                     2007            2006             2007             2006
                                                                --------------- ---------------  ---------------  ---------------
TOTAL BENEFITS AND EXPENSES.....................................        88,999          70,809          248,245          220,896
                                                                --------------- ---------------  ---------------  ---------------
Income before income taxes......................................         8,332           8,416           24,285           12,678
Applicable income tax expense...................................          (524)         (1,027)          (5,693)          (2,128)
                                                                --------------- ---------------  ---------------  ---------------
NET INCOME...................................................... $       7,808   $       7,389    $      18,592    $      10,550
                                                                =============== ===============  ===============  ===============


                                                                                                          SEPTEMBER 30,
                                                                                                 --------------------------------
                                                                                                      2007             2006
                                                                                                 ---------------  ---------------
TOTAL ASSETS..................................................................................... $   6,196,163    $   5,849,199
                                                                                                 ===============  ===============

ANNUAL DATA ($ IN THOUSANDS)
                                                                            YEAR ENDED DECEMBER 31,
                                               ----------------------------------------------------------------------------------
                                                    2006             2005            2004             2003             2002
                                               ---------------  --------------- ---------------  ---------------  ---------------
REVENUES:
Premiums....................................... $      13,575    $       9,521   $       7,367    $       5,829    $       4,372
Insurance and investment product fees..........       180,498          109,270          83,300           65,529           46,915
Investment income, net of expenses.............       129,325          154,374         143,862          133,531           92,472
Net realized investment gains (losses).........        (2,460)         (10,569)          5,121              768          (16,167)
                                               ---------------  --------------- ---------------  ---------------  ---------------
TOTAL REVENUES.................................       320,938          262,596         239,650          205,657          127,592
                                               ---------------  --------------- ---------------  ---------------  ---------------

BENEFITS AND EXPENSES:
Policy benefits................................       151,285          130,279         136,760          127,311           98,915
Policy acquisition cost amortization...........        91,168           80,402          45,027           20,040           23,182
Other operating expenses.......................        65,388           50,493          35,683           35,288           27,386
                                               ---------------  --------------- ---------------  ---------------  ---------------
TOTAL BENEFITS AND EXPENSES....................       307,841          261,174         217,470          182,639          149,483
                                               ---------------  --------------- ---------------  ---------------  ---------------
Income (loss) before income taxes..............        13,097            1,422          22,180           23,018          (21,891)
Applicable income taxes (benefit)..............         3,016           (2,801)          5,465            8,369           (8,635)
                                               ---------------  --------------- ---------------  ---------------  ---------------
NET INCOME (LOSS).............................. $      10,081    $       4,223   $      16,715    $      14,649    $     (13,256)
                                               ===============  =============== ===============  ===============  ===============


                                                                                 DECEMBER 31,
                                               ----------------------------------------------------------------------------------
                                                    2006             2005            2004             2003             2002
                                               ---------------  --------------- ---------------  ---------------  ---------------
TOTAL ASSETS................................... $   5,849,199    $   5,979,155   $   6,035,711    $   5,632,854    $   4,383,520
                                               ===============  =============== ===============  ===============  ===============



ADOPTION OF NEW ACCOUNTING STANDARDS
     The Company adopted the provisions of the Financial Accounting Standards Board, or FASB, Interpretation No. 48, Accounting for Uncertainty in Income Taxes, or FIN 48, on January 1, 2007. As a result of the implementation of FIN 48, we recognized a cumulative effect adjustment of approximately $1,000 thousand increase in reserves for uncertain tax benefits, which was accounted for as a reduction to the January 1, 2007 balance of retained earnings. Including the cumulative effect adjustment, we had $1,840 thousand of total gross unrecognized tax benefits as of January 1, 2007. The entire amount of unrecognized tax benefits would, if recognized, impact the annual effective tax rate upon recognition.


     It is reasonably possible that any changes within the next twelve months to the uncertain tax positions recorded as of September 30, 2007 will not result in a material change to our results of operations, financial condition or liquidity. We do not anticipate that there will be additional payments made or refunds received within the next twelve months with respect to the years under audit. We do not anticipate any increases to the unrecognized tax benefits that would have a significant impact on the financial position of the Company.

     We recognize interest and penalties related to amounts accrued on uncertain tax positions and amounts paid or refunded from federal and state income tax authorities in tax expense. The interest and penalties recorded during the three and nine-month periods ending September 30, 2007 and 2006 did not have a material impact on the effective tax rate those periods. We did not have an accrual for the payment of interest and penalties as of January 1, 2007.


     In September 2006, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, or SAB 108. SAB 108 provides guidance for how errors should be evaluated to assess materiality from a quantitative perspective. SAB 108 permits companies to initially apply its provisions by either restating prior financial statements or recording the cumulative effect of initially applying the approach as adjustments to the carrying values of assets and liabilities as of January 1, 2006 with an offsetting adjustment to retained earnings. We adopted SAB 108 on December 31, 2006 with no effect to the financial statements.

     In March 2006, the FASB issued SFAS 156, Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, or SFAS 156. SFAS 156 provides guidance on recognition and disclosure of servicing assets and liabilities and is effective beginning January 1, 2007. We adopted this standard effective January 1, 2007 with no material impact on our financial position and results of operations.

     Effective January 1, 2006, we adopted SFAS 155, Accounting for Certain Hybrid Financial Instruments, or SFAS 155. SFAS 155 resolves certain issues surrounding the accounting for beneficial interests in securitized financial assets. Our adoption of SFAS 155 did not have a material effect on our financial statements.

     Effective January 1, 2006, we adopted FASB Staff Position Nos. SFAS 115-1 and SFAS 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, or FSP 115-1. FSP 115-1 provides guidance as to the determination of other-than-temporarily impaired securities and requires certain financial disclosures with respect to unrealized losses. These accounting and disclosure requirements largely codify our existing practices as to other-than-temporarily impaired securities and thus, our adoption did not have a material effect on our financial statements.

     In September 2005, the Accounting Standards Executive Committee, or AcSEC, of the AICPA issued Statement of Position 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts, or SOP 05-1. SOP 05-1 provides guidance on accounting by insurance enterprises for deferred policy acquisition costs on internal replacements of insurance and investment contracts other than those specifically described in Statement of Financial Accounting Standards No. 97, or SFAS No. 97. The SOP defines an internal replacement as a modification in product benefits, features, rights, or coverages that occurs by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. This SOP is effective for internal replacements occurring in fiscal years beginning after December 15, 2006. We adopted this standard effective January 1, 2007 with no material effect on our financial position and results of operations.

ACCOUNTING STANDARDS NOT YET ADOPTED
     In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, or SFAS 159. SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007, and early adoption is permitted provided the entity also elects to apply the provisions of SFAS No. 157, Fair Value Measurements, at the same time. We are currently assessing the impact of SFAS 159 on our financial position and results of operations.

     In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, or SFAS 157. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 provides guidance on how to measure fair value when required under existing accounting standards. The statement establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels ("Level 1, 2 and 3"). Level 1 inputs are observable inputs that reflect quoted prices for identical assets or liabilities in active markets that we have the ability to access at the measurement date. Level 2 inputs are observable inputs, other than quoted prices included in Level 1, for the asset or liability. Level 3 inputs are unobservable inputs reflecting our estimates of the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk). Quantitative and qualitative disclosures will focus on the inputs used to measure fair value for both recurring and non-recurring fair value measurements and the effects of the measurements in the financial statements. We will adopt SFAS 157 effective January 1, 2008. Adoption of this statement is expected to have an impact on our financial statements; however, the impact has not yet been determined.


CRITICAL ACCOUNTING ESTIMATES

     The analysis of our results of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Critical accounting estimates are reflective of significant judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.


     The following are areas that we believe require significant judgments:


>    Deferred Policy Acquisition Costs ("DAC")


     We amortize DAC based on the related policy's classification. For individual life insurance policies, DAC is amortized in proportion to estimated gross margins. For universal life, variable universal life and accumulation annuities, DAC is amortized in proportion to estimated gross profits, or EGPs. Policies may be surrendered for value or exchanged for a different one of our products (internal replacement). The DAC balance associated with the replaced or surrendered policies is amortized to reflect these surrenders.

     Each year, we develop future EGPs for the products sold during that year. The EGPs for products sold in a particular year are aggregated into cohorts. Future EGPs are projected for the estimated lives of the contracts. The amortization of DAC requires the use of various assumptions, estimates and judgments about the future. The assumptions, in the aggregate, are considered important in the projections of EGPs. The assumptions developed as part of our annual process are based on our current best estimates of future events, which are likely to be different for each year's cohort. Assumptions considered to be significant in the development of EGPs include separate account fund performance, surrender and lapse rates, interest margin, mortality, premium persistency and expenses. These assumptions are reviewed on a regular basis and are based on our past experience, industry studies, regulatory requirements and estimates about the future.

     To determine the reasonableness of the prior assumptions used and their impact on previously projected account values and the related EGPs, we evaluate, on a quarterly basis, our previously projected EGPs. Our process to assess the reasonableness of our EGPs involves the use of internally developed models, together with studies and actual experience. Incorporated in each scenario are our current best estimate assumptions with respect to separate account returns, surrender and lapse rates, interest margin, mortality, premium persistency and expenses.

     Underlying assumptions for future periods of EGPs are not altered unless experience deviates significantly from original assumptions. For example, when lapses of our insurance products meaningfully exceed levels assumed in determining the amortization of DAC, we adjust amortization to reflect the change in future premiums or EGPs resulting from the unexpected lapses. In the event that we were to revise assumptions used for prior year cohorts, our estimate of projected account values would change and the related EGPs in the DAC amortization model would be adjusted to reflect such change. This process is known as "unlocking". Continued favorable experience on key assumptions, which could include increasing separate account fund return performance, decreasing lapses or decreasing mortality could result in an unlocking which would result in a decrease to DAC amortization and an increase in the DAC asset. Finally, an analysis is performed periodically to assess whether there are sufficient gross margins or gross profits to amortize the remaining DAC balances.

     The separate account fund performance assumption is critical to the development of the EGPs related to our variable annuity and variable life insurance businesses. As equity markets do not move in a systematic manner, we use a mean reversion method (reversion to the mean assumption), a common industry practice to determine the future equity market growth rate assumption used for the amortization of DAC. This practice assumes that the expectation for long-term appreciation is not changed by minor short-term market fluctuations. The average long-term rate of assumed separate account fund performance used in estimating gross profits was 6.0% (after fund fees and mortality and expense charges) for the variable annuity business and 6.9% (after fund fees and mortality and expense charges) for the variable life business at both at December 31, 2006 and 2005.

     We perform analysis with respect to the sensitivity of a change in the separate account performance assumption as it is critical to the development of the EGPs related to our variable annuity and variable life insurance business. Equity market movements have a significant impact on the account value of variable life and annuity products and the fees earned on these. EGPs could increase or decrease with these movements in the equity market. Sustained and significant changes in the equity markets could therefore have an impact on DAC amortization. We also perform analysis with respect to the sensitivity of a change in assumed mortality as it is critical to the development of the EGPs related to our universal life insurance business.

     In our 2006 unlocking, we concluded that a revision had to be made to our assumed mortality assumption. If, at December 31, 2006, we had increased our assumed mortality by 5%, the decrease to net income would have been $5,000 thousand after tax. If instead, at December 31, 2006, we had decreased our assumed mortality by 5%, the after-tax increase to net income would have been $4,236 thousand.

     At our unlocking in 2006 of separate account performance, we concluded that a revision of 100 basis points to previously projected account returns and related EGPs was required. If at December 31, 2006 we had used a 100 basis points lower separate account return assumption (after fund fees and mortality and expense charges) for both the variable annuity and the variable life businesses and used our current best estimate assumptions for all other assumptions to project account values forward from the current value to reproject EGPs, the estimated increase to amortization and decrease to net income would be approximately $2,041 thousand, after-tax, for the year ended December 31, 2006.

     If instead we had used a 100 basis points higher separate account return assumption (after fund fees and mortality and expense charges) for both the variable annuity and variable life businesses and used our current best estimate assumptions for all other assumptions to project account values forward from the current value to reproject EGPs, the estimated decrease to amortization and increase to net income would be approximately $2,238 thousand, after-tax, for the year ended December 31, 2006.

     These revisions are not currently required or anticipated but we believe they could be reasonably likely to occur based on past experience.

>    Policy Liabilities and Accruals


     Reserves are liabilities representing estimates of the amounts that will come due to our policyholders at some point in the future. GAAP prescribes the methods of establishing reserves, allowing some degree of managerial judgment.


>    Valuation of Debt and Equity Securities


     We classify our debt and equity securities held in our general account as available-for-sale and report them in our balance sheet at fair value. Fair value is based on quoted market price, where available. When quoted market prices are not available, we estimate fair value by discounting debt security cash flows to reflect interest rates currently being offered on similar terms to borrowers of similar credit quality, by quoted market prices of comparable instruments and by independent pricing sources or internally developed pricing models.


FAIR VALUE OF GENERAL ACCOUNT FIXED MATURITY SECURITIES
                                                                                                    AS OF DECEMBER 31, 2006
                                                                                              -----------------------------------
BY PRICING SOURCE:                                                                                 FIXED              % OF
($ in thousands)                                                                                MATURITIES           TOTAL
                                                                                               AT FAIR VALUE       FAIR VALUE
                                                                                              ----------------  -----------------
Priced via independent market quotations...................................................... $    1,391,922            68%
Priced via matrices...........................................................................        378,014            18%
Priced via broker quotations..................................................................        214,330            10%
Priced via other methods......................................................................         54,459             3%
Short-term investments(1).....................................................................         12,264             1%

                                                                                              ----------------  -----------------
TOTAL......................................................................................... $    2,050,989           100%
                                                                                              ================  =================

-------
(1) Short-term investments are valued at amortized cost, which approximates fair value.

     Investments whose value, in our judgment, are considered to be other-than-temporarily impaired are written down to fair value as a charge to realized losses included in our earnings. The assessment of whether impairments have occurred is based on management's case-by-case evaluation of the underlying reasons for the decline in fair value. Management considers a wide range of factors about the security issuer and uses its best judgment in evaluating the cause of the decline in the estimated fair value of the security and in assessing the prospects for near term recovery. Inherent in management's evaluation of the security are assumptions and estimates about the operations of the issuer and its future earnings potential. Consideration used by the company in the impairment evaluation process include, but are not limited to:

o the length of time and the extent to which the market value has been below cost or amortized cost;

o the potential for impairments of securities when the issuer is experiencing significant financial difficulties;

o    the potential for impairments in an entire industry sector or sub-sector;

o our ability and intent to hold the security for a period of time sufficient to allow for recovery of its value;

o    unfavorable changes in forecasted cash flows on asset-backed securities;
     and

o other subjective factors, including concentrations and information obtained from regulators and rating agencies.

     The cost basis of these written-down investments is adjusted to fair value at the date the determination of impairment is made. The new cost basis is not changed for subsequent recoveries in value. For mortgage-backed and other asset-backed debt securities, we recognize income using a constant effective yield based on anticipated prepayments and the estimated economic lives of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and any resulting adjustment is included in net investment income. For certain asset-backed securities, changes in estimated yield are recorded on a prospective basis and specific valuation methods are applied to these securities to determine if there has been an other-than-temporary decline in value.

>    Deferred Income Taxes

     We account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. The deferred tax assets and/or liabilities are determined by multiplying the differences between the financial reporting and tax reporting bases for assets and liabilities by the enacted tax rates expected to be in effect when such differences are recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances on deferred tax assets are estimated based on our assessment of the realizability of such amounts.

     We have elected to file a consolidated federal income tax return for 2006 and prior years. Within the consolidated tax return, we are required by regulations of the Internal Revenue Service, or the IRS, to segregate our companies into two groups: life insurance companies and non-life insurance companies. We are limited as to the amount of any operating losses from one group that can be offset against taxable income of the other group. These limitations affect the amount of any operating loss carryforwards that we have recorded in our deferred tax assets now or in the future.

     We have determined, based on our earnings and future income, that it is more likely than not that the deferred income tax assets will be realized and no valuation allowance is necessary. In determining the adequacy of future income, we have considered projected future income, reversal of existing temporary differences and available tax planning strategies that could be implemented, if necessary.

     Our federal income tax returns are routinely audited by the IRS and estimated provisions are routinely provided in the financial statements in anticipation of the results of these audits. While it is often difficult to predict the outcome of these audits, including the timing of any resolution of any particular tax matter, we believe that our reserves, as recorded in other liabilities on the balance sheet, are adequate for all open tax years. Unfavorable resolution of any particular issue could result in additional use of cash to pay liabilities that would be deemed owed to the IRS. Additionally, any unfavorable or favorable resolution of any particular issue could result in an increase or decrease, respectively, to our effective income tax rate to the extent that our estimates differ from the ultimate resolution.

STATUTORY CAPITAL AND SURPLUS AND RISK-BASED CAPITAL
     Connecticut Insurance Law requires that Connecticut life insurers report their risk-based capital. Risk-based capital is based on a formula calculated by applying factors to various asset, premium and statutory reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk and business risk. The Connecticut Insurance Department has regulatory authority to require various actions by, or take various actions against, insurers whose Total Adjusted Capital (capital and surplus plus AVR) does not exceed certain risk-based capital levels.

     The levels of regulatory action, the trigger point and the corrective actions required are summarized below:

     COMPANY ACTION LEVEL - results when Total Adjusted Capital falls below 200% of Authorized Control Level at which point the company must file a comprehensive plan to the state insurance regulators;

     REGULATORY ACTION LEVEL - results when Total Adjusted Capital falls below 150% of Authorized Control Level where, in addition to the above, insurance regulators are required to perform an examination or analysis deemed necessary and issue a corrective order specifying corrective actions;

     AUTHORIZED CONTROL LEVEL - results when Total Adjusted Capital falls below 100% of Authorized Control Level risk-based capital as defined by the NAIC where, in addition to the above, the insurance regulators are permitted but not required to place the company under regulatory control; and

     MANDATORY CONTROL LEVEL - results when Total Adjusted Capital falls below 80% of Authorized Control Level where insurance regulators are required to place the company under regulatory control.

     At September 30, 2007, our estimated Total Adjusted Capital level was in excess of 400% of Company Action Level.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007

 SUMMARY FINANCIAL DATA:                                              THREE MONTHS ENDED             INCREASE (DECREASE) AND
 ($ in thousands)                                                        SEPTEMBER 30,                  PERCENTAGE CHANGE
                                                                -------------------------------- --------------------------------
                                                                     2007             2006                2007 VS. 2006
                                                                ---------------  --------------- --------------------------------
 REVENUES:
 Premiums....................................................... $       4,199    $       2,975   $       1,224               41%
 Insurance and investment product fees..........................        67,510           46,015          21,495               47%
 Net investment income..........................................        27,609           30,404          (2,795)              (9%)
 Net realized investment losses.................................        (1,987)            (169)         (1,818)          (1,076%)
                                                                ---------------  --------------- ---------------
 TOTAL REVENUES.................................................        97,331           79,225          18,106               23%
                                                                ---------------  --------------- ---------------
 BENEFITS AND EXPENSES:
 Policy benefits................................................        39,107           28,548          10,559               37%
 Policy acquisition cost amortization...........................        29,251           27,480           1,771                6%
 Other operating expenses.......................................        20,641           14,781           5,860               40%
                                                                ---------------  --------------- ---------------
 TOTAL BENEFITS AND EXPENSES....................................        88,999           70,809          18,190               26%
                                                                ---------------  --------------- ---------------
 Income before income taxes.....................................         8,332            8,416             (84)              (1%)
 Applicable income tax expense..................................          (524)          (1,027)            503               48%
                                                                ---------------  --------------- ---------------
 NET INCOME..................................................... $       7,808    $       7,389   $         419                6%
                                                                ===============  =============== ===============


     Three Months Ended September 30, 2007 compared to three months ended September 30, 2006
     Premiums increased primarily due to higher renewals on term policies.

     Insurance and investment product fees increased primarily due to higher cost of insurance, or COI, revenues driven by the larger in-force block. In addition, asset-based separate account fees increased due to higher account values.

     Net realized investment losses increased primarily due to losses on our guaranteed minimum accumulation benefit, or GMAB, liabilities.

     Policy benefits increased due to unfavorable mortality in our universal and term life insurance blocks and to higher interest credited on the growing block of universal life policies. These increases were partially offset by lower interest credited on decreased annuity funds in our general account.

     Policy acquisition cost amortization increased due to gross profits on our universal life business primarily driven by the higher COI revenues described above.

     Other operating expenses increased primarily as a result of higher non-deferrable expenses allocated to the growing universal line of business.


                        RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

 SUMMARY FINANCIAL DATA:                                               NINE MONTHS ENDED             INCREASE (DECREASE) AND
 ($ in thousands)                                                        SEPTEMBER 30,                  PERCENTAGE CHANGE
                                                                -------------------------------- --------------------------------
                                                                     2007             2006                2007 VS. 2006
                                                                ---------------  --------------- --------------------------------
 REVENUES:
 Premiums....................................................... $      10,260    $       8,669   $       1,591               18%
 Insurance and investment product fees..........................       181,373          129,850          51,523               40%
 Net investment income..........................................        82,695           99,370         (16,675)             (17%)
 Net realized investment losses.................................        (1,798)          (4,315)          2,517               58%
                                                                ---------------  --------------- ---------------
 TOTAL REVENUES.................................................       272,530          233,574          38,956               17%
                                                                ---------------  --------------- ---------------

 BENEFITS AND EXPENSES:
 Policy benefits................................................       107,338          109,036          (1,698)              (2%)
 Policy acquisition cost amortization...........................        82,757           61,304          21,453               35%
 Other operating expenses.......................................        58,150           50,556           7,594               15%
                                                                ---------------  --------------- ---------------
 TOTAL BENEFITS AND EXPENSES....................................       248,245          220,896          27,349               12%
                                                                ---------------  --------------- ---------------
 Income before income taxes.....................................        24,285           12,678          11,607               92%
 Applicable income tax expense..................................        (5,693)          (2,128)         (3,565)            (168%)
                                                                ---------------  --------------- ---------------
 NET INCOME..................................................... $      18,592    $      10,550   $       8,042               76%
                                                                ===============  =============== ===============

     Nine Months Ended September 30, 2007 compared to nine months ended September 30, 2006
     Premiums increased due to higher renewals on term policies, partially offset by lower new term premiums.

     Insurance and investment product fees increased primarily due to higher COI revenues driven by the larger in-force block. In addition, asset-based separate account fees increased due to higher account values.

     Net investment income decreased due to lower general account funds related to lower annuity fund balances.

     Net realized investment losses decreased due to lower transaction losses on debt securities. The higher losses in 2006 were driven by higher interest rates in 2006 as well as increased sales to fund certain scheduled annuity withdrawals.

     Policy acquisition cost amortization increased due to gross profits on our universal life business primarily driven by the higher COI revenues described above.

     Other operating expenses increased primarily as a result of higher non-deferrable expenses allocated to the growing universal line of business.


                            RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006

 SUMMARY FINANCIAL DATA:                                                  YEAR ENDED                 INCREASE (DECREASE) AND
 ($ in thousands)                                                        DECEMBER 31,                   PERCENTAGE CHANGE
                                                                --------------------------------
                                                                     2006             2005                2006 VS. 2005
                                                                ---------------  --------------- --------------------------------
 REVENUES:
 Premiums....................................................... $      13,575    $       9,521   $       4,054               42%
 Insurance and investment product fees..........................       180,498          109,270          71,228               65%
 Investment income, net of expenses.............................       129,325          154,374         (25,049)             (16%)
 Net realized investment gains (losses).........................        (2,460)         (10,569)          8,109              (78%)
                                                                ---------------  --------------- ---------------
 TOTAL REVENUES.................................................       320,938          262,596          58,342               22%
                                                                ---------------  --------------- ---------------
 BENEFITS AND EXPENSES:
 Policy benefits................................................       151,285          130,279          21,006               16%
 Policy acquisition cost amortization...........................        91,168           80,402          10,766               13%

 Other operating expenses.......................................        65,388           50,493          14,895               29%
                                                                ---------------  --------------- ---------------
 TOTAL BENEFITS AND EXPENSES....................................       307,841          261,174          46,667               18%
                                                                ---------------  --------------- ---------------
 Income before income taxes.....................................        13,097            1,422          11,675              821%
 Applicable income tax (expense) benefit........................        (3,016)           2,801          (5,817)            (208%)
                                                                ---------------  --------------- ---------------
 NET INCOME..................................................... $      10,081    $       4,223   $       5,858              139%
                                                                ===============  =============== ===============

     Year Ended December 31, 2006 compared to year ended December 31, 2005 Premiums increased in 2006 due to higher sales of our term life insurance products.

     Insurance and investment product fees increased in 2006 due to both higher sales and growth of in force contracts for universal life products in 2006, partially offset by an adjustment or "unlocking" of assumptions, which reduced fee revenues by $1.3 million. In addition, fees increased modestly for variable universal life and annuity products.

     Investment income decreased in 2006 due primarily to lower interest earned on annuities, offset by higher investment earnings for life insurance products, particularly universal life insurance. Interest earned on annuities decreased mainly as a result of lower funds on deposit in the general account, primarily related to discontinued products and a $206.6 million scheduled maturity of an institutionally-placed contract.

     Net realized investment losses decreased in 2006 due to lower transaction related losses and a decline in impairments in 2006 compared to 2005.

     Policy benefits increased in 2006 due to an increase in universal life claims as a result of growth of in force contracts and due to an unlocking of assumptions which increased reserves on universal life policies. This increase was partially offset by lower interest credited on annuities due to lower funds on deposit, as discussed above.

     Amortization of deferred policy acquisition costs increased in 2006 due primarily to higher DAC balances and improved investment margins for universal life and annuities, partially offset by the effects of an adjustment or "unlocking" of assumptions. The unlocking was driven by revised assumptions regarding mortality experience and interest rate spreads.

     Other operating expenses increased in 2006 as a result of higher non-deferred expenses, including maintenance expenses, indirect expenses and premium taxes driven by the growth of universal life insurance.

GENERAL ACCOUNT
     The invested assets in our general account are generally of high quality and broadly diversified across fixed income sectors, public and private income securities and individual credits and issuers. Our investment professionals manage these general account assets in investment segments that support specific product liabilities. These investment segments have distinct investment policies that are structured to support the financial characteristics of the related liabilities within them. Segmentation of assets allows us to manage the risks and measure returns on capital for our various products.

SEPARATE ACCOUNTS
     Separate account assets are managed in accordance with the specific investment contracts and guidelines relating to our variable products. We generally do not bear any investment risk on assets held in separate accounts. Rather, we receive investment management fees based on assets under management. Assets held in separate accounts are not available to satisfy general account obligations.

DEBT AND EQUITY SECURITIES HELD IN GENERAL ACCOUNT


     Our general account debt securities portfolios consist primarily of investment-grade publicly traded and privately placed corporate bonds, residential mortgage-backed securities, commercial mortgage-backed securities and asset-backed securities. As of September 30, 2007, our general account held debt securities with a carrying value of $1,814.0 million, representing 98.8% of total general account investments. Public debt securities represented 80.5% of total debt securities, with the remaining 19.5% represented by private debt securities.


     Each year, the majority of our general account's net cash flows are invested in investment grade debt securities. In addition, we maintain a portfolio allocation of between 6% and 10% of debt securities in below investment grade rated bonds. Allocations are based on our assessment of relative value and the likelihood of enhancing risk-adjusted portfolio returns. The size of our allocation to below investment grade bonds is also constrained by the size of our net worth. We are subject to the risk that the issuers of the debt securities we own may default on principal and interest payments, particularly in the event of a major economic downturn. Our investment strategy has been to invest the majority of our below investment grade rated bond exposure in the BB rating category, which is equivalent to a Securities Valuation Office, or SVO, securities rating of 3. The BB rating category is the highest quality tier within the below investment grade universe, and BB rated securities historically experienced lower defaults compared to B or CCC rated bonds. As of December 31, 2006, our total below investment grade securities totaled $192.2 million, or 9.4%, of our total debt security portfolio. Of that amount, $136.3 million, or 6.6%, of our debt security portfolio was invested in the BB category. Our debt securities having an increased risk of default (those securities with an SVO rating of four or greater which is equivalent to B or below) totaled $55.9 million, or 2.7%, of our total debt security portfolio.

     Our general account debt and equity securities are classified as available-for-sale and are reported at fair value with unrealized gains or losses included in equity. Accordingly, the carrying value of such securities reflects their fair value at the balance sheet date. Fair value is based on quoted market price, where available. When quoted market prices are not available, we estimate fair value for debt securities by discounting projected cash flows based on market interest rates currently being offered on similar terms to borrowers of similar credit quality, by quoted market prices of comparable instruments and by independent pricing sources or internally developed pricing models. Investments whose value, in our judgment, is considered to be other-than-temporarily impaired are written down to fair value as a charge to realized losses included in our earnings. The cost basis of these written-down investments is adjusted to fair value at the date the determination of impairment is made. The new cost basis is not changed for subsequent recoveries in value.


DEBT SECURITIES BY TYPE AND CREDIT QUALITY:                                         AS OF SEPTEMBER 30, 2007
($ in thousands)                                                -----------------------------------------------------------------
                                                                      INVESTMENT GRADE              BELOW INVESTMENT GRADE
                                                                -----------------------------------------------------------------
                                                                  FAIR VALUE         COST          FAIR VALUE          COST
                                                                --------------- ---------------  ---------------  ---------------
United States government and agency............................. $      75,507   $      75,227    $          --    $          --
State and political subdivision.................................        11,948          12,147               --               --
Foreign government..............................................        11,348          11,033           18,895           16,724
Corporate.......................................................       880,405         894,828          133,934          141,469
Mortgage-backed.................................................       390,634         400,181               --               --
Other asset-backed..............................................       282,543         293,600            8,803            9,473
                                                                --------------- ---------------  ---------------  ---------------
TOTAL DEBT SECURITIES........................................... $   1,652,385   $   1,687,016    $     161,632    $     167,666
                                                                =============== ===============  ===============  ===============
PERCENTAGE OF TOTAL DEBT SECURITIES.............................      91%             91%               9%               9%
                                                                =============== ===============  ===============  ===============

     We manage credit risk through industry and issuer diversification. Maximum exposure to an issuer is defined by quality ratings, with higher quality issuers having larger exposure limits. Our investment approach emphasizes a high level of industry diversification. The top five industry holdings as of September 30, 2007 in our debt securities portfolio are diversified financial services (6.5%), banking (6.3%), insurance (3.0%), broker-dealers (2.8%) and real estate investment trusts (2.6%).

RESIDENTIAL MORTGAGE-BACKED SECURITIES


     The weakness in the U.S. real estate markets, increases in interest rates and the effects of relaxed underwriting standards for mortgages and home equity loans have led to higher delinquency rates for residential mortgage-backed securities, especially those originated in 2006 and those designated as sub-prime. In addition, there have been increased concerns in the financial markets about residential mortgage-backed securities designated as Alt-A.

     Sub-prime mortgage lending refers to the origination of residential mortgage loans to customers with weak or impaired credit profiles, including, but not limited to, those with the lowest credit scores. Alt-A mortgage lending refers to the origination of residential mortgage loans to customers who are rated above the sub-prime category but below top rated prime borrowers, for reasons including, but not limited to, the election not to provide documentation for items such as income sources.


     We invest directly in residential mortgage-backed securities through our general account. To the extent these assets deteriorate in credit quality and decline in value, we may realize impairment losses. We have been focused on identifying those securities that can withstand significant increases in delinquencies and foreclosures in the underlying mortgage pools before incurring a loss of principal.

     Most of our residential mortgage-backed securities portfolio is highly rated. As of September 30, 2007, over 91% of the total residential portfolio was rated AAA or AA. We have $96,123 thousand of sub-prime exposure, which represents 5.1% of our general account. Substantially all of our sub-prime exposure is investment grade, and 96.4% is AAA rated, with another 1.8% in AA securities. We have employed a disciplined approach in the analysis and monitoring of our mortgage-backed securities. Our approach involves a monthly review of each security. Underlying mortgage data is obtained from the deal's trustee and analyzed for performance trends. A security specific stress analysis is performed using the most recent trustee information. This analysis forms the basis for our determination of whether the security will pay in accordance with the contractual cash flows. Our exposure to sub-prime mortgages originated after 2005 is less than 3% of our general account, with 97% of those securities rated AAA.

     The following tables represent our total exposure to residential mortgage-backed securities by credit quality as of September 30, 2007:


                                       MARKET       % GENERAL                                                       BB AND
($ in thousands)                       VALUE         ACCOUNT         AAA         AA           A          BBB        BELOW
                                   -------------- --------------  ----------  ----------  ----------  ----------  ----------
Agency............................. $     64,552           3.4%      100.0%        0.0%        0.0%        0.0%        0.0%
Prime..............................      181,180           9.6%       86.3%        0.7%        2.9%       10.1%        0.0%
Alt-A..............................       58,406           3.1%       87.3%        0.7%        7.1%        4.9%        0.0%
Sub-prime..........................       96,123           5.1%       96.4%        1.8%        0.9%        0.0%        0.9%
                                   -------------- --------------  ----------  ----------  ----------  ----------  ----------
TOTAL.............................. $    400,261          21.2%       91.0%        0.9%        2.6%        5.3%        0.2%
                                   ============== ==============  ==========  ==========  ==========  ==========  ==========

                                       BOOK         % GENERAL                                                       BB AND
($ in thousands)                       VALUE         ACCOUNT         AAA         AA           A          BBB        BELOW
                                   -------------- --------------  ----------  ----------  ----------  ----------  ----------
Agency............................. $     65,769        N/A          100.0%        0.0%        0.0%        0.0%        0.0%
Prime..............................      188,352        N/A           85.6%        0.7%        3.7%       10.0%        0.0%
Alt-A..............................       59,684        N/A           86.5%        0.7%        7.3%        5.5%        0.0%
Sub-prime..........................       98,369        N/A           95.6%        1.9%        1.1%        0.0%        1.4%
                                   -------------- --------------  ----------  ----------  ----------  ----------  ----------
TOTAL.............................. $    412,174        N/A           90.4%        0.9%        3.0%        5.4%        0.3%
                                   ============== ==============  ==========  ==========  ==========  ==========  ==========

DEBT SECURITIES BY TYPE AND CREDIT QUALITY:                                         AS OF DECEMBER 31, 2006
($ in thousands)                                                -----------------------------------------------------------------
                                                                       INVESTMENT GRADE              BELOW INVESTMENT GRADE
                                                                -------------------------------  --------------------------------
                                                                  FAIR VALUE         COST          FAIR VALUE          COST
                                                                --------------- ---------------  ---------------  ---------------

United States government and agency............................. $      92,579   $      93,425    $          --    $          --
State and political subdivision.................................        15,900          16,281               --               --
Foreign government..............................................        23,833          23,466           26,051           23,039
Corporate.......................................................     1,002,018       1,013,370          155,763          158,905
Mortgage-backed.................................................       452,641         455,739               --               --
Other asset-backed..............................................       271,810         269,742           10,394           10,344
                                                                --------------- ---------------  ---------------  ---------------
TOTAL DEBT SECURITIES........................................... $   1,858,781   $   1,872,023    $     192,208    $     192,288
                                                                =============== ===============  ===============  ===============
PERCENTAGE OF TOTAL DEBT SECURITIES.............................       91%            91%               9%               9%
                                                                =============== ===============  ===============  ===============

     We manage credit risk through industry and issuer diversification. Maximum exposure to an issuer is defined by quality ratings, with higher quality issuers having larger exposure limits. Our investment approach has been to create a high level of industry diversification. The top five industry holdings as of December 31, 2006 in our debt securities portfolio were diversified financial services (6.8%), banking (5.6%), insurance (3.0%), real estate investment trusts (2.6%) and electric utilities (2.6%).


     The following table presents certain information with respect to our gross unrealized losses related to our investments in general account debt securities. Applicable deferred acquisition costs and deferred income taxes reduce the effect of these losses on our comprehensive income.

                               DURATION OF GROSS UNREALIZED LOSSES ON GENERAL ACCOUNT SECURITIES:

                                                                                    AS OF SEPTEMBER 30, 2007
                                                                -----------------------------------------------------------------
                                                                                    0 - 6            6 - 12          OVER 12
($ in thousands)                                                    TOTAL           MONTHS           MONTHS           MONTHS
                                                                --------------- ---------------  ---------------  ---------------
DEBT SECURITIES
Total fair value................................................ $   1,330,021   $     352,094    $     107,060    $     870,867

Total amortized cost............................................     1,382,660         369,522          110,786          902,352
                                                                --------------- ---------------  ---------------  ---------------
Unrealized losses............................................... $     (52,639)  $     (17,428)   $      (3,726)   $     (31,485)
                                                                =============== ===============  ===============  ===============
Unrealized losses after offsets................................. $      (8,650)  $      (2,728)   $        (568)   $      (5,354)
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost.............................. $      (8,804)  $      (3,932)   $      (1,596)   $      (3,276)
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost after offsets................ $      (1,341)  $        (599)   $        (243)   $        (499)
                                                                =============== ===============  ===============  ===============

Investment grade:

Unrealized losses............................................... $     (43,303)  $     (14,539)   $      (3,656)   $     (25,108)
                                                                =============== ===============  ===============  ===============
Unrealized losses after offsets................................. $      (7,117)  $      (2,283)   $        (557)   $      (4,277)
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost.............................. $      (4,950)  $      (2,974)   $      (1,596)   $        (380)
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost after offsets................ $        (754)  $        (453)   $        (243)   $         (58)
                                                                =============== ===============  ===============  ===============

Below investment grade:

Unrealized losses............................................... $      (9,336)  $      (2,889)   $         (70)   $      (6,377)
                                                                =============== ===============  ===============  ===============
Unrealized losses after offsets................................. $      (1,533)  $        (445)   $         (11)   $      (1,077)
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost.............................. $      (3,854)  $        (958)   $          --    $      (2,896)
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost after offsets................ $        (587)  $        (146)   $          --    $        (441)
                                                                =============== ===============  ===============  ===============


    Total net unrealized losses on debt securities were $40,665 thousand (unrealized losses of $52,639 thousand less unrealized gains of $11,974 thousand).

    For debt securities with gross unrealized losses, 82.3% of the unrealized losses after offsets pertain to investment grade securities and 17.7% of the unrealized losses after offsets pertain to below investment grade securities at September 30, 2007.

                               DURATION OF GROSS UNREALIZED LOSSES ON GENERAL ACCOUNT SECURITIES:

                                                                                    AS OF DECEMBER 31, 2006
                                                                -----------------------------------------------------------------
                                                                                    0 - 6            6 - 12          OVER 12
($ in thousands)                                                    TOTAL           MONTHS           MONTHS           MONTHS
                                                                --------------- ---------------  ---------------  ---------------
DEBT SECURITIES
Total fair value................................................ $   1,419,769   $     119,064    $     176,270    $   1,124,435
Total amortized cost............................................     1,450,235         119,770          178,055        1,152,410
                                                                --------------- ---------------  ---------------  ---------------
Unrealized losses............................................... $     (30,466)  $        (706)   $      (1,785)   $     (27,975)
                                                                =============== ===============  ===============  ===============
Unrealized losses after offsets................................. $      (4,154)  $        (101)   $        (228)   $      (3,825)
                                                                =============== ===============  ===============  ===============
 Unrealized losses over 20% of cost............................. $          --   $          --    $          --    $          --
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost after offsets................ $          --   $          --    $          --    $          --
                                                                =============== ===============  ===============  ===============

Investment grade:
Unrealized losses............................................... $     (26,230)  $        (493)   $      (1,621)   $     (24,116)
                                                                =============== ===============  ===============  ===============
Unrealized losses after offsets................................. $      (3,559)  $         (76)   $        (208)   $      (3,275)
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost.............................. $          --   $          --    $          --    $          --
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost after offsets................ $          --   $          --    $          --    $          --
                                                                =============== ===============  ===============  ===============

Below investment grade:
Unrealized losses............................................... $      (4,236)  $        (213)   $        (164)   $      (3,859)
                                                                =============== ===============  ===============  ===============
Unrealized losses after offsets................................. $        (595)  $         (25)   $         (20)   $        (550)
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost.............................. $          --   $          --    $          --    $          --
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost after offsets................ $          --   $          --    $          --    $          --
                                                                =============== ===============  ===============  ===============

     Total net unrealized losses on debt securities were $13.3 million (unrealized losses of $30.5 million less unrealized gains of $17.2 million).

     For debt securities with gross unrealized losses, 85.7% of the unrealized losses after offsets pertain to investment grade securities and 14.3% of the unrealized losses after offsets pertain to below investment grade securities at December 31, 2006.


     At the end of each reporting period, we review all securities for potential recognition of an other-than-temporary impairment. We maintain a watch list of securities in default, near default or otherwise considered by our investment professionals as being distressed, potentially distressed or requiring a heightened level of scrutiny. We also identify securities whose carrying value has been below amortized cost on a continuous basis for zero to six months, six months to 12 months and greater than 12 months. This analysis is provided for investment grade and non-investment grade securities and closed block and outside of closed block securities. Using this analysis, coupled with our watch list, we review all securities whose fair value is less than 80% of amortized cost (significant unrealized loss) with emphasis on below investment grade securities with a continuous significant unrealized loss in excess of six months. In addition, we review securities that had experienced lesser percentage declines in value on a more selective basis to determine if a security is other-than-temporarily impaired.

     Our assessment of whether an investment by us in a debt or equity security is other-than-temporarily impaired includes whether the issuer has:

o    defaulted on payment obligations;

o declared that it will default at a future point outside the current reporting period;

o announced that a restructuring will occur outside the current reporting period;

o    severe liquidity problems that cannot be resolved;

o    filed for bankruptcy;

o a financial condition which suggests that future payments are highly unlikely;

o    deteriorating financial condition and quality of assets;

o    sustained significant losses during the current year;

o announced adverse changes or events such as changes or planned changes in senior management, restructurings, or a sale of assets; and/or

o been affected by any other factors that indicate that the fair value of the investment may have been negatively impacted.

     In determining that the securities giving rise to unrealized losses were not other-than-temporarily impaired, we considered many factors, including those cited previously. In making these evaluations, we must exercise considerable judgment. Accordingly, there can be no assurance that actual results will not differ from our judgments and that such differences may require the future recognition of other-than-temporary impairment charges that could have a material effect on our financial position and results of operations. In addition, the value of, and the realization of any loss on, a debt security or equity security is subject to numerous risks, including interest rate risk, market risk, credit risk and liquidity risk. The magnitude of any loss incurred by us may be affected by the relative concentration of our investments in any one issuer or industry. We have established specific policies limiting the concentration of our investments in any single issuer and industry and believe our investment portfolio is prudently diversified.


LIQUIDITY AND CAPITAL RESOURCES
     In the normal course of business, we enter into transactions involving various types of financial instruments such as debt and equity securities. These instruments have credit risk and also may be subject to risk of loss due to interest rate and market fluctuations.

     Our liquidity requirements principally relate to the liabilities associated with various life insurance and annuity products and operating expenses. Liabilities arising from life insurance and annuity products include the payment of benefits, as well as cash payments in connection with policy surrenders, withdrawals and loans.

     Historically, we have used cash flow from operations and investment activities to fund liquidity requirements. Our principal cash inflows from life insurance and annuities activities come from premiums, annuity deposits and charges on insurance policies and annuity contracts. Principal cash inflows from investment activities result from repayments of principal, proceeds from maturities, sales of invested assets and investment income.

     Additional liquidity to meet cash outflows is available from our portfolio of liquid assets. These liquid assets include substantial holdings of United States government and agency bonds, short-term investments and marketable debt and equity securities.

     A primary liquidity concern with respect to life insurance and annuity products is the risk of early policyholder and contractholder withdrawal. We closely monitor our liquidity requirements in order to match cash inflows with expected cash outflows, and employ an asset/liability management approach tailored to the specific requirements of each product line, based upon the return objectives, risk tolerance, liquidity, tax and regulatory requirements of the underlying products. In particular, we maintain investment programs intended to provide adequate funds to pay benefits without forced sales of investments. Products having liabilities with relatively long lives, such as life insurance, are matched with assets having similar estimated lives, such as long-term bonds and private placement bonds. Shorter-term liabilities are matched with investments with short-term and medium-term fixed maturities.

ANNUITY ACTUARIAL RESERVES AND DEPOSIT FUND                                             AS OF DECEMBER 31,
LIABILITY WITHDRAWAL CHARACTERISTICS:                              --------------------------------------------------------------
($ in thousands)                                                               2006                            2005
                                                                   ------------------------------  ------------------------------
                                                                      AMOUNT(1)        PERCENT        AMOUNT(1)        PERCENT
                                                                   ---------------  -------------  ---------------  -------------

Not subject to discretionary withdrawal provision.................. $      28,769          1%       $      25,639          1%
Subject to discretionary withdrawal without adjustment.............       595,654         14%             891,259         18%
Subject to discretionary withdrawal with
  market value adjustment..........................................       398,092          9%             654,576         14%
Subject to discretionary withdrawal at contract value
  less surrender charge............................................       499,303         11%             702,492         15%
Subject to discretionary withdrawal at market value................     2,865,268         65%           2,470,791         52%
                                                                   ---------------  -------------  ---------------  -------------
TOTAL ANNUITY CONTRACT RESERVES AND
  DEPOSIT FUND LIABILITY........................................... $   4,387,086        100%       $   4,744,757        100%
                                                                   ===============  =============  ===============  =============

-------

(1) Annuity contract reserves and deposit fund liability amounts are reported on a statutory basis, which more accurately reflects the potential cash outflows and includes variable product liabilities. Annuity contract reserves and deposit fund liabilities are monetary amounts that an insurer must have available to provide for future obligations with respect to its annuities and deposit funds. These are liabilities in our financial statements prepared in conformity with statutory accounting practices. These amounts are at least equal to the values available to be withdrawn by policyholders.


     Individual life insurance policies are less susceptible to withdrawals than annuity contracts because policyholders may incur surrender charges and be required to undergo a new underwriting process in order to obtain a new insurance policy. As indicated in the table above, most of our annuity contract reserves and deposit fund liabilities are subject to withdrawals.

     Individual life insurance policies, other than term life insurance policies, increase in cash values over their lives. Policyholders have the right to borrow an amount up to a certain percentage of the cash value of their policies at any time. As of December 31, 2006, we had approximately $321.3 million in cash values with respect to which policyholders had rights to take policy loans. The majority of cash values eligible for policy loans are at variable interest rates that are reset annually on the policy anniversary. Policy loans at December 31, 2006 were $14.4 million.

     The primary liquidity risks regarding cash inflows from our investment activities are the risks of default by debtors, interest rate and other market volatility and potential illiquidity of investments. We closely monitor and manage these risks.

     We believe that our current and anticipated sources of liquidity are adequate to meet our present and anticipated needs.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

    As of September 30, 2007, there were no significant changes to our outstanding contractual obligations and commercial commitments as disclosed in the following table.

                                                                           AS OF DECEMBER 31, 2006
CONTRACTUAL OBLIGATIONS AND                   ----------------------------------------------------------------------------------
COMMERCIAL COMMITMENTS:                             TOTAL             2007        2008 - 2009      2010 - 2011      THEREAFTER
($ in thousands)                               ---------------  --------------- ---------------  ---------------  ---------------
CONTRACTUAL OBLIGATIONS

Fixed contractual obligations(1)............... $          --    $          --   $          --    $          --    $          --
Other long-term liabilities(2).................     9,914,607          867,377       1,384,137        1,138,713        6,524,380

                                               ---------------  --------------- ---------------  ---------------  ---------------
TOTAL CONTRACTUAL OBLIGATIONS.................. $   9,914,607    $     867,377   $   1,384,137    $   1,138,713    $   6,524,380
                                               ===============  =============== ===============  ===============  ===============

-------
(1) We have no fixed contractual obligations as all purchases are made by our parent company and the resulting expenses are allocated to us when incurred.

(2) Policyholder contractual obligations represent estimated benefit payments from life insurance and annuity contracts issued by us. Policyholder contractual obligations also include separate account liabilities, which are contractual obligations of the separate account assets established under applicable state insurance laws and are legally insulated from our general account assets. Future obligations are based on our estimate of future investment earnings, mortality, surrenders and applicable policyholder dividends. Actual obligations in any single year, or ultimate total obligations, may vary materially from these estimates as actual experience emerges. As described in Note 2 to our financial statements in this filing, policy liabilities and accruals are recorded on the balance sheet in amounts adequate to meet the estimated future obligations of the policies in force. The policyholder obligations reflected in the table above exceed the policy liabilities, policyholder deposit fund liabilities and separate account liabilities reported on our December 31, 2006 balance sheet because the above amounts do not reflect future investment earnings and future premiums and deposits on those policies. Separate account obligations will be funded by the cash flows from separate account assets, while the remaining obligations will be funded by cash flows from investment earnings on general account assets and premiums and deposits on contracts in force.

OFF-BALANCE SHEET ARRANGEMENTS

     As of September 30, 2007 and December 31, 2006, we did not have any significant off-balance sheet arrangements as defined by Item 303(a)(4)(ii) of SEC Regulation S-K.


REINSURANCE
     We maintain life reinsurance programs designed to protect against large or unusual losses in our life insurance business. Based on our review of their financial statements, reputations in the reinsurance marketplace and other relevant information, we believe that we have no material exposure to uncollectible life reinsurance.


SUPPLEMENTARY FINANCIAL INFORMATION

SELECTED UNAUDITED QUARTERLY FINANCIAL DATA:                                                       QUARTER ENDED
($ in thousands)                                                                 --------------------------------------------------
                                                                                      MAR 31,          JUNE 30,         SEPT 30,
                                                                                  ---------------  ---------------  ---------------
INCOME STATEMENT DATA                                                                                  2007
                                                                                 --------------------------------------------------
REVENUES
Premiums.....................................................................      $       3,179    $       2,882    $       4,199
Insurance and investment product fees........................................             54,301           59,562           65,510
Investment income, net of expenses...........................................             27,894           27,192           27,609
Net realized investment losses...............................................               (170)             359           (1,987)
                                                                                  ---------------  ---------------  ---------------
TOTAL REVENUES...............................................................             85,204           89,995           97,331
                                                                                  ---------------  ---------------  ---------------
BENEFITS AND EXPENSES
Policy benefits..............................................................             35,676           32,555           39,107
Policy acquisition cost amortization.........................................             25,263           28,243           29,251
Other operating expenses.....................................................             17,086           20,423           20,641
                                                                                  ---------------  ---------------  ---------------
TOTAL BENEFITS AND EXPENSES..................................................             78,025           81,221           88,999
                                                                                  ---------------  ---------------  ---------------
Income before income taxes...................................................              7,179            8,774            8,332
Applicable income taxes (benefits)...........................................             (2,340)          (2,829)            (524)
                                                                                  ---------------  ---------------  ---------------
NET INCOME (LOSS)............................................................      $       4,839    $       5,945    $       7,808
                                                                                  ===============  ===============  ===============
COMPREHENSIVE INCOME
NET INCOME (LOSS)............................................................      $       4,839    $       5,945    $       7,808
Net unrealized gains (losses)................................................                935           (5,206)          (2,411)
                                                                                  ---------------  ---------------  ---------------
COMPREHENSIVE INCOME (LOSS)..................................................      $      (5,774)   $        (739)   $       5,397
                                                                                  ===============  ===============  ===============

ADDITIONAL PAID-IN CAPITAL
Capital contribution from parent.............................................      $          --    $      25,000           24,984

RETAINED EARNINGS
Net income (loss)............................................................              4,839            5,945            7,808
Net adjustment for initial application of FIN 48.............................            (1,000)              --

OTHER COMPREHENSIVE INCOME
Other comprehensive income (loss)............................................                935           (5,206)          (2,411)
                                                                                  ---------------  ---------------  ---------------

CHANGE IN STOCKHOLDER'S EQUITY...............................................              4,774           25,739           30,381
Stockholder's equity, beginning of period....................................            550,260          555,034          580,773
                                                                                  ---------------  ---------------  ---------------
STOCKHOLDER'S EQUITY, END OF PERIOD..........................................      $     555,034    $     580,773    $     611,154
                                                                                  ===============  ===============  ===============

SELECTED UNAUDITED QUARTERLY FINANCIAL DATA:                                             QUARTER ENDED

                                                                -----------------------------------------------------------------
($ in thousands)                                                   MAR 31,         JUNE 30,         SEPT 30,         DEC 31,
                                                                --------------- ---------------  ---------------  ---------------
INCOME STATEMENT DATA                                                                         2006
                                                                -----------------------------------------------------------------
REVENUES
Premiums........................................................ $       2,475   $       3,219    $       2,975    $       4,906
Insurance and investment product fees...........................        41,995          41,841           46,015           50,647
Investment income, net of expenses..............................        35,060          33,906           30,404           29,955
Net realized investment losses..................................        (4,083)            (64)            (169)           1,856
                                                                --------------- ---------------  ---------------  ---------------
TOTAL REVENUES..................................................        75,447          78,902           79,225           87,364
                                                                --------------- ---------------  ---------------  ---------------
BENEFITS AND EXPENSES
Policy benefits.................................................        43,848          36,640           28,548           42,249
Policy acquisition cost amortization............................        13,057          20,767           27,480           29,864
Other operating expenses........................................        19,512          16,263           14,781           14,832
                                                                --------------- ---------------  ---------------  ---------------
TOTAL BENEFITS AND EXPENSES.....................................        76,417          73,670           70,809           86,945
                                                                --------------- ---------------  ---------------  ---------------
Income before income taxes......................................          (970)          5,232            8,416              419
Applicable income taxes (benefits)..............................          (228)          1,329            1,027              888
                                                                                ---------------  ---------------  ---------------
                                                                ---------------
NET INCOME (LOSS)............................................... $        (742)  $       3,903    $       7,389    $        (469)
                                                                =============== ===============  ===============  ===============
COMPREHENSIVE INCOME
NET INCOME (LOSS)............................................... $        (742)  $       3,903    $       7,389    $        (469)
Net unrealized gains (losses)...................................        (4,399)         (4,877)           6,666              526
                                                                --------------- ---------------  ---------------  ---------------
COMPREHENSIVE INCOME (LOSS)..................................... $      (5,141)  $        (974)   $      14,055    $          57
                                                                =============== ===============  ===============  ===============
ADDITIONAL PAID-IN CAPITAL
Capital contribution from parent................................ $          --   $          --    $          --               --

RETAINED EARNINGS
Net income (loss)...............................................          (742)          3,903            7,389             (469)

OTHER COMPREHENSIVE INCOME
Other comprehensive income (loss)...............................        (4,399)         (4,877)           6,666              526
                                                                --------------- ---------------  ---------------  ---------------

CHANGE IN STOCKHOLDER'S EQUITY..................................        (5,141)           (974)          14,055               57
Stockholder's equity, beginning of period.......................       542,263         537,122          536,148          550,203
                                                                --------------- ---------------  ---------------  ---------------
STOCKHOLDER'S EQUITY, END OF PERIOD............................. $     537,122   $     536,148    $     550,203    $     550,260
                                                                =============== ===============  ===============  ===============

SELECTED UNAUDITED QUARTERLY FINANCIAL DATA:                                             QUARTER ENDED
                                                                -----------------------------------------------------------------
($ in thousands)                                                   MAR 31,         JUNE 30,         SEPT 30,         DEC 31,
                                                                --------------- ---------------  ---------------  ---------------
INCOME STATEMENT DATA                                                                         2005
                                                                -----------------------------------------------------------------
REVENUES
Premiums........................................................ $       1,352   $       1,539    $       1,595    $       5,035
Insurance and investment product fees...........................        23,625          25,542           26,496           33,607
Investment income, net of expenses..............................        37,788          38,133           38,323           40,130

Net realized investment losses..................................          (590)         (1,680)          (3,062)          (5,237)
                                                                --------------- ---------------  ---------------  ---------------
TOTAL REVENUES..................................................        62,175          63,534           63,352           73,535
                                                                --------------- ---------------  ---------------  ---------------
BENEFITS AND EXPENSES
Policy benefits.................................................        32,957          32,486           32,439           32,397
Policy acquisition cost amortization............................        14,822          36,494           14,105           14,981
Other operating expenses........................................         7,344           9,374            6,376           27,399
                                                                --------------- ---------------  ---------------  ---------------
TOTAL BENEFITS AND EXPENSES.....................................        55,123          78,354           52,920           74,777
                                                                --------------- ---------------  ---------------  ---------------
Income before income taxes......................................         7,052         (14,820)          10,432           (1,242)
Applicable income taxes (benefits)..............................         2,376          (5,279)           1,149           (1,047)
                                                                --------------- ---------------  ---------------  ---------------
NET INCOME (LOSS)............................................... $       4,676   $      (9,541)   $       9,283    $        (195)
                                                                =============== ===============  ===============  ===============
COMPREHENSIVE INCOME
NET INCOME (LOSS)............................................... $       4,676   $      (9,541)   $       9,283    $        (195)
Net unrealized gains (losses)...................................        (7,227)          3,719           (4,268)          (2,545)
                                                                --------------- ---------------  ---------------  ---------------
COMPREHENSIVE INCOME (LOSS)..................................... $      (2,551)  $      (5,822)   $       5,015    $      (2,740)
                                                                =============== ===============  ===============  ===============
ADDITIONAL PAID-IN CAPITAL
Capital contribution from parent................................ $          --   $          --    $          --    $          --

RETAINED EARNINGS
Net income (loss)...............................................         4,676          (9,541)           9,283             (195)

OTHER COMPREHENSIVE INCOME
Other comprehensive income (loss)...............................        (7,227)          3,719           (4,268)          (2,545)
                                                                --------------- ---------------  ---------------  ---------------
CHANGE IN STOCKHOLDER'S EQUITY..................................        (2,551)         (5,822)           5,015           (2,740)
Stockholder's equity, beginning of period.......................       548,361         545,810          539,988          545,003
                                                                --------------- ---------------  ---------------  ---------------
STOCKHOLDER'S EQUITY, END OF PERIOD............................. $     545,810   $     539,988    $     545,003    $     542,263
                                                                =============== ===============  ===============  ===============


DIRECTORS AND OFFICERS OF PHL VARIABLE

NAME                             AGE***       LENGTH OF TIME SERVED         POSITION
-------------------------------- ------------ ----------------------------- --------------------------------------------------------
John H. Beers *                  52           Officer since 09/02/1997      Vice President and Secretary

John R. Flores *                 50           Officer since 11/09/2005      Vice President and Chief Compliance Officer
-------------------------------- ------------ ----------------------------- --------------------------------------------------------
Daniel J. Moskey                 43           Officer since 09/20/2005      Vice President and Treasurer

Gina C. O'Connell                44           Office since 05/02/2003       Senior Vice President
-------------------------------- ------------ ----------------------------- --------------------------------------------------------
Philip K. Polkinghorn            49           Director since 08/16/2004     Director and President
                                              Officer since 08/16/2004

Zafar Rashid *                   57           Officer since 08/16/2005      Senior Vice President
-------------------------------- ------------ ----------------------------- --------------------------------------------------------
Tracy L. Rich *                  55           Officer since 03/17/2003      Executive Vice President and Assistant Secretary

James D. Wehr **                 49           Director since 08/16/2004     Director, Executive Vice President and Chief
                                              Officer since 01/01/2004         Investment Officer
-------------------------------- ------------ ----------------------------- --------------------------------------------------------

Christopher M. Wilkos **         49           Officer since 09/02/1997      Senior Vice President and Corporate Portfolio Manager

David R. Pellerin                50           Officer since 11/23/07        Senior Vice President and Chief Accounting Officer
                                              Director since 11/23/07
-------------------------------- ------------ ----------------------------- --------------------------------------------------------
Lisa-Lynn Bassi                  52           Officer since 10/8/07         Senior Vice President

NAME                             AGE***       LENGTH OF TIME SERVED         POSITION
-------------------------------- ------------ ----------------------------- --------------------------------------------------------
Peter A. Hofmann                 51           Officer since 11/23/07        Senior Vice President and Chief Financial Officer
                                              Director since 11/23/07


* The business address of this individual is One American Row, Hartford, CT 06103-2899
** The business address of this individual is 56 Prospect Street, Hartford, CT 06103-2836
***  Ages are as of April 1, 2007

EXECUTIVE COMPENSATION AND MANAGEMENT OWNERSHIP OF PNX SHARES

     The executive officers of PHL Variable, an indirect subsidiary of PNX, receive no direct compensation from PHL Variable and do not own any PHL Variable shares since the stock is wholly owned by a PNX affiliate. Executive officers of PHL Variable also serve as officers of PNX and own shares of PNX. Portions of the definitive proxy statement filed by PNX pursuant to Regulation 14A on March 16, 2007 (File No. 001-16517) with respect to Philip K. Polkinghorn, Michael E. Haylon, and Tracy Rich are incorporated by reference into this section of the prospectus.

------------------------------------------------------------------------------------------------------------------------------------
                                     Annual Compensation
-----------------------------------------------------------------------------------------------     Restricted
Name and Principal                               Salary          Bonus         Other Annual            Stock            Total
Position                          Year             ($)            ($)          Compensation           Award($)       Compensation
------------------------------------------------------------------------------------------------------------------------------------
Philip Polkinghorn, Director and President (1)
------------------------------------------------------------------------------------------------------------------------------------
Tracy Rich, Executive Vice President(1)
------------------------------------------------------------------------------------------------------------------------------------
Zafar Rashid, Senior Vice President(5)
------------------------------------------------------------------------------------------------------------------------------------
                                  2006          $194,208        $73,702              -                  -              $267,910
------------------------------------------------------------------------------------------------------------------------------------
                                  2005           $73,580        $95,152              -                  -              $169,732
------------------------------------------------------------------------------------------------------------------------------------
                                  2004(2)           -              -                 -                  -                 -
------------------------------------------------------------------------------------------------------------------------------------

Michael E. Haylon, Director, Vice President and Secretary(1), (4)

------------------------------------------------------------------------------------------------------------------------------------
John H. Beers, Senior Vice President(3,5)
------------------------------------------------------------------------------------------------------------------------------------
Robert Primmer, Senior Vice President(4,5)
------------------------------------------------------------------------------------------------------------------------------------
                                  2006(2)           -              -                 -                  -                 -
------------------------------------------------------------------------------------------------------------------------------------
                                  2005(2)           -              -                 -                  -                 -
------------------------------------------------------------------------------------------------------------------------------------
                                  2004          $129,037       $144,919              -               $6,775            $280,731
------------------------------------------------------------------------------------------------------------------------------------
Michael Gilotti, Senior Vice President(4,5)
------------------------------------------------------------------------------------------------------------------------------------
                                  2006(2)           -              -                 -                  -                 -
------------------------------------------------------------------------------------------------------------------------------------
                                  2005(2)           -              -                 -                  -                 -
------------------------------------------------------------------------------------------------------------------------------------
                                  2004          $182,887       $248,488              -                  -              $431,375
------------------------------------------------------------------------------------------------------------------------------------

(1) Portions of the definitive proxy statement filed by PNX pursuant to Regulation 14A on March 16, 2007 (File No. 001-16517) with respect to Philip K. Polkinghorn, Michael E. Haylon, and Tracy Rich are incorporated by reference into this section of the prospectus.

(2)  Did not serve as an executive officer that year.

(3)  Either no allocation was made, or the allocation was under $100,000.

(4)  Mr. Primmer, Mr. Gilotti, and Mr. Haylon are no longer employed at PNX.


(5) The allocations of executive compensation are only estimates to PHL Variable from its parent, Phoenix.

                          THE PHOENIX COMPANIES, INC. -
                  LEGAL PROCEEDINGS ABOUT COMPANY SUBSIDIARIES
================================================================================

     We are regularly involved in litigation and arbitration, both as a defendant and as a plaintiff. The litigation and arbitration naming us as a defendant ordinarily involves our activities as an insurer, investor, investment advisor or taxpayer. It is not feasible to predict or determine the ultimate outcome of all legal or arbitration proceedings or to provide reasonable ranges of potential losses. We believe that the outcomes of our litigation and arbitration matters are not likely, either individually or in the aggregate, to have a material adverse effect on our financial condition. However, given the large or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation and arbitration, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on our results of operations or cash flows in particular quarterly or annual periods.

     State regulatory bodies, the Securities and Exchange Commission, or SEC, the National Association of Securities Dealers, Inc., or NASD, and other regulatory bodies regularly make inquiries of us and, from time to time, conduct examinations or investigations concerning our compliance with, among other things, insurance laws and securities laws. We endeavor to respond to such inquiries in an appropriate way and to take corrective action if warranted.


     For example, during 2003 and 2004, the SEC conducted examinations of certain variable products and certain affiliated investment advisers and mutual funds. In 2004, the NASD also commenced examinations of two affiliated broker-dealers; the examinations were closed in April 2005 and November 2004, respectively.

     In February 2005, the NASD notified The Phoenix Companies, Inc. ("PNX") that it was asserting violations of trade reporting rules by a subsidiary. PNX responded to the NASD allegations in May 2005. Thereafter, in January 2007, the NASD notified PNX that the matter is being referred for potential violations and possible action. On May 3, 2007, the NASD accepted a letter of acceptance, waiver and consent submitted by the PXP subsidiary to resolve this matter. Without admitting or denying the NASD's findings, in accordance with the terms of the letter the PXP subsidiary agreed to a censure, to pay a fine of $8 thousand and to revise its supervisory procedures.

     In addition, federal and state regulatory authorities from time to time make inquiries and conduct examinations regarding compliance by the Company and its subsidiaries with securities and other laws and regulations affecting their registered products. We endeavor to respond to such inquiries in an appropriate way and to take corrective action if warranted. There has been a significant increase in federal and state regulatory activity relating to financial services companies, with a number of recent regulatory inquiries focusing on late-trading, market timing and valuation issues. Our products entitle us to impose restrictions on transfers between separate account sub-accounts associated with our variable products.

    In 2004 and 2005, the Boston District Office of the SEC conducted a compliance examination of certain of PNX's affiliates that are registered under the Investment Company Act of 1940 or the Investment Advisers Act of 1940. Following the examination, the staff of the Boston District Office issued a deficiency letter primarily focused on perceived weaknesses in procedures for monitoring trading to prevent market timing activity. The staff requested PNX to conduct an analysis as to whether shareholders, policyholders and contract holders who invested in the funds that may have been affected by undetected market timing activity had suffered harm and to advise the staff whether PNX believes reimbursement is necessary or appropriate under the circumstances. A third party was retained to assist PNX in preparing the analysis. Based on this analysis, PNX advised the SEC that it does not believe that reimbursement is appropriate.


     Over the past several years, a number of companies have announced settlements of enforcement actions with various regulatory agencies, primarily the SEC and the New York Attorney General's Office. While no such action has been initiated against us, it is possible that one or more regulatory agencies may pursue this type of action against us in the future.


     Financial services companies have also been the subject of broad industry inquiries by state regulators and attorneys general which do not appear to be company-specific. In this regard, in 2004, PNX received a subpoena from the Connecticut Attorney General's office requesting information regarding certain distribution practices since 1998. Over 40 companies received such a subpoena. PNX cooperated fully and has had no further inquiry since filing its response.

     In May 2005, PNX received a subpoena from the Connecticut Attorney General's office and an inquiry from the Connecticut Insurance Department requesting information regarding finite reinsurance. The Phoenix Companies cooperated fully and have had no further inquiry since responding.


     These types of regulatory actions may be difficult to assess or quantify, may seek recovery of indeterminate amounts, including punitive and treble damages, and the nature and magnitude of their outcomes may remain unknown for substantial periods of time. While it is not feasible to predict or determine the ultimate outcome of all pending inquiries, investigations, legal proceedings and other regulatory actions, or to provide reasonable ranges of potential losses, we believe that their outcomes are not likely, either individually or in the aggregate, to have a material adverse effect on our consolidated financial condition. However, given the large or indeterminate amounts sought in certain of these actions and the inherent unpredictability of regulatory matters, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on our results of operation or cash flows in particular quarterly or annual periods.

                                   DISTRIBUTOR
================================================================================


     We have entered into a distribution agreement with our affiliate, Phoenix Equity Planning Corporation ("PEPCO") for the distribution of the GRIS certificates, and in certain cases, we, have entered into a selling agreement with the LCM affiliated broker-dealer for the sale of the certificates. We do not pay cash compensation to PEPCO for sales of the GRIS certificates. We do cover certain expenses related to its operating and other expenses, including the following sales expenses: compensation and bonuses for the PEPCO's management team, advertising expenses, and other expenses of distributing the certificates. PEPCO's management team also may be eligible for non-cash compensation items that we may provide jointly with PEPCO. Non-cash compensation items include conferences, seminars and the cost of attending (including travel, lodging and meals), entertainment, merchandise and other similar items.


     PEPCO's principal business address is One American Row, Hartford, CT 06115 and is registered with the National Association of Securities Dealers. PEPCO is an indirect subsidiary of The Phoenix Companies, Inc.

                                  SELLING FIRM
================================================================================


     As noted above, PEPCO, and in certain cases, we, have entered into a selling agreement with the LCM affiliated broker-dealer for the sale of the GRIS certificates. The selling firm does not receive commissions, but may receive some form of non-cash compensation, including conferences, seminars, and the cost of attending (including travel, lodging, and means), entertainment, merchandise, and other similar items. We intend to recoup sales expenses through GRIS fees or from our general account.


     Ask your registered representative for further information about what payments your registered representative and the selling firm for which he or she works may receive in connection with your purchase of a GRIS.

                                  LEGAL MATTERS
================================================================================

     Kathleen A. McGah, Vice President and Counsel, PHL Variable Life Insurance Company, has provided opinions regarding the status of GRIS under the federal securities laws and state insurance and securities laws. Laurie Lewis, Counsel, has provided opinions regarding the federal tax status of GRIS.


                                     EXPERTS
================================================================================


    The financial statements of PHL Variable Insurance Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.


                                ANNUAL STATEMENTS
================================================================================


    At least once a year prior to the maturity date, we will send you a statement containing information about your GRIS. For more information, please contact your LCM affiliated representative or call 1-800-208-0197.

                                   APPENDIX A

                     PHL VARIABLE INSURANCE COMPANY RATINGS
================================================================================


--------------------------------------------------------------------------------
                                     Rating
                               Financial Strength               Interpretation
--------------------------------------------------------------------------------
A.M. Best                             A(1)                        "Excellent"
--------------------------------------------------------------------------------
S&P                                   A+(2)                        "Strong"
--------------------------------------------------------------------------------
Moody's                               A3(3)                         "Good"
--------------------------------------------------------------------------------
Fitch                                 A+(4)                        "Strong"
--------------------------------------------------------------------------------

(1) The Best's Financial Strength Rating scale is comprised of 16 individual ratings grouped into 10 categories, consisting of three SECURE categories of "Superior," "Excellent" and "Good" and seven VULNERABLE categories of "Fair," "Marginal," "Weak," "Poor," "Under Regulatory Supervision," "In Liquidation" and "Rating Suspended." We are rated in the "Secure" category of "Excellent". There is one rating category above us and eight categories below us.

SECURE
------

A++ AND A+ (SUPERIOR)
Assigned to companies that have a superior ability to meet their ongoing obligations to policyholders.

A AND A- (EXCELLENT)
Assigned to companies that have an excellent ability to meet their ongoing obligations to policyholders.

B++ AND B+ (G00D)
Assigned to companies that have a good ability to meet their ongoing obligations to policyholders.

(2) A Standard & Poor's Insurer Financial Strength Rating is a current opinion of the financial security characteristics of an insurance organization with respect to its ability to pay under its insurance policies and contracts in accordance with their terms. We are rated "Strong". There are two ratings above us and seven ratings below us.

LONG-TERM INSURER FINANCIAL STRENGTH RATINGS
An insurer rated `BBB' or higher is regarded as having financial security characteristics that outweigh any vulnerabilities, and is highly likely to have the ability to meet financial commitments.

AAA
An insurer rated `AAA' has EXTREMELY STRONG financial security characteristics. `AAA' is the highest Insurer Financial Strength Rating assigned by Standard & Poor's.

AA
An insurer rated `AA' has VERY STRONG financial security characteristics, differing only slightly from those rated higher.

A
An insurer rated `A' has STRONG financial security characteristics, but is somewhat more likely to be affected by adverse business conditions than are insurers with higher ratings.

PLUS (+) OR MINUS (-)
These signs following ratings from `AA' to `CCC' show relative standing within the major rating categories.

(3) Moody's rating symbols for Insurance Financial Strength Ratings are identical to those used to indicate the credit quality of long-term obligations. These rating gradations provide investors with a system for measuring an insurance company's ability to meet its senior policyholder claims and obligations. We are rated Aaa as an insurance company with exceptional financial security. There are two rating categories above us and six rating categories below us.

Aaa
Insurance companies rated Aaa offer exceptional financial security. While the credit profile of these companies is likely to change, such changes as can be visualized are most unlikely to impair their fundamentally strong position.

Aa
Insurance companies rated Aa offer excellent financial security. Together with the Aaa group, they constitute what are generally known as high-grade companies. They are rated lower than Aaa companies because long-term risks appear somewhat larger.

A
Insurance companies rated A offer good financial security. However, elements may be present which suggest a susceptibility to impairment sometime in the future.

NOTE: Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. Numeric modifiers are used to refer to the ranking within a group with 1 being the highest and 3 being the lowest. However, the financial strength of companies within a generic rating symbol (Aa, or example) is broadly the same.

(4) The IFS Rating provides an assessment of the financial strength of an insurance organization. The IFS Rating is assigned to the insurance company's policyholder obligations, including assumed reinsurance obligations and contract holder obligations, such as guaranteed investment contracts. We are rated as "Strong". There are two rating categories above us and six rating categories below us.

AAA
Exceptionally strong. `AAA' IFS ratings denote the lowest expectation of ceased or interrupted payments. They are assigned only in the case of exceptionally strong capacity to meet policyholder and contract obligations on a timely basis. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA
Very strong. `AA' IFS ratings denote a very low expectation of ceased or interrupted payments. They indicate very strong capacity to meet policyholder and contract obligations on a timely basis. This capacity is not significantly vulnerable to foreseeable events.

A
Strong. `A' IFS ratings denote a low expectation of ceased or interrupted payments. They indicate strong capacity to meet policyholder and contract obligations on a timely basis. This capacity may, nonetheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

NOTES

"+" or "-" may be appended to a rating to indicate the relative position of a credit within the rating category. Such suffixes are not added to ratings in the "AAA" category or to ratings below the `CCC' category.

                                   APPENDIX B

                             LIFETIME PAYMENT OPTION
================================================================================

    At any time before your Account value reduces to $0, you may elect the Lifetime Payment Option. If you elect the Lifetime Payment Option, you must terminate your LIS Account, liquidate ALL of the investments in your Account, and apply the proceeds to purchase a separate, supplemental lifetime fixed immediate annuity contract from us. The payments under the supplemental contract will not be less than those calculated by multiplying the value of the proceeds by the rates guaranteed in your GRIS certificate. These payments are not the same as payments that might commence after your Account value reduces to $0 had you not elected the Lifetime Payment Option. If you elect the Lifetime Payment Option, your GRIS will terminate. The annuity payment rate used to calculate the payment amount will not be less than the rate based on the 2000 Individual Annuity Mortality Table with a 10 year age set back and an interest rate of 2.5%. The 10 year age set back reflects the improved mortality for insureds. Your payments would be higher under the 2000 Individual Annuity Mortality Table if there were no 10 year age set back. You should consult with your LCM affiliated representative before you decide to select this Lifetime Payment Option. It may be more appropriate to maintain your Account and not terminate the GRIS. If you elect the Lifetime Payment Option, your Account will be closed and your investment advisory agreement with LCM will terminate.


MISSTATEMENTS

    If you misstate your sex or age for the Lifetime Payment Option, we will reduce the level of payments and/or suspend the payments until the overpayment is repaid to us because of the misstatement of age or sex. For example, if you are male and misrepresent that you are female, and also misrepresent that you are younger than you actually are, your level of payments should have been lower than your actual payments based on the 2000 Individual Annuity Mortality Table. In this case, we may either readjust your level of payments and/or suspend the payments until the overpayment is repaid to us.

TAXATION OF THE LIFETIME PAYMENT OPTION


     NON-QUALIFIED GRIS

     o LIQUIDATION OF ACCOUNT INVESTMENTS TO PURCHASE THE LIFETIME PAYMENT OPTION. The liquidation of your Account investments to purchase a supplemental lifetime fixed immediate annuity contract from us under the Lifetime Payment Option will be a taxable event, and you will not be able to apply the proceeds therefrom to purchase the Lifetime Payment Option provided under a Non-Qualified GRIS on a tax-free basis.

     o TAXATION OF DISTRIBUTIONS FROM THE LIFETIME PAYMENT OPTION. If you exercise your right to liquidate your Account and to apply the proceeds to purchase a supplemental lifetime fixed immediate annuity contract from us under the Lifetime Payment Option, we believe that such annuity contract will be treated as an annuity contract for tax purposes and distributions therefrom will be taxed as annuity distributions. Thus, distributions from the annuity contract will be taxed as ordinary income to the extent that the value is more than your investment in the contract (discussed further below). Any amounts you receive if you pledge or assign your annuity as security for a loan will also be treated as distributions and taxed as distributions. Annuity payments should generally be treated in part as taxable ordinary income and in part as non-taxable recovery of your investment in the contract. After you recover all of your investment in the contract, annuity payments will be taxable in full as ordinary income. Distributions from an annuity contract are generally subject to withholding for the recipient's U.S. Federal income tax liability. Recipients who are U.S. citizens can generally elect, however, not to have tax withheld from distributions.

         If you exercise your right to liquidate your Account and apply all of the proceeds to the Lifetime Payment Option, your investment in the contract should be equal to the Account value applied to the Lifetime Payment Option plus, while not free from doubt, the aggregate GRIS Fees you previously paid under your Non-Qualified GRIS. With respect to the inclusion of the aggregate GRIS Fees you previously paid under your Non-Qualified GRIS in your investment in the contract for the Lifetime Payment Option, it is possible that the IRS may take the position that the aggregate GRIS Fees you previously paid under your Non-Qualified GRIS do not constitute part of your investment in the contract when you have elected the Lifetime Payment Option, on the theory that such charges do not constitute amounts paid for the Lifetime Payment Option.

         While for tax reporting purposes we currently intend to include any aggregate GRIS Fees you previously paid for your Non-Qualified GRIS in the investment in the contract should you elect the Lifetime Payment Option, you should consult a tax advisor on this matter as it is not free from doubt.

QUALIFIED GRIS

     o LIQUIDATION OF ACCOUNT INVESTMENTS TO PURCHASE THE LIFETIME PAYMENT OPTION. The liquidation of your Account within your IRA Account to purchase a supplemental lifetime fixed immediate annuity contract from us under the Lifetime Payment Option will not be a taxable event.

     o TAXATION OF DISTRIBUTIONS FROM THE LIFETIME PAYMENT OPTION. Distributions paid to you from your IRA Account, including distributions pursuant to the Lifetime Payment Option, will be taxable under the rules applicable to your IRA Account. You should consult a tax advisor for further information.


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


                                     PART II

                    INFORMATION NOT REQUIRED IN A PROSPECTUS

  ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            Securities and Exchange Commission Registration Fee    $1,712

            Estimated Printing and Filing Costs                    $40,000

            Estimated Accounting Fees                              $4,000

  ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 33-779 of the Connecticut General Statutes states that:
            "a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by sections 33-770 to 33-778, inclusive."

               Article VI. Section 6.01. of the Bylaws of the Registrant (as
            amended and restated effective May 16, 2002) provide that: "Each director, officer or employee of the company, and his heirs, executors or administrators, shall be indemnified or reimbursed by the company for all expenses necessarily incurred by him in connection with the defense or reasonable settlement of any action, suit or proceeding in which he is made a party by reason of his being or having been a director, officer or employee of the company, or of any other company in which he was serving as a director or officer at the request of the company, except in relation to matters as to which such director, officer or employee is finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such director, officer or employee. The foregoing right of indemnification or reimbursement shall not be exclusive of any other rights to which he may be entitled under any statute, bylaw, agreement, vote of shareholders or otherwise."

  ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

            Not applicable.

  ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


            1.    Underwriting Agreement. Filed herewith.


            2.    Not applicable.

            3.    (i)  Articles of Incorporation - Incorporated by reference to
                       Registrant's Filing on Form S-1(File No. 333-55240) filed via Edgar on February 8, 2001.

                  (ii) Bylaws of PHL Variable Insurance Company, effective May
                       16, 2002 is incorporated by reference to Registrants Filing S-1 (File No. 333-87218) filed via Edgar on May 1, 2004.


            4.    (a)  Form of Master Funding Agreement filed via EDGAR with
                       Registrant's Initial Registration Statement on Form S-1 (File No. 333-137802) on October 4, 2006. Form of Group Annuity Contract. Filed herewith.

                  (b) Form of Funding Agreement Certificate filed via EDGAR with Registrant's Initial Registration Statement on Form S-1 (File No. 333-137802) on October 4, 2006. Form of Group Annuity Certificate. Filed herewith.

            5.    Opinion regarding Legality. Filed herewith.


            6.    Not applicable.

            7.    Not applicable.


            8.    Opinion regarding Tax Matters. Filed herewith.


            9.    Not applicable.


            10.1  Strategic Alliance Agreement. Filed herewith.

            10.2  Sales and General Agency Agreement. Filed herewith.


            11.   Not applicable.

            12.   Not applicable.

            13.   Not applicable.

            14.   Not applicable.

            15.   Not applicable.

            16.   Not applicable.

            17.   Not applicable.

            18.   Not applicable.

            19.   No applicable.

            20.   Not applicable.

            21.   The Registrant has no subsidiaries.

            22.   Not Applicable.


            23.   (a) Consent of independent registered public accounting firm.
                      Filed herewith.

            23.   (b) Opinion and Consent of Counsel. Filed as Exhibits 5 and 8
                      herewith.

            24.   Powers of Attorney. Filed herewith.


            25.   Not applicable.

            26.   Not applicable.

  ITEM 17.  UNDERTAKINGS

            The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:

            (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                    i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                    ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                    iii. The portion of any other free writing prospectus
                         relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                    iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

            (5) Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 25th day of February, 2008.


                                       PHL VARIABLE INSURANCE COMPANY

                                       By: _____________________________________

                                            * Philip K. Polkinghorn
                                            President and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                          TITLE
       ---------                          -----



____________________________              Executive Vice President and Chief
*Peter A. Hofmann                         Financial Officer


____________________________              Senior Vice President and
*David R. Pellerin                        Chief Accounting Officer



____________________________              Director, Executive Vice President and
*James D. Wehr                            Chief Investment Officer



____________________________              Director, Senior Vice President and
*Christopher M. Wilkos                    Corporate Portfolio Manager



By:/s/ Kathleen A. McGah
   ---------------------
*Kathleen A. McGah, as Attorney-in-Fact pursuant to Powers of Attorney.


                                      S-1